UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

Cardiogenesis Corporation
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: Cardiogenesis Corporation common shares, no par value (“Common Shares”)

(2)	Aggregate number of securities to which transaction applies: 52,425,784 Common Shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $12,003,250.33. The filing fee was based upon (A) 26,265,318 shares of our common stock (including shares of unvested restricted stock) owned by persons other than CryoLife, Inc. or CL Falcon, Inc. and outstanding on May 4, 2011, multiplied by $0.457 per share, plus (B) 2,142,440 options to acquire common stock with an exercise price below $0.457 multiplied by $0.457 per share minus such exercise price (which amount equals $434,199.88) (the “Total Consideration”). The filing fee equals the product of 0.0001161 multiplied by the Total Consideration.

(4)	Proposed maximum aggregate value of transaction: $12,437,450.21

(5)	Total fee paid: $1,443.99

☐	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: $2,891.15

(2)	Form, Schedule or Registration proxy No: Schedule TO

(3)	Filing party: CryoLife, Inc. and CL Falcon, Inc.

(4)	Date Filed: April 5, 2011

CARDIOGENESIS CORPORATION
11 Musick
Irvine, CA 92618
(949) 420-1800

May 6, 2011

Dear Shareholders:

You are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) of Cardiogenesis Corporation, a California corporation (“Cardiogenesis,” “we,” “us” or “our”) to be held on Monday, May 16, 2011 at 8:30 a.m., Pacific Time, at Cardiogenesis’ principal offices, 11 Musick, Irvine, California 92618.

On March 28, 2011, we entered into an Agreement and Plan of Merger with CryoLife, Inc. (“CryoLife”) and CL Falcon, Inc. (“Merger Sub”), a wholly-owned subsidiary of CryoLife, which we subsequently amended and restated on April 14, 2011, (as amended and restated, the “Merger Agreement”). At the Special Meeting, we will ask you to approve and adopt the Merger Agreement. The Merger is the second and final step of the acquisition of Cardiogenesis by CryoLife. The first step was a tender offer by Merger Sub for 49.9% of the outstanding common shares of Cardiogenesis at a price of $0.457 per share, which was completed on May 2, 2011. The second, and final, step of CryoLife’s acquisition of us consists of the merger of Merger Sub with and into Cardiogenesis pursuant to the Merger Agreement (the “Merger”). As a result of the Merger, Cardiogenesis will become a wholly-owned subsidiary of CryoLife.

If the Merger is completed, you will be entitled to receive $0.457 in cash, without interest thereon and less any required withholding taxes, for each share of Cardiogenesis common stock you own.

Our board of directors unanimously approved the Merger Agreement and the Merger and related transactions and unanimously determined that the Merger is advisable and fair to, and in the best interests of Cardiogenesis shareholders. Our board of directors unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement.

The Merger cannot be completed unless shareholders holding at least a majority of the outstanding common shares on the record date approve and adopt the Merger Agreement. Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement.

If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to voter your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock “FOR” approval of the proposal to adopt the Merger Agreement will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the accompanying proxy statement in its entirety because it explains the proposed Merger, the documents related to the Merger and other related matters.

Whether or not you plan to attend the Special Meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of our common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

On behalf of our board of directors and management of Cardiogenesis, we thank you for your support.

Best Regards,

Paul McCormick
Executive Chairman

This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated May 5, 2011 and is first being mailed to shareholders on or about May 6, 2011.

CARDIOGENESIS CORPORATION
11 Musick
Irvine, CA 92618
(949) 420-1800

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held May 16, 2011

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the “Special Meeting”) of Cardiogenesis Corporation, a California corporation, will be held on Monday, May 16, 2011 at 8:30 a.m. Pacific Time at our principal executive offices, located at 11 Musick, Irvine, California, 92618 for the following purposes:

(1) To approve and adopt the Agreement and Plan of Merger, dated as of March 28, 2011, and as amended and restated on April 14, 2011 (as amended and restated, the “Merger Agreement”) by and among Cardiogenesis Corporation, a California corporation (“Cardiogenesis,” “we,” “us” or “our”), CryoLife, Inc., a Florida corporation (“CryoLife”), and CL Falcon, Inc., a Florida corporation and a wholly-owned subsidiary of CryoLife (“Merger Sub”).

(2) To consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to do so.

(3) To transact any other business as may properly come before the Special Meeting or any reconvened meeting after any adjournment or postponement of the Special Meeting.

For more information about the Merger and the other transactions contemplated by the Merger Agreement, please review the accompanying proxy statement and the Merger Agreement attached as Annex A.

Our board of directors has fixed the close of business of May 4, 2011 as the record date for the determination of shareholders entitled to notice of and to vote and this Special Meeting and at any adjournment or postponement thereof. For ten days prior to the Special Meeting, a complete list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder, for any purpose relating to the Special Meeting, during ordinary business hours at our principal offices located at 11 Musick, Irvine, California, 92618.

Please submit your proxy or voting instructions as soon as possible to make sure that your shares are represented and voted at the Special Meeting, whether or not you plan to attend the Special Meeting. Whether you attend the Special Meeting or not, you may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail with a later date or by appearing at the Special Meeting and voting in person. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Attendance at the Special Meeting without voting will not itself revoke a proxy. If your shares are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Cardiogenesis shareholders who do not vote in favor of approval and adoption of the Merger Agreement will have the right to seek appraisal and the fair value of their shares but only if they perfect their dissenters’ rights by complying with the required procedures under California law. See “Approval of the Merger Agreement — Dissenters’ Rights” beginning on page 42 of the accompanying proxy statement.

After careful consideration, our board of directors has unanimously determined that the Merger is advisable, fair to and in the best interests of the shareholders of Cardiogenesis, and approved the Merger Agreement, the Merger and other transaction contemplated by the Merger Agreement. Accordingly, Cardiogenesis’ board of directors recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement and “FOR” approval of the proposal to adjourn the Special Meeting, if necessary.

All shareholders are cordially invited to attend the Special Meeting.

YOUR VOTE IS VERY IMPORTANT TO US WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS ARE URGED TO VOTE THEIR SHARES PROMPTLY BY MAIL, INTERNET, OR TELEPHONE AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

By Order of Our Board of Directors,

Paul McCormick
Executive Chairman

Irvine, California
May 5, 2011

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Cardiogenesis common stock can be voted at the Special Meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Cardiogenesis common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of our common stock are voted in favor of the proposals at the Special Meeting.

If your shares of Cardiogenesis common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet, or signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of our common stock can be voted in favor of the proposals at the Special Meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

For additional questions about the Merger, assistance in submitting proxies or voting shares of Cardiogenesis common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact William R. Abbott, our Chief Financial Officer, at 11 Musick, Irvine, California, 92618, or via telephone at (949) 420-1800.

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CARDIOGENESIS CORPORATION
11 Musick
Irvine, CA 92618
(949) 420-1800

PROXY STATEMENT

This proxy statement contains information related to a Special Meeting of shareholders of Cardiogenesis Corporation, a California corporation, or Cardiogenesis, we, us or our, to be held on Monday, May 16, 2011, at 8:30 a.m., Pacific Time, at Cardiogenesis’ principal executive offices, 11 Musick, Irvine, CA 92618 and at any adjournments or postponements thereof. We are furnishing this proxy statement to shareholders of Cardiogenesis as part of the solicitation of proxies by Cardiogenesis’ board of directors for use at the Special Meeting. This proxy statement is dated May 5, 2011 and is first being mailed to shareholders on or about May 6, 2011.

SUMMARY TERM SHEET

This summary highlights selected information in this proxy statement and may not contain all the information about the Merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting.

Parties to the Merger

Cardiogenesis Corporation
11 Musick,
Irvine, CA 92618
(949) 420-1800

We are a California corporation and we develop and market surgical products for the treatment of refractory angina in patients with chronic cardiac ischemia caused by coronary artery disease, or CAD, which remains a leading cause of death for persons over the age of 65. Our products are used to create transmural laser channels into the myocardium, commonly referred to as transmyocardial revascularization, or TMR, which has proven effective in reducing symptoms in patients with refractory angina compared to optimal medical management. We are also currently developing proprietary catheter-based systems for the delivery of biologics, such as stem cells, as an adjunctive therapy. Our PHOENIX Combination Delivery Systemtm, for which we have received an Investigational Device Exemption, or IDE, is the first device developed for this purpose.

CryoLife, Inc.
1655 Roberts Boulevard, NW
Kennesaw, GA 30144

Incorporated in Florida in 1984, CryoLife, Inc., which we refer to as CryoLife, is a leader in the processing and distribution of implantable living human tissues for use in cardiac and vascular surgeries throughout the U.S. and Canada. CryoLife’s CryoValve ® SG pulmonary heart valve, processed using CryoLife’s proprietary SynerGraft ® technology, has FDA 510(k) clearance for the replacement of diseased, damaged, malformed, or malfunctioning native or prosthetic pulmonary valves. CryoLife’s CryoPatch® SG pulmonary cardiac patch has FDA 510(k) clearance for the repair or reconstruction of the right ventricular outflow tract (RVOT), which is a surgery commonly performed in children with congenital heart defects, such as Tetralogy of Fallot, Truncus Arteriosus, and Pulmonary Atresia. CryoPatch SG is distributed in three anatomic configurations: pulmonary hemi-artery, pulmonary trunk, and pulmonary branch. CryoLife’s BioGlue® Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels. BioGlue is also CE marked in the European Community and approved in Canada and Australia for use in soft tissue repair and was recently approved in Japan for use in the repair of aortic dissections. CryoLife’s BioFoamtm Surgical Matrix is CE marked in the European Community for use as an adjunct in the sealing of abdominal parenchymal tissues (liver and spleen) when cessation of bleeding by ligature or other conventional methods is ineffective or impractical. CryoLife also distributes PerClot®, an absorbable powder hemostat that has CE Mark designation allowing commercial distribution into the European Community. PerClot is also distributed in other countries outside of the European Community.

CL Falcon, Inc.
1655 Roberts Boulevard, NW
Kennesaw, GA 30144

CL Falcon, Inc., which we refer to as Merger Sub, is a Florida corporation and a wholly-owned subsidiary of CryoLife that was formed by CryoLife solely for the purpose of facilitating the acquisition of Cardiogenesis. To date, Merger Sub has not carried on any activities other than those related to its formation and completing the transaction contemplated by the Merger Agreement. Merger Sub currently owns 23,221,166 shares of our common stock, representing approximately 49.9% of our outstanding shares of common stock. Upon consummation of the proposed Merger, Merger Sub will merge with and into Cardiogenesis and will cease to exist with Cardiogenesis continuing as the surviving corporation and a wholly-owned subsidiary of CryoLife.

Overview of the Transaction
(page 14)

Cardiogenesis, CryoLife and Merger Sub entered into the Merger Agreement on March 28, 2011, and subsequently amended and restated the Merger Agreement on April 14, 2011. In the Merger Agreement, CryoLife agreed to acquire Cardiogenesis through a two-step process. The first step was a tender offer by Merger Sub for 49.9% of the outstanding shares of our common stock at a price of $0.457 per share, net to the seller in cash without interest thereon and less any applicable withholding tax, which was completed on May 2, 2011 and resulted in Merger Sub acquiring 49.9% of the outstanding shares of our common stock. The second step is a merger of Merger Sub with and into Cardiogenesis, with Cardiogenesis surviving as a wholly-owned subsidiary of CryoLife. The following will occur in connection with the Merger:

•	each outstanding common share issued and outstanding immediately prior to the effective time of the Merger (other than shares of our common stock held by us, CryoLife, or Merger Sub, or by any direct or indirect wholly-owned subsidiary of CryoLife, Merger Sub or Cardiogenesis or held by shareholders who are entitled to demand and properly demand and perfect appraisal of such shares of our common stock pursuant to, and who comply in all material respects with, Sections 1300-1313 of the California General Corporation Law (which shall be treated as described under “Dissenters’ Rights” beginning on page 41)) will by virtue of the Merger, and without action by the holder thereof, be canceled and converted into the right to receive $0.457 per common share;

•	all shares of our common stock so converted will, by virtue of the Merger, be canceled, and each holder of a certificate representing any shares of Cardiogenesis common stock will cease to have any rights with respect thereto, except the right to receive the $0.457 per share upon surrender of such certificate;

•	all shares of our common stock held in the treasury of Cardiogenesis or owned, directly or indirectly, by CryoLife, Merger Sub or any wholly-owned Subsidiary of Cardiogenesis immediately prior to the effective time shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefore; and

•	each outstanding common share of Merger Sub will be converted into one fully paid and non-assessable share of common stock, no par value, of the surviving corporation.

Following and as a result of the Merger:

•	Cardiogenesis shareholders (other than CryoLife and its affiliates) will no longer have any interest in, and no longer be shareholders of, Cardiogenesis, and will not participate in any future earnings or growth;

•	our shares of common stock will no longer be quoted on the OTCQB; and

•	the registration of shares of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated.

The Special Meeting
(page 11)

The Special Meeting will be held on Monday, May 16, 2011 at 8:30 a.m. Pacific Time at Cardiogenesis’ principal executive offices, 11 Musick, Irvine, California 92618. At the Special Meeting, you will be asked to, among other things, approve and adopt the Merger Agreement. Please see the section of this proxy statement captioned “Questions and Answers About the Special Meeting and the Merger” beginning on page 7 for additional information on the Special Meeting, including how to vote your shares of our common stock.

Shareholders Entitled to Vote
(page 11)

You may vote at the Special Meeting if you owned shares of our common stock at the close of business on May 4, 2011, the record date for the Special Meeting. On that date, there were 46,564,910 shares of our common stock outstanding and entitled to vote. Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote at the Special Meeting. Merger Sub owns 49.9% of the shares of our common stock as a result of the tender offer made pursuant to the Merger Agreement and will vote such shares in favor of approving and adopting the Merger Agreement.

Vote Required to Approve and Adopt the Merger Agreement
(page 12)

You may vote at the special meeting if you owned shares of our common stock at the close of business on May 4, 2011, the record date for the special meeting. On that date, there were 46,564,910 shares of our common stock outstanding and entitled to vote. You may cast one vote for each Cardiogenesis common share that you owned on that date. Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote at the special meeting. CryoLife, either directly or indirectly through Merger Sub, owns 49.9% of the shares of our common stock as a result of the tender offer made pursuant to the Merger Agreement and will vote such shares in favor of approving and adopting the Merger Agreement. These shares, together with shares held by the parties to the Support Agreement constitute a majority of the shares of Cardiogenesis common stock outstanding; as a result, we believe that approval of the Merger by Cardiogenesis shareholders is assured. See “Support Agreement” at page 60.

Payment for Common Shares
(page 50)

Computershare Inc. has been appointed as the Paying Agent to coordinate the payment of the Merger consideration to our shareholders. The Paying Agent will send written instructions for surrendering your Cardiogenesis common share certificates, if your shares of our common stock are certificated, and obtaining the Merger consideration after we have completed the Merger. Do not return your stock certificates with your proxy card and do not forward your stock certificates to the Paying Agent prior to receipt of the written instructions. If you hold uncertificated shares of our common stock (i.e., you hold your shares in book entry form), you will receive your cash consideration once you send in your letter of transmittal and any other documents requested in the Paying Agent’s instructions.

Our Share Price
(page 64)

The shares of our common stock are currently quoted on the OTCQB under the symbol “CGCP.PK.” On March 28, 2011, the trading day prior to announcement of the signing of the Merger Agreement, the last sale price per common share was $0.32. The $0.457 per share to be paid for each Cardiogenesis common share in the Merger represents a premium of approximately 43% to the closing price on March 28, 2011. On May 5, 2011, the last trading day before the mailing of this proxy statement, the closing price per share was $0.45.

Recommendation of Our Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement
(page 20)

On March 22, 2011, our board of directors (all of whom were unaffiliated with CryoLife at the time) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the tender offer and the Merger, are advisable and in the best interests of and are fair to Cardiogenesis and its shareholders and approved the Merger Agreement and the transactions contemplated thereby, including the tender offer and the Merger. Accordingly, our board of directors recommends that our shareholders vote “FOR” approval and adoption of the Merger Agreement.

In adopting the Merger Agreement and making the determination to recommend that the Merger Agreement be approved and adopted, Cardiogenesis’ board of directors consulted with Cardiogenesis’ management, as well as its financial and legal advisors, and considered a number of factors that the board members believed supported their decision. In particular, Cardiogenesis’ board of directors reviewed the possible alternatives to an acquisition by CryoLife and perceived risks of those alternatives, the range of potential benefits to shareholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and concluded that none of these alternatives were reasonably likely to present superior opportunities for Cardiogenesis to create greater value for shareholders, taking into account risks to the successful completion of a transaction as well as business, competitive, industry and market risks.

Background of the Merger
(pages 14 and 20)

For a description of the events leading to the adoption of the Merger Agreement by our board of directors, you should refer to “Approval of the Merger Agreement — Background of the Merger” and “Recommendation of Our Board of Directors; Reasons for Recommending the Approval of the Merger Agreement.”

Opinion of Our Financial Advisor
(page 24)

B. Riley & Co., LLC, or B. Riley, on March 22, 2011 as updated and confirmed in writing on March 28, 2011, rendered its oral opinion to our board of directors to the effect that, as of such dates, the $0.457 per share to be received by Cardiogenesis shareholders pursuant to the Merger Agreement was fair, from a financial point of view, to such shareholders.

The full text of the written opinion of B. Riley is attached to this proxy statement as Annex B. We encourage you to read this opinion carefully in its entirety for a complete description of the procedures followed, assumptions made, matters considered, qualifications and limitations on review undertaken and other matters considered by B. Riley in preparing its opinion. The opinion is directed to our board of directors and only addresses the fairness from a financial point of view of the per share consideration to be received by shareholders pursuant to the Merger and does not address any other aspect or implication of the transactions or any other agreement, arrangement or understanding entered into in connection with the Merger Agreement, including, without limitation, the support agreement, which we refer to as the “Support Agreement.”

B. Riley acted as a financial advisor to Cardiogenesis in connection with the tender offer and the Merger and will receive an estimated fee of approximately $192,000 from Cardiogenesis, of which approximately $146,000 is contingent upon the consummation of the tender offer and the Merger. B. Riley also received a fee of $100,000 for rendering its written opinion. The written opinion fee was not contingent upon the consummation of the tender offer and the Merger or the conclusions reached in B. Riley’s written opinion. Cardiogenesis has also agreed to indemnify B. Riley against certain liabilities and reimburse B. Riley for certain expenses in connection with its services. The written opinion has been approved by the Fairness Opinion Committee of B. Riley. In the ordinary course of its business, B. Riley and its affiliates may actively trade securities of Cardiogenesis and CryoLife for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. B. Riley may also, in the future, provide investment banking and financial advisory services to Cardiogenesis or CryoLife or entities that are affiliated with Cardiogenesis or CryoLife, for which B. Riley would expect to receive compensation.

Financing of the Tender Offer and the Merger
(page 33)

Consummation of the Merger and the other transactions contemplated by the Merger Agreement are not conditioned upon CryoLife or Merger Sub obtaining any financing. As of the date of this proxy statement, CryoLife has sufficient funds to complete the Merger.

Interests of Cardiogenesis Directors and Executive Officers in the Merger
(page 34)

Members of our board of directors and our executive officers may have interests in the transactions contemplated by the Merger Agreement that differ from, or are in addition to, those of our other shareholders. For example:

•	as of March 25, 2011, Cardiogenesis’ directors and executive officers owned in the aggregate 911,561 shares of our common stock (excluding shares of our common stock issuable upon the exercise of options to purchase shares of our common stock and unvested shares of restricted stock);

•	as of March 25, 2011, Cardiogenesis’ directors and executive officers held options to purchase 1,939,384 shares of our common stock in the aggregate, with exercise prices ranging from $0.13 to $2.57 per share. At the effective time of the Merger, each holder of an option will be entitled to receive an amount equal to the excess, if any, of $0.457, without interest, over the exercise price per share of such option, less any required withholding taxes. Cardiogenesis’ directors and executive officers will receive an aggregate of approximately $289,599 as a result of the option payments;

•	as of March 25, 2011, Cardiogenesis’ executive officers held 365,318 shares of restricted stock subject to vesting. Pursuant to the terms of the Merger agreement, each share of restricted stock held by Cardiogenesis’ executive officers vested in full immediately prior to the date of the successful completion of the tender offer, which we refer to as the Acceptance Date. Thereafter, immediately prior to the effective time of the Merger, such shares of our common stock will convert into the right to receive $0.457 per share;

•	if the Merger is consummated, our current officers may receive severance payments up to the following amounts: Mr. Lanigan, $241,875; Mr. McCormick, $37,272; and Mr. Abbott, $215,000, as described in the section “Summary of Aggregate Proceeds that May be Received by Cardiogenesis’ Directors and Executive Officers” beginning on page 41;

•	our current and former directors and officers will continue to be indemnified and will have the benefit of liability insurance until six years after the effective time of the Merger;

•	in connection with the execution of the Merger Agreement, our directors and executive officers entered into the Support Agreement, pursuant to which such directors and executive officers agreed to tender their 911,561 shares of our common stock and 365,318 shares of restricted stock, for a total of 1,276,879 shares, into the tender offer at the request of CryoLife and to vote such shares, if any remain, in favor of the Merger;

•	if the Merger is consummated, any shareholder derivative claims that are currently pending or that could be brought against the directors and officers of Cardiogenesis by current shareholders would likely be extinguished; and

•	CryoLife has agreed to a two-year employment agreement with Richard Lanigan. Certain of our other officers may receive employment agreements from CryoLife for employment, on an as-needed basis, after the consummation of the Merger.

Conditions to the Merger
(page 59)

We are working to complete the Merger as soon as possible. The Merger is subject to the satisfaction of several conditions, including the conditions described immediately below. As such, we cannot predict the exact time of the Merger’s completion.

The completion of the Merger depends on satisfaction of the conditions below:

•	the Merger Agreement must have been approved and adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of our common stock; and

•	no judgment, ruling, order, writ, injunction or decree issued by a court of competent jurisdiction or any statute, law, ordinance, rule or regulation or other legal restraint or prohibition of any governmental authority shall be in effect that would make the Merger illegal or otherwise prevent the consummation thereof provided that the party seeking to assert this condition shall have used those efforts required under the Merger Agreement to resist, lift or resolve such judgment, ruling, order, writ, injunction or decree, statute, law, ordinance, rule or regulation or other legal restraint or prohibition.

Where legally permissible, a party may waive a condition to its obligation to complete the Merger even though that condition has not been satisfied, although the shareholder approval condition cannot be waived. None of Cardiogenesis, CryoLife or Merger Sub, however, has any intention to waive any condition as of the date of this proxy statement.

Dissenters’ Rights
(pages 42 and C-1)

If the Merger is consummated, persons who are then shareholders will have certain rights under California law to dissent and demand appraisal of, and payment in cash of the fair value of, their shares of our common stock. Any shares of our common stock held by a person who demands appraisal of such shares and who complies with the applicable provisions of California law shall not be converted into the right to receive Merger consideration. Such dissenters’ rights, if the statutory procedures were complied with, will lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the Merger) required to be paid in cash to such dissenting shareholders for their shares of our common stock. The value so determined could be more or less than, or the same as, the purchase price per share pursuant to the tender offer or the consideration per share to be paid in the Merger.

You should read “Approval of the Merger Agreement — Dissenters’ Rights” beginning on page 42 for a more complete discussion of the dissenters’ rights in relation to the Merger as well as Annex C which contains a full text of the applicable California statutes.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	What matters will be voted on at the Special Meeting?

A:	You will be voting on the following:

•	To consider and vote on a proposal to approve and adopt the Merger Agreement. The Merger is the second and final step of the acquisition of Cardiogenesis by CryoLife. The first step was a tender offer by Merger Sub for 49.9% of the outstanding shares of our common stock at a price of $0.457 per share, net to the seller in cash without interest thereon and less any withholding taxes, which was completed on May 2, 2011 and resulted in Merger Sub acquiring 49.9% of our outstanding common stock.

•	To consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to do so.

Q:	As a shareholder, what will I receive in the Merger?

A:	You will be entitled to receive $0.457 in cash, without interest thereon and less any applicable withholding tax, for each Cardiogenesis common share that you own immediately prior to the effective time of the Merger as described in the Merger Agreement. For example, if you own 100 shares of Cardiogenesis common stock, you will receive $45.70 in cash in exchange for your shares of common stock, without interest and less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q:	When and where is the Special Meeting of our shareholders?

A:	The Special Meeting of shareholders will be held on Monday, May 16, 2011, at 8:30 a.m., Pacific Time, at Cardiogenesis’ principal executive offices, 11 Musick, Irvine, California 92618.

Q:	What vote of our shareholders is required to approve and adopt the Merger Agreement?

A:	For us to complete the Merger, shareholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date must vote “FOR” the proposal to approve and adopt the Merger Agreement. As a result of the tender offer, CryoLife beneficially owns a total of approximately 49.9% of the outstanding shares of our common stock as a result of the tender offer made pursuant to the Merger Agreement and will cause Merger Sub to vote all such shares in favor of approving and adopting the Merger Agreement. The shares held by CryoLife, together with the shares subject to the Support Agreement, represent a majority of our outstanding shares, so we believe that shareholder approval is assured.

Q:	Who can attend and vote at the Special Meeting?

A:	All shareholders of record as of the close of business on May 4, 2011, the record date for the Special Meeting, are entitled to receive notice of and to attend and vote at the Special Meeting, or any postponement or adjournment thereof. If you wish to attend the Special Meeting and your shares are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. “Street name” holders who wish to vote at the Special Meeting will need to obtain a proxy from the broker, dealer, commercial bank, trust company or other nominee that holds their shares of our common stock. Seating will be limited at the Special Meeting. Shareholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

Q:	When will the shareholders’ list be available for examination?

A:	A complete list of the shareholders of record as of the record date will be available for examination by shareholders of record beginning on May 6, 2011 at the Company’s headquarters and will continue to be available through and during the Special Meeting.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our shareholders vote “FOR” the proposal to approve and adopt the Merger Agreement.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the Merger consideration for my shares?

A:	Yes. Cardiogenesis shareholders who do not vote in favor of approval and adoption of the Merger Agreement will have the right to seek appraisal and the fair value of their shares if the Merger closes but only if they perfect their dissenters’ rights by complying with the required procedures under the California General Corporation Law, or CGCL. See “Approval of the Merger Agreement — Dissenters’ Rights” beginning on page 42 of the accompanying proxy statement. For the full text of Sections 1300-1313 of the CGCL, please see Annex C hereto.

Q:	How do I cast my vote if I am a holder of record?

A:	If you were a holder of record on May 4, 2011, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. Holders of record may also vote by telephone or the Internet by following the instructions on the proxy card.

If you properly transmit your proxy, but do not indicate how you want to vote, your proxy will be voted “FOR” the approval and adoption of the Merger Agreement.

Q:	How do I cast my vote if my Cardiogenesis shares are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee?

A:	If you hold your shares in “street name,” which means your shares of our common stock are held of record on May 4, 2011 by a broker, dealer, commercial bank, trust company or other nominee, you must provide the record holder of your shares of our common stock with instructions on how to vote your shares of our common stock in accordance with the voting directions provided by your broker, dealer, commercial bank, trust company or other nominee. If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares of our common stock will not be voted, which will have the same effect as voting “AGAINST” the approval and adoption of the Merger Agreement. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to approve and adopt the Merger Agreement?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, it will have the same effect as a vote “AGAINST” approval and adoption of the Merger Agreement.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the Special Meeting by properly delivering a later-dated proxy either by mail, the Internet, or telephone, or attending the Special Meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to Cardiogenesis’ corporate secretary prior to the vote at the Special Meeting. If your shares are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of our common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of our common stock. If you are a holder of record and your shares of our common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:	If I am a holder of certificated Cardiogenesis common shares, should I send in my share certificates now?

A:	No. Promptly after the Merger is completed, each holder of record as of the time of the Merger will be sent a letter of transmittal and written instructions for exchanging their share certificates for the Merger consideration. These instructions will tell you how and where to send in your certificates for your cash consideration. You will receive your cash payment after the Paying Agent receives your share certificates, your letter of transmittal and any other documents requested in the instructions. Please do not send certificates with your proxy. Holders of uncertificated shares of our common stock (i.e., holders whose shares are held in book entry) will receive their cash consideration after the paying agent receives their letter of transmittal and any other documents requested in the Paying Agent’s instructions.

Q:	When is the Merger expected to be completed?

A:	We are working to complete the Merger as quickly as possible. We cannot, however, predict the exact timing of the Merger. In order to complete the Merger, we must obtain shareholder approval and the other closing conditions under the Merger Agreement must be satisfied or waived.

Q:	Who can help answer my questions?

A:	If you have any questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact William R. Abbott, our Chief Financial Officer, at 11 Musick, Irvine, California, 92618, or via telephone at (949) 420-1800.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” that are not historical facts.

Cardiogenesis has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “potential,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “approximate” “outlook” or “continue” or the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this proxy statement include without limitation statements regarding the anticipated timing of filings and approvals relating to the Merger; statements regarding the expected timing of the completion of the Merger; statements regarding the ability to complete the Merger considering the various closing conditions; statements regarding expected tax treatment for the Merger; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the Merger; uncertainties as to how many of Cardiogenesis’ shareholders will vote their shares of our common stock in favor of the Merger; the risk that competing offers will be made; the possibility that various closing conditions for the transactions contemplated by the Merger Agreement may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of such transactions; the effects of disruption from the transactions contemplated by the Merger Agreement making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability or otherwise delay or prevent the Merger; other business effects, including the effects of industry, economic or political conditions outside of Cardiogenesis’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in Cardiogenesis’ filings with the SEC, including the “Risk Factors” sections of Cardiogenesis’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the Risk Factors set forth in the Offer to Purchase previously mailed to Cardiogenesis’ shareholders.

Copies of Cardiogenesis’ filings with the U.S. Securities and Exchange Commission, or the SEC, may be obtained at the “Investors” section of Cardiogenesis’ website at http://www.cardiogenesis.com under the caption “SEC Filings.” Cardiogenesis does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this proxy statement are qualified in their entirety by this cautionary statement.

THE CARDIOGNESIS SPECIAL MEETING

We are furnishing this proxy statement to Cardiogenesis shareholders as part of the solicitation of proxies by the Cardiogenesis board of directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on Monday, May 16, 2011, at 8:30 a.m., Pacific Time, at Cardiogenesis’ principal executive offices, 11 Musick, Irvine, California 92618. Seating will be limited to shareholders. Admission to the Special Meeting will be on a first-come, first-served basis.

Purpose of the Special Meeting

The Special Meeting is being held for the following purposes:

•	to approve and adopt the Merger Agreement (see “Approval of the Merger Agreement” beginning on page 14);

•	to consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate to do so; and

•	to transact any other business that is properly brought before the Special Meeting or any reconvened meeting after any adjournment or postponement of the Special Meeting.

Recommendation of Our Board of Directors

Cardiogenesis’ board of directors unanimously recommends that our shareholders vote “FOR” the approval and adoption of the Merger Agreement, and, if necessary, “FOR” an adjournment of the Special Meeting.

Record Date; Shareholders Entitled to Vote; Quorum

Only holders of record of shares of our common stock at the close of business on May 4, 2011, the record date, are entitled to notice of and to vote at the Special Meeting. On the record date, 46,564,910 shares of our common stock were issued and outstanding and held by 191 holders of record. Holders of record of shares of our common stock on the record date are entitled to one vote per common share at the Special Meeting on each proposal. For ten days prior to the Special Meeting, a complete list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder, for any purpose relating to the Special Meeting, during ordinary business hours at our principal offices located at 11 Musick, Irvine, California 92618.

A quorum is necessary to hold a valid Special Meeting. A quorum will be present at the Special Meeting if the holders of a majority of shares of our common stock outstanding and entitled to vote on the record date are present, in person or by proxy.

Voting Procedures

Voting by Proxy or in Person at the Special Meeting

Holders of record can ensure that their shares of our common stock are voted at the Special Meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method will not affect your right to attend the Special Meeting and to vote in person. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares of our common stock are held in “street name” by a broker, dealer, commercial bank, trust company or other nominee and you wish to vote at the Special Meeting, you must bring to the Special Meeting a proxy from the record holder of the shares of our common stock authorizing you to vote at the Special Meeting.

Electronic Voting

Our holders of record and many shareholders who hold their common shares through a broker, dealer, commercial bank, trust company or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by telephone or the Internet. Please note that there are separate arrangements for using the telephone depending on whether your common shares are registered in our records in your name or in the name of a broker, dealer, commercial bank, trust company or other nominee. Some brokers, dealers, commercial banks, trust companies or other nominees may also allow voting through the Internet. If you hold your common shares through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which options are available.

Abstentions

When an eligible voter attends the Special Meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. Abstention shares will have the same effect as votes AGAINST a proposal if the minimum vote required for approval of the proposal is a majority of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, and (ii) the broker lacks discretionary authority to vote the shares. Broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will have the same effect as a vote AGAINST a proposal the passage of which requires an affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such proposal. The inspector of elections appointed for the Special Meeting will determine whether a quorum is present, and will tabulate affirmative and negative votes, abstentions and broker non-votes.

Vote Required

Approval of the Merger Agreement

The approval and adoption of the Merger Agreement by our shareholders requires the affirmative vote of the holders of at least a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Special Meeting as of the record date, either in person or by proxy. Merger Sub already owns 49.9% of the shares of our common stock as a result of the tender offer made pursuant to the Merger Agreement and will vote such shares for the approval and adoption of the Merger Agreement. The shares held by CryoLife, together with the shares subject to the Support Agreement, represent a majority of our outstanding shares, so we believe that shareholder approval is assured. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal to adopt the Merger Agreement.

Approval of the Adjournment of the Special Meeting

If necessary, the approval of an adjournment to the Special Meeting requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding and entitled to vote at the Special Meeting as of the record date, either in person or by proxy. Merger Sub already owns 49.9% of the shares of our common stock as a result of the tender offer made pursuant to the Merger Agreement and will vote such shares for an approval of the adjournment of the Special Meeting. The shares held by CryoLife, together with the shares subject to the Support Agreement, represent a majority of our outstanding shares, so we believe that shareholder approval is assured. Abstentions will have the same effect as a vote AGAINST the proposal to approve any adjournment. Broker non-votes will not be relevant to the outcome.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the Special Meeting. A shareholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail, the Internet or telephone with a later date or by appearing at the Special Meeting and voting in person. A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. Attendance at the Special Meeting without voting will not itself revoke a proxy. If the shares of our common stock you own are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Solicitation of Proxies

Cardiogenesis’ directors, officers and employees may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. Cardiogenesis will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Cardiogenesis common stock that the brokers and fiduciaries hold of record. Upon request, Cardiogenesis will reimburse them for their reasonable out-of-pocket expenses. The expense of the solicitation of proxies will be borne by Cardiogenesis.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact William R. Abbott, our Chief Financial Officer, at (949) 420-1800 or at 11 Musick, Irvine, California, 92618.

APPROVAL OF THE MERGER AGREEMENT

The following is a description of the material aspects of the Merger. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement.

Overview of the Transaction

Cardiogenesis, CryoLife and Merger Sub entered into the Merger Agreement on March 28, 2011 and amended and restated the Merger Agreement on April 14, 2011. In the Merger Agreement, CryoLife agreed to acquire Cardiogenesis through a two-step process. The first step was a tender offer by Merger Sub for 49.9% of the outstanding shares of our common stock at a price of $0.457 per share, net to the seller in cash without interest thereon and less any applicable withholding tax, which was completed on May 2, 2011, resulting in Merger Sub acquiring 49.9% of our outstanding common stock. The second step is a Merger of Merger Sub with and into Cardiogenesis, with Cardiogenesis surviving as a wholly-owned subsidiary of CryoLife. The following will occur in connection with the Merger:

•	each outstanding common share issued and outstanding immediately prior to the effective time of the Merger (other than shares of our common stock held by us, CryoLife or Merger Sub, or by any direct or indirect wholly-owned subsidiary of CryoLife, Merger Sub or Cardiogenesis or held by shareholders who are entitled to demand and properly demand and perfect appraisal of such shares of our common stock pursuant to, and who comply in all material respects with, Sections 1300-1313 of the California General Corporation Law (which shall be treated as described under “Dissenters’ Rights” beginning on page 42)) will by virtue of the Merger, and without action by the holder thereof, be canceled and converted into the right to receive $0.457 per common share;

•	all shares of our common stock so converted will, by virtue of the Merger be canceled, and each holder of a certificate representing any shares of Cardiogenesis common stock shall cease to have any rights with respect thereto, except the right to receive the $0.457 per share upon surrender of such certificate;

•	all shares of our common stock held in the treasury of Cardiogenesis or owned, directly or indirectly, by CryoLife, Merger Sub or any wholly-owned subsidiary of Cardiogenesis immediately prior to the effective time of the Merger shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefore; and

•	each outstanding common share of Merger Sub will be converted into one fully paid and nonassessable share of common stock, no par value, of the surviving corporation.

Following and as a result of the Merger:

•	Cardiogenesis shareholders (other than CryoLife and its affiliates) will no longer have any interest in, and no longer be shareholders of, Cardiogenesis, and will not participate in any of our future earnings or growth;

•	our shares of common stock will no longer be quoted on the OTCQB; and

•	the registration of the shares of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated.

Management and Board of Directors of the Surviving Corporation

The directors and officers of Merger Sub immediately prior to the effective time will be the initial directors and officers of the surviving corporation.

Background of the Merger

The following chronology summarizes the key meetings, conversations and events that led to the signing of the Merger Agreement. This chronology covers only key events leading up to the Merger Agreement and does not purport to catalogue every communication between representatives of Cardiogenesis, CryoLife, Merger Sub and other parties.

As part of the ongoing evaluation of Cardiogenesis’ business, Cardiogenesis’ board and our senior management regularly review and assess opportunities to achieve long-term strategic goals and to maximize shareholder value, including potential opportunities for business combinations, acquisitions, dispositions, internal restructurings and other strategic alternatives. In July 2009, Cardiogenesis’ board discussed potential strategies capable of supporting Cardiogenesis’ future prospects while maximizing shareholder value. The strategies included (i) identifying privately-held companies with synergistic technologies with Cardiogenesis’ products with which a merger would provide a partial liquidity event for the shareholders of the private company while Cardiogenesis could acquire a pathway to regain a listing on a national exchange, (ii) a merger of equals with a candidate focused on regenerative medicine in which Cardiogenesis would represent the combined company’s cardiovascular application, (iii) a sale of Cardiogenesis, and (iv) a financing transaction to provide Cardiogenesis with adequate resources to fund its research and development initiatives, increase product sales and to regain a listing on a national exchange. Although our board of directors did not determine that Cardiogenesis was for sale at such time, our board authorized Paul McCormick, Cardiogenesis’ Executive Chairman, to proceed with contacting those potential candidates who met the criteria described above.

Based on his extensive industry experience, Mr. McCormick identified the companies that would possibly satisfy the criteria discussed with our board of directors. In addition, Mr. McCormick had several informal discussions with representatives of investment banks that had experience in the medical device industry regarding alternative strategies, including the possibility of raising equity or debt capital under current market conditions, and identities of companies that might be interested in a strategic transaction with Cardiogenesis. Cardiogenesis did not engage a financial advisor at that time. Between July 2009 and July 2010, Mr. McCormick participated in multiple discussions with 23 strategic and financial parties to ascertain their potential interest in a transaction with Cardiogenesis. This resulted in Cardiogenesis presenting a summary of its publicly available information to 14 parties and entering into non-disclosure agreements with three parties, including CryoLife, to further discuss a potential transaction.

On October 6, 2009, Cardiogenesis entered into the 2009 NDA and the management of CryoLife attended a meeting with Cardiogenesis’ senior management to gain better understanding of Cardiogenesis’ business. Attending for CryoLife were Steven G. Anderson, Chief Executive Officer, D. Ashley Lee, Chief Operating Officer and Chief Financial Officer, Gerald B. Seery, Senior Vice President of Sales and Marketing, Scott B. Capps, Vice President of Clinical Research, Timothy M. Neja, Vice President of Laboratory Operations and William F. Northrup III, MD, Vice President of Physician Relations and Education, and for Cardiogenesis were Messrs. McCormick and Lanigan.

On October 16, 2009, Mr. Lee called Mr. McCormick to provide feedback on the October 14, 2009 meeting. Mr. Lee indicated that while CryoLife had interest in a transaction with Cardiogenesis, it had other opportunities that were of a higher priority at that time to CryoLife.

Of the 23 strategic and financial parties approached between July 2009 and July 2010, one candidate other than CryoLife expressed preliminary interest in discussing a potential transaction with Cardiogenesis. Company A expressed an interest in exploring a potential merger transaction with Cardiogenesis. During the summer and fall of 2010, Mr. McCormick had several in-person meetings and engaged in intermittent discussions with, and provided requested information to, representatives of Company A.

On August 12, 2010, Mr. Lee contacted Mr. McCormick to express CryoLife’s renewed interest in evaluating a potential acquisition of Cardiogenesis, and requested additional information about Cardiogenesis’ business. On August 24, 2010, Cardiogenesis’ senior management met with representatives of Company A to discuss the scope and process of conducting due diligence. In addition, Cardiogenesis was presented with information about Company A’s current business and technology and the potential strategic advantages of a transaction between Cardiogenesis and Company A. Senior management of Company A provided Mr. McCormick with an outline of the process they believed would be required to complete a transaction with Cardiogenesis in a timely manner.

On September 13, 2010, at a regularly scheduled meeting of our board of directors, Mr. McCormick updated our board of directors on discussions with Company A. A representative of K&L Gates LLP, which we refer to as K&L Gates, Cardiogenesis’ outside counsel, counseled our board of directors on its fiduciary duties in connection with a potential strategic transaction and outlined the process our board of directors should implement to properly evaluate a potential offer, including the retention of a financial advisor. In order to be in a better position to properly evaluate a potential transaction, our board of directors instructed Cardiogenesis’ senior management to interview and retain an investment bank to act as Cardiogenesis’ financial advisor.

In mid-September 2010, Mr. McCormick began discussions with representatives of Company A regarding the terms of a non-binding letter of intent which would set forth the general business terms of a proposed strategic transaction. Mr. McCormick continued to negotiate the terms of a potential transaction with Company A through October. Company A’s verbal proposals involved a merger of equals transaction, but no formal offer was presented to Cardiogenesis. Mr. McCormick continued to interview investment banks as possible financial advisors.

On September 15, 2010, Mr. Lee held a telephone conference with Mr. McCormick to continue gathering information regarding Cardiogenesis’ business as CryoLife evaluated the potential acquisition of Cardiogenesis.

On September 29, 2010, Cardiogenesis entered into the 2010 NDA.

On October 1, 2010, Messrs. Anderson, Lee, Capps, Seery and David Fronk, Vice President, Regulatory Affairs and Quality Assurance, of CryoLife and Messrs. McCormick and Lanigan of Cardiogenesis held a telephone conference to continue CryoLife’s evaluation of the potential acquisition and to gain more insight into Cardiogenesis’ business.

On October 6 and 7, 2010, members of CryoLife’s management, with the assistance of Cardiogenesis’ management, participated in customer calls to discuss Cardiogenesis’ products.

On October 13, 2010, Mr. Lee had a telephone conference with Mr. McCormick to continue discussions about Cardiogenesis’ financial and operating performance and gather further information to aid in the evaluation of Cardiogenesis’ business. Mr. McCormick notified Mr. Lee that he was in discussions with Company A and expected to receive a draft letter of intent shortly that would include an exclusivity provision in the event CryoLife was interested in making a formal proposal.

On October 20, 2010, representatives of Piper Jaffray & Co., which we refer to as Piper Jaffray, financial advisor to CryoLife, sent a letter, on behalf of CryoLife, to Mr. McCormick which set forth the terms of a proposed strategic transaction. This indication of interest expressed CryoLife’s preliminary interest in exploring a potential transaction involving Cardiogenesis at a range of between $0.36 and $0.40 per Share; was non-binding in nature and could be withdrawn or modified by CryoLife at any time, and was subject to due diligence conducted by CryoLife. Mr. McCormick discussed the indication of interest with a representative of K&L Gates. Mr. McCormick also had separate informal discussions with members of our board of directors regarding the indication of interest.

On October 22, 2010, Mr. Lee received a call from Mr. McCormick indicating that he did not think the proposal represented fair value based on revenues in comparable deals and did not believe the tender offer would be of interest to our board of directors. Mr. Lee indicated to Mr. McCormick that a portion of the consideration could be paid in CryoLife’s stock, which CryoLife believed was undervalued. Mr. Lee suggested that senior management of CryoLife meet with our board of directors to provide more detail regarding CryoLife’s business. Our board of directors agreed to a meeting with CryoLife’s senior management and CryoLife’s financial advisor, Piper Jaffray.

Our board of directors decided not to contact other potential purchasers at that time, since CryoLife’s proposal was only preliminary, the range of consideration in the proposal to move forward with a transaction and our board of directors had not otherwise determined that Cardiogenesis was for sale. Our board of directors was also concerned with the potential risks of contacting other parties at that time, including market communication risk and risks of disruption to its relationships with its stakeholders. However, Mr. McCormick continued to have discussions with representatives of Company A regarding a potential transaction.

Cardiogenesis entered into an engagement letter with B. Riley, dated November 7, 2010, to act as Cardiogenesis’ financial advisor in connection with evaluating potential transactions. Our board of directors selected B. Riley based on its experience and reputation with respect to business combination transactions, as well as its familiarity with Cardiogenesis’ business, products and pipeline. B. Riley had not been engaged to provide financial advisory services to Cardiogenesis in at least the prior three years. Following our board of directors’ decision to engage B. Riley, neither Cardiogenesis nor CryoLife held discussions with B. Riley regarding possible future engagements of B. Riley following this engagement by our board of directors. B. Riley immediately assisted Cardiogenesis in reviewing the indication of interest received from CryoLife and the status of the negotiations with Company A. In order to efficiently manage the process of reviewing potential proposals from third parties, our board of directors authorized Cardiogenesis’ senior management to review, analyze, and negotiate proposals from third parties, but no definitive steps relating to any such proposal could be made without the approval of our board of directors.

On November 9, 2010, CryoLife’s senior management met in-person with our board of directors at the offices of K&L Gates to discuss the transaction proposed by the indication of interest and to provide information regarding CryoLife’s current business and technology. Representatives from Piper Jaffray, B. Riley and K&L Gates were present at the meeting. Following the departure of CryoLife’s senior management, representatives of B. Riley provided our board of directors a valuation overview of Cardiogenesis and metrics to consider when evaluating the alternatives presented by CryoLife and Company A. Our board of directors requested B. Riley to provide a more detailed valuation analysis of Cardiogenesis for our board of directors to consider. Our board of directors also engaged in extensive discussion regarding the benefits and risks of receiving stock consideration from either CryoLife or Company A.

On November 12, 2010, representatives of B. Riley contacted representatives of Piper Jaffray to indicate that Cardiogenesis may be interested in discussing a possible transaction with CryoLife, but would need review a financial analysis of Cardiogenesis by B. Riley to better understand CryoLife’s offer.

On November 18, 2010, at a regular meeting of our board of directors, B. Riley made a presentation that analyzed the results and effect of a potential transaction with either CryoLife or Company A. B. Riley also presented to our board of directors information regarding Cardiogenesis’ current valuation. A representative from K&L Gates also attended the meeting. After considering, among other things, B. Riley’s analysis, our board of directors concluded that, while the proposed price range in CryoLife’s preliminary offer was insufficient, there was a potential opportunity to generate higher value through engaging in negotiations with CryoLife. Following this meeting, our board of directors instructed B. Riley to propose a counter-offer to CryoLife’s previous indication of interest including the issuance of CryoLife’s stock as part of the consideration, increasing the value of the total consideration to $0.50 per Share and requesting a “go-shop” period to allow Cardiogenesis to solicit competing bids after announcement of a transaction.

Between November 18, 2010 and late November, Mr. McCormick continued to negotiate with each of CryoLife and Company A. In late November, 2010, representatives of B. Riley approached 18 strategic partners, many of whom had already been previously contacted by Mr. McCormick, in order to gauge their interest in a potential transaction with Cardiogenesis. However, other than Company A, there was no additional interest in a potential transaction from any of the parties contacted. Company A sent a draft proposal to Cardiogenesis regarding a merger of equals transaction. However, our board of directors believed that a transaction with Company A was not desirable due to the impending delisting of Company A from its national securities exchange, Company A’s uncertain capital resources and the integration risks of the combined company.

On November 26, 2010, representatives of B. Riley contacted representatives of Piper Jaffray to indicate that Cardiogenesis was interested in a potential transaction with CryoLife, but that the terms of the indication of interest would be insufficient. Representatives of B. Riley indicated Cardiogenesis may be interested in a transaction in which the consideration would be all stock and the consideration for each Share would be valued at $0.50.

On November 29, 2010, Cardiogenesis received a letter of intent from Piper Jaffray on behalf of CryoLife. Among other terms revised by CryoLife, the letter of intent proposed merger consideration consisting of both cash and stock consideration. CryoLife’s letter of intent also increased the consideration for each Share to $0.50, required a $1 million termination fee, did not allow our board of directors to have a “go-shop” period to solicit higher bids for a transaction, and required both parties to enter into a thirty-day exclusivity period whereby Cardiogenesis would be required to break off discussions with all other parties to allow for due diligence and the negotiation of a definitive Merger Agreement.

On December 3, 2010, our board of directors held a special meeting to discuss the letter of intent from CryoLife. Representatives from K&L Gates and B. Riley also participated in the meeting. K&L Gates reviewed the legal terms of the letter of intent as well as discussed with our board of directors their fiduciary duties owed to Cardiogenesis’ shareholders under applicable state law when considering the proposed transaction. B. Riley then reviewed with our board of directors the discussions to date with CryoLife and the terms of the letter of intent. B. Riley then presented an update regarding the status of discussions with Company A. Our board of directors then extensively discussed, among other things, the prospects for Cardiogenesis remaining as an independent company, and whether a possible sale of Cardiogenesis would maximize value for Cardiogenesis’ shareholders. B. Riley was instructed to communicate to Piper Jaffray that our board of directors requested a 45-day go-shop provision.

On December 4, 2010, Mr. Lee notified Mr. McCormick that CryoLife was willing to agree to a 20 day go-shop provision, but the break up fee after the 20 day go-shop expired would increase to $1.5 million. CryoLife provided a letter of intent reflecting those additional terms.

On December 6, 2010, at a special meeting, our board of directors continued its review and discussion of CryoLife’s letter of intent. Our board of directors considered the positive and negative factors and risks in connection with the proposed transaction, as discussed in the section entitled “Recommendation of Our Board of Directors; Reasons for Recommending the Approval of the Merger Agreement” beginning on page 20. K&L Gates reviewed our board of directors’ fiduciary duties owed to Cardiogenesis’ shareholders under applicable state law. Following such review and discussion, our board of directors authorized Mr. McCormick to execute the revised letter of intent and move forward with finalizing due diligence and preparing a definitive Merger Agreement. Cardiogenesis subsequently informed Company A that, as a result of the 30 day exclusivity period contained in the letter of intent, it was prohibited from engaging in further discussions with Company A due to contractual requirements.

On December 14, 2010, CryoLife commenced its confirmatory due diligence review of Cardiogenesis, including access to Cardiogenesis’ online data room.

In December 2010, CryoLife continued its due diligence efforts. On December 22, 2010, Cardiogenesis received a first draft of the Merger Agreement from Arnall Golden Gregory, LLP, which we refer to as AGG, CryoLife’s outside counsel. K&L Gates immediately began to negotiate the Merger Agreement with AGG.

Several due diligence meetings between members of the management teams of Cardiogenesis and CryoLife were held from October 2010 through March 2011. These meetings covered numerous business, regulatory, legal and financial topics. The due diligence process also included telephonic due diligence discussions between Cardiogenesis’ and CryoLife’s respective management and outside financial, legal and accounting advisors, and in-person due diligence review sessions, on-site due diligence visits to Cardiogenesis’ facilities and access to Cardiogenesis’ on-line data room containing financial, operational, regulatory, intellectual property, human resource, legal and other information concerning Cardiogenesis.

On January 4, 2011, Piper Jaffray informed B. Riley that, based upon the results of CryoLife’s due diligence, CryoLife desired to revise the terms of its letter of intent. CryoLife now proposed, on a non-binding basis, an offer of either $0.50 per Share in all-cash consideration, or $0.45 per Share in an unspecified combination of cash and common stock of CryoLife. Cardiogenesis rejected such offer, which resulted in CryoLife submitting a new letter of intent on January 5, 2011 of either $0.50 per Share in all-cash consideration, or $0.47 per Share in 60% cash and 40% in common stock of CryoLife.

Our board of directors continued to discuss and review the revised proposal with the assistance of K&L Gates and B. Riley. On January 10, 2011, our board of directors unanimously agreed to accept the all-cash consideration offer of $0.50 per Share.

CryoLife continued its due diligence efforts through January and February 2011. During March 2011, CryoLife informed Cardiogenesis that, based on the completion of its final diligence review, it was willing to pay $0.45 per Share in the transaction. On March 4, 2011, our board of directors met to review the open issues identified from the diligence review and the revised offer. Mr. McCormick and B. Riley continued negotiating with CryoLife throughout March while K&L Gates and AGG continued their negotiation of the terms of the Merger Agreement.

On March 21, 2011, CryoLife responded to the negotiation efforts with a final, all-cash offer of $0.457 per share, subject to our board of directors’ approval. On March 22, 2011, our board of directors met to consider the proposed transaction at the price of $0.457 per share. Representatives of K&L Gates and B. Riley also attended the meeting. Representatives of B. Riley reviewed with our board of directors its financial analysis of the proposed transaction. Representatives of K&L Gates reviewed with our board of directors the current status and terms of the proposed Merger Agreement including the mechanics of the Top-Up Option, CryoLife and Cardiogenesis’ respective termination rights, CryoLife’s match rights, the Support Agreement, and the two-tier termination fee, as well as the fiduciary duties of directors in connection with their consideration of the transaction. Our board of directors discussed positive and negative factors relating to the proposed transaction, including the terms of the Top-Up Option, as well as the prospects of Cardiogenesis if it remained independent, including potential challenges, the timing and likelihood of accomplishing performance goals associated with success as an independent company, and the shareholders’ ability to gain or lose from Cardiogenesis’ future prospects as an independent company versus their ability to receive cash for their shares of our common stock in the proposed transaction. Representatives of B. Riley made a financial presentation and rendered to our board of directors its oral opinion on March 22, 2011 and confirmed by delivery of a written opinion, dated the same day, which opinion was subsequently updated on March 28, 2011 and confirmed by delivery of a written opinion, dated March 28, 2011, to the effect that the $0.457 per Share in cash to be paid to the holders of the shares of our common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders as discussed in the section entitled “Opinion of Our Financial Advisor” beginning on page 24. B. Riley’s written opinion, dated March 22, 2011 is attached hereto as Annex B and is incorporated by reference herein.

Between March 21, 2011 and March 28, 2011, representatives of K&L Gates and AGG finalized the Merger Agreement and the other definitive transaction agreements.

Our board of directors considered whether Cardiogenesis should spend additional time negotiating with CryoLife in an attempt to gain improved transaction terms and whether Cardiogenesis should seek negotiations with other potential acquirers, but believed that CryoLife would be unlikely to improve its price or other transaction terms and would be unlikely to keep its offer open while Cardiogenesis sought to solicit other parties, and that any delay would jeopardize the possibility of closing a transaction. In addition, as our board of directors had previously determined in the negotiations leading up to execution of the letter of intent, any attempt to solicit other potential acquirers would likely result in CryoLife withdrawing its proposal, and our board of directors believed that there may be no likely strategic acquirer of Cardiogenesis at this time who would offer a higher price than CryoLife. Our board of directors also considered that, if there were any other potential acquirers that would offer a higher price, the termination provisions in both the Merger Agreement and Support Agreement would enable such a superior transaction to be successfully pursued. Our board of directors believed that any continuation or expansion of the negotiation process at this time would provide a further distraction to Cardiogenesis’ senior management from running the business and would risk the confidentiality of the process as more parties potentially became involved over a longer period of time, which could result in disruption to Cardiogenesis’ relationships with employees, customers, vendors, distributors and others and require early disclosure of negotiations in the marketplace, which in turn could jeopardize Cardiogenesis’ bargaining position in any such negotiations.

After consideration of all of the factors discussed at this meeting and prior meetings, and the advice of its legal and financial advisors, our board of directors considered whether to accept CryoLife’s offer and enter into the Merger Agreement at this time or to remain an independent company. Cardiogenesis’ senior management and Cardiogenesis’ financial and legal advisors answered questions from the members of our board of directors. B. Riley rendered an oral opinion to our board of directors, which was updated and confirmed in writing on March 28, 2011, to the effect that, based upon and subject to the matters described in the opinion, the consideration to be received by Cardiogenesis’ shareholders in the tender offer and related Merger was fair from a financial point of view. Following further discussion, our board of directors voted unanimously to approve and adopt the Merger Agreement with CryoLife and recommend that Cardiogenesis’ shareholders accept the tender offer.

On March 28, 2011, subsequent to the close of trading on the OTCQB and NYSE, CryoLife, Merger Sub and Cardiogenesis executed the Merger Agreement. Concurrently, Messrs. McCormick, Lanigan and Abbott and Cardiogenesis’ directors who together held approximately 2.7% of the outstanding shares of our common stock entered into the Support Agreement, by which they agreed to tender all of their shares of our common stock into the tender offer and/or vote them in favor of the Merger, subject to the terms and conditions set forth in such agreement.

On March 29, 2011, before the opening of trading on the OTCQB and NYSE, Cardiogenesis and CryoLife issued a joint press release announcing the execution of the Merger Agreement.

Also beginning on March 29, 2011, the day following the execution of the Merger Agreement, at the direction of our board of directors and under the supervision of Cardiogenesis’ senior management, representatives of B. Riley began the process of contacting parties to determine whether they might be interested in pursuing a transaction that would be superior to the proposed transaction with CryoLife.

On April 5, 2011, CryoLife and Merger Sub commenced the tender offer, which had an initial expiration date of May 2, 2011.

On April 14, 2011, subsequent to the close of trading on the OTCQB and NYSE, we executed the Amended and Restated Merger Agreement with CryoLife.

On April 15, 2011, we and CryoLife announced the Amended and Restated Merger Agreement and the proposed transaction with a joint press release before the opening of trading on the OTCQB and NYSE. The amendment reduced the number of shares subject to the tender offer to 49.9% of our outstanding shares of common stock, and also reduced the minimum condition to forty-nine and nine tenths percent (49.9%) of the then issued and outstanding shares.

As of April 18, 2011, none of the parties contacted during the go-shop process, on behalf of Cardiogenesis and at the direction of our board of directors, had submitted an acquisition proposal for Cardiogenesis, and there can be no assurance that such efforts will result in an alternative transaction being proposed or in a definitive agreement for such a transaction being entered into. We do not intend to announce further developments with respect to the solicitation process until our board of directors has made a decision regarding an alternative proposal, if any. On May 3, 2011, Merger Sub accepted for payment 23,221,166 shares of our common stock that were validly tendered into, and not withdrawn from the tender offer.

The portions of the history of the transaction set forth above that relate solely to CryoLife are based on statements made by CryoLife in the Offer to Purchase and Schedule TO, and have not been independently verified by Cardiogenesis.

Recommendation of Our Board of Directors; Reasons for Recommending the Approval of the Merger Agreement

Our Board of Directors Recommendation

At a special meeting of our board of directors convened on March 22, 2011, our board of directors (all of whom were unaffiliated with CryoLife or Merger Sub at that time) unanimously adopted and declared advisable the Merger Agreement, the tender offer and the Merger and unanimously determined that the Merger is in the best interests of Cardiogenesis and its shareholders. Accordingly, our board of directors recommends that our shareholders vote “FOR” approval and adoption of the Merger Agreement.

Reasons for the Recommendation of Cardiogenesis’ Board

In evaluating the Merger Agreement and the other transactions contemplated thereby, including the tender offer and the Merger, our board of directors consulted with Cardiogenesis’ senior management and legal counsel and financial advisor, and considered a number of positive and negative factors in recommending that all shareholders vote for the approval and adoption of the Merger Agreement:

Cardiogenesis’ Operating and Financial Condition; Prospects of Cardiogenesis

Our board of directors considered the current and historical financial condition, results of operations, and business of Cardiogenesis, as well as Cardiogenesis’ financial plan and prospects, if it were to remain an independent company. Our board of directors evaluated Cardiogenesis’ financial plan, including the execution risks and uncertainties, and the potential impact on the trading price of the shares of our common stock (which is not feasible to quantify in a definitive manner), if Cardiogenesis were to execute or fail to execute upon its financial plan. In particular, our board of directors considered the probability that Cardiogenesis would have to obtain additional debt or equity financing to complete its clinical trials for its PHOENIX Combination Delivery System and the potential difficulty in obtaining any financing. Our board of directors also considered the difficulty in expanding the market for transmyocardial revascularization with Cardiogenesis’ limited resources, and the fact that Cardiogenesis would need to seek additional capital resources to operate and grow its existing business as an independent company.

Available Alternatives; Results of Discussions with Third Parties

Our board of directors considered the possible alternatives to the acquisition by CryoLife and perceived risks of those alternatives, the range of potential benefits to shareholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, as well as our board of directors’ assessment that none of these alternatives were reasonably likely to present superior opportunities for Cardiogenesis to create greater value for shareholders, taking into account risks to the successful completion of a transaction as well as regulatory, business, competitive, industry and market risks. Our board of directors also considered the results of the process that it had conducted, with the assistance of Cardiogenesis’ management and its financial and legal advisors, to evaluate strategic alternatives and the results of discussions with third parties regarding business combination and change of control transactions. Our board of directors considered the risk of CryoLife terminating its bid for Cardiogenesis. Our board of directors considered the indication of interest in a merger transaction expressed by Company A, including the investigation and diligence Company A had completed and the execution and business risks of any transaction with Company A.

Financial Market Conditions; Historical Trading Prices

Our board of directors considered the current regional, national and international economic climate and the conditions of the financial markets. Specifically, our board of directors considered the fact that our shares of our common stock were not quoted on a national securities exchange and there was limited trading volume, which they believed made achieving a successful financing transaction more difficult. Our board of directors considered historical market prices, volatility and trading information with respect to our shares of our common stock, including the fact that the tender offer represented a premium of approximately 52.3% over the closing price per share of our common stock on March 21, 2011, the last full trading day prior to the date of the meeting of our board of directors to consider and approve the Merger Agreement.

Opinion of the Cardiogenesis’ Financial Advisor

Our board of directors considered the written opinion of B. Riley delivered on March 22, 2011 and updated and confirmed in writing on March 28, 2011, to our board of directors as to the fairness, from a financial point of view and as of such date, of the tender offer price to be paid to shareholders pursuant to the Merger Agreement, as more fully described in the section entitled “Opinion of Our Financial Advisor” beginning on page 24.

Cash Consideration; Certainty of Value

Our board of directors considered the form of consideration to be paid to the shareholders in the tender offer and the Merger and the certainty of the value of cash consideration compared to stock or other forms of consideration, as well as the fact that CryoLife’s proposal was not subject to obtaining any outside financing. Our board of directors considered the business reputation of CryoLife and its management and the substantial financial resources of CryoLife and, by extension, Merger Sub, which our board of directors believed supported the conclusion that a transaction with CryoLife and Merger Sub could be completed relatively quickly and in an orderly manner.

Terms of the Merger Agreement

Our board of directors considered provisions of the Merger Agreement, including the respective representations and warranties (as qualified by information in confidential disclosure schedules provided by Cardiogenesis in connection with the signing of the Merger Agreement, which modify, qualify and create exceptions to the representations and warranties and allocate risk between Cardiogenesis, CryoLife, and Merger Sub, rather than establishing matters of fact, and, accordingly, may not constitute the actual state of facts about Cardiogenesis, CryoLife, or Merger Sub) and covenants and termination rights of the parties and termination fees payable by Cardiogenesis, including without limitation:

(1) Cash Tender Offer. The tender offer and the Merger provided for a prompt cash tender offer for 49.9% of the shares of our common stock to be followed by a Merger for the same consideration, thereby enabling shareholders, in an expeditious time frame, to obtain the benefits of the transaction in exchange for their shares of our common stock.

(2) No Financing Condition. CryoLife’s obligations under the Merger Agreement are not subject to any financing condition, CryoLife’s representations in the Merger Agreement that it has and will have sufficient funds available to it to consummate the tender offer and the Merger and CryoLife’s financial strength.

(3) Go Shop Provisions. The provisions in the Merger Agreement that provided Cardiogenesis, for a period of twenty days from the execution of the Merger Agreement, which we refer to as the Go-Shop Period, the ability to initiate, solicit and encourage alternative acquisition proposals from third parties and to provide non-public information and to and engage in discussion or negotiations with third parties with respect to alternative acquisition proposals.

(4) Ability to Respond to Certain Unsolicited Takeover Proposals. The provisions in the Merger Agreement that provided for the ability of our board of directors, after the expiration of the Go-Shop Period, which we refer to as the No-Shop Period Start Date, in furtherance of the exercise of its fiduciary duties under California law, to engage in negotiations or discussions with any third party that had made a bona fide, written takeover proposal that our board of directors believed in good faith was reasonably likely to lead to a Superior Proposal (as defined in Section 6.2(h)(iv) of the Merger Agreement) and to furnish to such third party non-public information relating to Cardiogenesis pursuant to a confidentiality agreement that contained confidentiality provisions that were no less favorable to Cardiogenesis than those contained in the confidentiality agreement entered into with CryoLife.

(5) Change of Recommendation; Fiduciary Termination Right. In the event Cardiogenesis receives a takeover proposal that constitutes a Superior Proposal, our board of directors has the right, prior to the acceptance of the shares of our common stock in the tender offer by Merger Sub, to fail to make, withdraw or modify in a manner adverse to CryoLife its approval or recommendation to its shareholders of the tender offer or declaration of advisability of the Merger Agreement, the tender offer, or the Merger. However, our board of directors could not make such an adverse recommendation change in response to a takeover proposal received from a third party unless Cardiogenesis gave CryoLife five business days after delivery of such notice to propose revisions to the terms of the Merger Agreement (or make another proposal) and if CryoLife proposed to revise the terms of the Merger Agreement or make another proposal, Cardiogenesis, during such period, negotiated in good faith with CryoLife with respect to such proposed revisions or other proposal (with any material changes to an acquisition proposal requiring a new notice and a new one business day period for negotiations). Our board of directors had the ability to terminate the Merger Agreement to accept a Superior Proposal if (i) our board of directors determined in good faith, after consultation with outside legal counsel, that the failure to take such action was inconsistent with its fiduciary duties, (ii) Cardiogenesis complied with requirements set forth in the prior sentence and (iii) Cardiogenesis paid CryoLife the applicable termination fees of $1 million or $1.5 million.

(6) Conditions to Consummation of the Tender Offer and the Merger; Likelihood of Closing. The reasonable likelihood of the consummation of the transactions contemplated by the Merger Agreement and the fact that Merger Sub’s and CryoLife’s obligations to purchase shares of our common stock in the tender offer and to close the Merger are subject to limited conditions.

Failure to Close; Public Announcement

Our board of directors considered the possibility that the transactions contemplated by the Merger Agreement may not be consummated, and the effect of a public announcement of the Merger Agreement, including effects on Cardiogenesis’ sales, operating results, stock price and employee retention.

Termination Fee

The Merger Agreement provides for a two tiered termination fee. If the termination fee becomes payable as a result of Cardiogenesis terminating the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal that is entered into prior to the No-Shop Period Start Date, the amount of the termination fee will be $1 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $1.5 million. Our board of directors considered that these provisions in the Merger Agreement could have had the effect of deterring third parties who might have been interested in exploring an acquisition of Cardiogenesis but was of the view that the payment of the termination fee was comparable to termination fees in transactions of a similar size, was reasonable and would not likely deter competing bids. In addition, our board of directors recognized that the provisions in the Merger Agreement relating to termination fees and non-solicitation of acquisition proposals were insisted upon by CryoLife as a condition to entering into the Merger Agreement and that the termination fee would not likely be required to be paid unless Cardiogenesis entered into, or intended to enter into, a definitive agreement with respect to a Superior Proposal.

Support Agreement

Our board of directors considered the fact that CryoLife required each executive officer and all members of our board of directors, who together owned approximately 2.7% of the outstanding shares of our common stock as of March 25, 2011, to enter into the Support Agreement, pursuant to which such persons were required to (i) tender in the tender offer, and not withdraw, 100% of the shares of our common stock owned by them, if so requested by CryoLife, (ii) vote 100% of the shares of our common stock owned by them in favor of the adoption of the Merger Agreement and to approve the Merger in the event shareholder approval is required to consummate the Merger pursuant to Section 1201 of the CGCL and against any competing transactions, (iii) appoint CryoLife as a proxy to vote 100% of the shares of our common stock owned by them in connection with the Merger Agreement, and (iv) not otherwise transfer the share of our common stock. Our board of directors further considered that the Support Agreement and the obligations of such shareholders thereunder would terminate in the event the Merger Agreement was terminated. Our board of directors also considered whether the terms of the Support Agreement could limit our board of directors’ ability to consider, recommend or accept a competing bid and create a barrier to potential competing offers and concluded that it did not because the Support Agreement terminated upon termination of the Merger Agreement, including a termination arising in connection with Cardiogenesis’ acceptance of a Superior Proposal.

The foregoing discussion of information and factors considered and given weight by our board of directors is not intended to be exhaustive, but is believed to include all of the material factors considered by our board of directors. In view of the variety of factors considered in connection with its evaluation of the tender offer and the Merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of our board of directors may have given different weights to different factors.

Our board of directors determined that the factors described above under “Cardiogenesis’ Operating and Financial Condition; Prospects of Cardiogenesis,” “Available Alternatives; Results of Discussions with Third Parties,” “Financial Market Conditions; Historical Trading Prices,” “Opinion of Cardiogenesis’ Financial Advisor,” “Cash Consideration; Certainty of Value,” and “Terms of the Merger Agreement” are reasons in support of our board of directors’ decision to recommend that all shareholders accept the tender offer and tender their shares of our common stock pursuant to the tender offer and vote to approve and adopt the Merger Agreement. Our board of directors considered the other factors described above as neutral or negative and concluded that the reasons for recommending that all shareholders accept the tender offer and tender their shares of our common stock pursuant to the tender offer and vote to approve and adopt the Merger Agreement outweighed the neutral and negative factors.

In arriving at their respective recommendations, our directors were aware of the interests of Cardiogenesis’ executive officers and directors as described in more detail throughout this proxy statement.

Opinion of Our Financial Advisor

Pursuant to an engagement letter dated November 7, 2010, Cardiogenesis retained B. Riley to deliver its opinion, which we refer to as the Opinion, as to the fairness, from a financial point of view, of the consideration to be received by the holders of the shares of our common stock in the tender offer and the Merger, which we sometimes refer to together as the Transaction. At a meeting of our board of directors on March 22, 2011, B. Riley delivered its oral Opinion to our board of directors which was confirmed in a written Opinion, dated the same day, (subsequently such Opinion was updated as of March 28, 2011 and confirmed in a written opinion dated March 28, 2011) that based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as B. Riley considered relevant, that the consideration (as defined below) to be paid in connection with the tender offer and the Merger is fair, from a financial point of view, to the holders of the shares of our common stock as of the date of the Opinion.

The full text of the written Opinion of B. Riley, dated March 22, 2011, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by B. Riley in rendering its opinion, is attached as Annex B to this Proxy Statement and is incorporated by reference herein. The Opinion addresses only the fairness, from a financial point of view as of the date of the Opinion, of the consideration to be paid pursuant to the Merger Agreement to the holders of the shares of our common stock. B. Riley’s Opinion was directed solely to our board of directors in connection with its consideration of the Transaction and was not intended to be, and does not constitute, a recommendation to any shareholder as to how such holders should act, vote or tender their shares of our common stock in regards to the Transaction.

In connection with rendering the Opinion described above and performing its financial analyses, B. Riley, among other things performed the following:

•	Reviewed and analyzed certain historical and projected financial information for Cardiogenesis;

•	Interviewed Cardiogenesis’ management and discussed Cardiogenesis’ operations, financial conditions, future prospects and business plans;

•	Reviewed Cardiogenesis’ audited financial statements for the three fiscal years ended December 31, 2009, and the unaudited financial results for the fiscal year ended December 31, 2010;

•	Reviewed CryoLife’s audited financial statements for the four fiscal tears ended December 31, 2010;

•	Reviewed certain internal financial statements and forecasts prepared by Cardiogenesis’ management and also reviewed other financial and operating data concerning Cardiogenesis, which we refer to as the Projections. With respect to the Projections, upon advice of Cardiogenesis, B. Riley assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Cardiogenesis’ management as to the future financial performance of Cardiogenesis;

•	Reviewed the final Merger Agreement, dated March 28, 2011;

•	Reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which it deemed general comparable to Cardiogenesis;

•	Performed a discounted cash flow analysis based on future projected cash flows for Cardiogenesis prepared by management;

•	Performed a series of commonly used and widely accepted analyses relating to determining a fair value for the transactions of the type and profile of the present transaction;

•	Reviewed the current and historical reported prices and trading activity of the shares;

•	Reviewed historical ratios, valuation multiples and other financial data for the shares of our common stock and compared them to certain publicly traded companies which B. Riley deemed generally comparable to Cardiogenesis;

•	Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions that B. Riley deemed relevant; and

•	Reviewed the premiums paid with respect to selected recent acquisitions of publicly traded companies of similar size to Cardiogenesis.

In addition, B. Riley conducted such other financial studies, analyses and investigations and evaluated such other information as it deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by B. Riley in connection with the preparation of its Opinion, which was reviewed with, and verbally delivered to, our board of directors at a meeting held on March 22, 2011 and confirmed in a written opinion, dated the same day, and which was updated on March 28, 2011 and confirmed in a written opinion dated March 28, 2011. The preparation of analyses and a fairness opinion is a complex analytic process involving numerous determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of all of the analyses performed by B. Riley.

This summary includes financial information and tables, which must be read and considered as a whole with other information discussed or presented in order to fully understand the financial analyses presented by B. Riley. The tables alone do not constitute a complete summary of the financial position of Cardiogenesis or of the analyses performed. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by B. Riley or our board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, as it existed on or before March 28, 2011, does not necessarily reflect current market conditions.

Transaction Overview

In performing its analysis, B. Riley noted that Cardiogenesis’ shareholders would receive a cash consideration of approximately $21.7 million, at a price per share of $0.457. For purposes of its analyses, B. Riley calculated (i) Cardiogenesis’ equity value implied by the Transaction to be approximately $21.7 million, based on approximately 47,588,457 shares of our common stock and common stock equivalents outstanding, consisting of options, warrants, and shares of restricted stock, calculated using the treasury stock method and the tender offer price, and (ii) Cardiogenesis’ enterprise value, or EV (for the purposes of this analysis, implied EV equates to implied equity value, plus debt, less cash) to be approximately $20.5 million.

Analysis of Cardiogenesis

Historical Trading Analysis.

B. Riley reviewed the historical closing prices and trading volumes for the shares of our common stock for the last three years, in order to provide background information on the prices at which the shares of our common stock have historically traded. The following table summarizes these historical closing prices relative to the implied value of the tender offer price for the shares of our common stock.

From January 1, 2008 to March 28, 2011, Cardiogenesis’ closing stock price has been reported within a range of $0.11 to $0.42.

Price Per Share

Offer Price implied value	$0.4570
Closing price on March 28, 2011	$0.32
1-month volume weighted average price prior to March 28, 2011	$0.294
3-month volume weighted average price prior to March 28, 2011	$0.281
6-month volume weighted average price prior to March 28, 2011	$0.266
1-year volume weighted average price prior to March 28, 2011	$0.272
3-year high	$0.40
3-year low	$0.11

Selected Public Companies Analysis.

B. Riley reviewed selected historical financial data of Cardiogenesis and estimated financial data prepared by Cardiogenesis’ management as its internal forecast for calendar year 2011 and compared them to corresponding financial data, where applicable, for public companies in the medical device industry with a primary focus on vascular and cardiology surgical products, as is the case for Cardiogenesis. Additionally, B. Riley selected public companies with a similar industry segment focus and financial profile. B. Riley selected companies based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources and by applying the following general criteria:

•	companies with last twelve months, or LTM, revenue of greater than $5 million and less than $500 million;

•	companies with EVs greater than $5 million and less than $1 billion; and

•	companies with positive revenue growth for projected 2011.

Based on these criteria, B. Riley identified and analyzed the following selected companies:

•	Merit Medical Systems, Inc.

•	AngioDynamics, Inc.

•	Vascular Solutions Inc.

•	AtriCure, Inc.

•	CryoLife, Inc.

•	The Spectranetics Corporation

•	LeMaitre Vascular

•	Cardica, Inc.

For the selected public companies analysis, B. Riley compared:

•	Valuation multiples derived from the tender offer price’s enterprise value and Cardiogenesis’ corresponding LTM and projected 2011 revenue; and

•	Valuation multiples for the selected public companies derived from enterprise values on March 28, 2011 and corresponding LTM and projected 2011 revenue.

Due to Cardiogenesis’ negative EBITDA (calculated throughout as earnings before interest, taxes, depreciation and amortization and stock-based compensation) for the LTM and projected calendar 2011, B. Riley could not analyze comparable EV / EBITDA valuation multiples.

Selected Vascular and Cardiology Public Companies.

	Selected Public Companies
	Cardiogenesis(1)		High Quartile(2)		Adjusted Mean(3)		Median		Low Quartile(2)

EV to LTM revenue(4)(5)	1.8	x	2.3	x	1.8	x	1.8	x	1.2	x
EV to projected 2011 revenue(6)	1.4	x	1.9	x	1.5	x	1.5	x	1.0	x

(1)	Based on the tender offer price to be received.

(2)	High and low observations represent the upper (75th percentile) and lower (25th percentile) quartiles of the range, respectively.

(3)	Adjusted mean excludes high and low observations.

(4)	Enterprise Value (EV) = equity market capitalization plus interest bearing debt less cash.

(5)	Revenues for Cardiogenesis’ LTM reflect calendar year ending December 31, 2010.

(6)	Projected calendar 2011 revenue for Cardiogenesis was based on the estimates of Cardiogenesis’ management. Projected calendar 2011 revenue for the selected public companies was based on Wall Street research or consensus estimates.

The selected public companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of Cardiogenesis were within or above the range of valuation multiples of the selected public companies when comparing the ratio of EV to LTM revenue and projected 2011 revenue.

No company utilized in the selected public companies analysis is identical to Cardiogenesis. B. Riley did not weigh the results of any selected public company more than the others, due to the fact that the target companies have different business, size or growth and profitability characteristics than Cardiogenesis.

In evaluating and selecting the public companies, B. Riley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

Selected M&A Transaction Analysis

B. Riley reviewed merger and acquisition transactions involving target companies in the medical device industry with a primary focus on vascular and cardiology products that it deemed comparable to Cardiogenesis. B. Riley selected the merger and acquisition transactions in order to provide a comparison of targets with a similar industry focus and financial profile. B. Riley selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources and by applying the following criteria:

•	transactions involving target companies in the medical device industry with a primary focus on vascular and cardiology products;

•	transactions that were announced since January 1, 2009;

•	targets with LTM revenue of greater than $5 million and less than $250 million; and

•	targets with transaction EVs greater than $5 million and less than $250 million.

Based on the foregoing, the following transactions were selected:

Target	Acquiror

Angiotech — Vascular Graft Business	LeMaitre Vascular
Biotel	CardioNet
PLC Medical — TMR Unit	Novadaq Technologies
Cardiac Science	Opto Circuits
Initios Medical	Bracco Imaging
Gish Biomedical	Sorin
CardioPolymers	Lonestar Heart
LightLab Imaging	St. Jude Medical
FlowCardia	CR Bard
Sorin Group — Angel and ActivAT Assets	Cytomedix
Sawtooth Labs	Avinger
Unomedical	Paul Hartmann
CHF Solutions	Gambro
Anthem — Cardiac Management Unit	Sorin
Brivant Limited	Lake Region Medical
CardioDynamics Intl	SonoSite
Starion Instruments Corporation	Microline Surgical, Inc.
Evaheart Medical	Asahi Kasei Corporation
Datascope — EVH Unit	Sorin
FlowMedica	AngioDynamics

B. Riley calculated the ratio of EV to historical LTM revenue, as available, for each transaction. B. Riley then compared the results of these calculations with similar calculations for Cardiogenesis based on the implied value of the tender offer price.

Due to Cardiogenesis’ negative EBITDA in calendar 2010 and projected calendar 2011, B. Riley did not consider it meaningful to analyze comparable EV / EBITDA valuation multiples.

Selected Vascular and Cardiology M&A Transactions.

	Selected M&A Transaction
	Cardiogenesis(1)		High(2)		Adjusted Mean(3)		Median		Low(2)

EV to LTM revenue(4)	1.8	x	1.1	x	0.8	x	0.8	x	0.5x

(1)	Based on the tender offer price.

(2)	High and low observations represent the upper (75th percentile) and lower (25th percentile) quartiles of the range, respectively.

(3)	Adjusted mean excludes high and low observations.

(4)	Revenues for Cardiogenesis’ LTM reflect calendar year ending December 31, 2010.

The selected vascular and cardiology transactions analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of Cardiogenesis based on the tender offer price were within or above the range of valuation multiples of the selected transactions when comparing the ratio of EV to historical LTM revenue.

A selected M&A transactions analysis generates an implied value of a company based on publicly available financial terms of selected change of control transactions involving companies that share certain characteristics with the company being valued. However, no company or transaction utilized in the selected M&A transactions analysis is identical to Cardiogenesis or the tender offer and the Merger, respectively.

B. Riley did not weigh the results of any selected transactions more than the others, due to the fact that the target companies have different business, size or growth and profitability characteristics than Cardiogenesis.

Premiums Paid Analysis

B. Riley reviewed publicly available information for selected completed or pending M&A transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. B. Riley selected these transactions from various database services and proprietary market information, the Securities Data Corporation database, if B. Riley determined the target was a public medical device company based upon SIC codes and professional judgment, and applied, among others, the following criteria:

•	M&A transactions featuring the acquisition of a medical device company;

•	M&A transactions announced between January 1, 2005 and January 1, 2011;

•	M&A transactions between a public company target and an acquirer seeking to purchase over 85% of shares;

•	For M&A transactions with multiple bids, premiums were calculated using the final bid;

•	Enterprise value greater than $20 million and less than $1 billion; and

•	No negative premiums for 1-day, 1-week and 1-month premiums.

The table below shows a comparison of premiums paid in these transactions to the premium that would be paid to Cardiogenesis’ shareholders based on the tender offer price.

	Selected Premiums Paid
	Cardiogenesis(1)	High	Mean	Median	Low

Premium 1 day prior(2)	43%	272%	55%	35%	4%
Premium 1 week prior(3)	53%	322%	60%	38%	5%
Premium 1 month prior(4)	63%	308%	62%	41%	11%

(1)	Based on the tender offer price to be received.

(2)	Based on closing price per share of $0.32 on March 28, 2011.

(3)	Based on closing price per share of $0.30 on March 21, 2011.

(4)	Based on closing price per share of $0.28 on February 28, 2011.

This premiums paid analysis showed that, based on the estimates and assumptions used in the analysis, the premiums paid over the market prices at the reference dates for the shares implied by the tender offer price are within the range of premiums paid in the selected M&A transactions.

Discounted Cash Flow Analysis

Using a discounted cash flows analysis, B. Riley calculated an estimated range of theoretical values for Cardiogenesis based on the net present value of (i) projected free cash flows from January 1, 2011 to December 31, 2015, discounted back to January 1, 2011, based on management projections, and (ii) a terminal value at calendar year end 2015 based upon a terminal growth rate, discounted back to January 1, 2011. The discounted cash flows were calculated using a single set of projections, updated for calendar 2010 results, as provided by Cardiogenesis’ management. The free cash flows for each year were calculated from the management projections as: EBIT less taxes (39.5% through 2015), plus depreciation and amortization, plus stock-based compensation, less capital expenditures, less the change in net working capital.

B. Riley calculated the range of net present values for each period from 2011 through 2015 based on discount rates ranging from 21.9% to 26.8%. The discount rate range reflects 90% and 110% of the weighted average cost of capital, or WACC, for Cardiogenesis, determined using a WACC analysis performed by B. Riley. B. Riley calculated the cost of equity used in the weighted average cost of capital analysis by summing a risk-free rate, a beta adjusted equity risk premium, and a size premium based on the implied equity value of Cardiogenesis. B. Riley calculated terminal values using a terminal growth rate ranging from 8% to 12% applied to projected calendar year 2015 net free cash flow, and discounted back to January 1, 2011. The terminal growth rate range of 8% to 12% was based on management’s estimate of 10%. This analysis resulted in implied per share values of the shares of our common stock ranging from a low of $0.20 per share of our common stock to a high of $0.42 per share of our common stock. B. Riley observed that the tender offer price was within the range of values derived from this analysis.

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by B. Riley, but does summarize the material analyses performed by B. Riley in rendering its Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. B. Riley believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Opinion. In arriving at its Opinion, B. Riley considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, B. Riley made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be B. Riley’s view of the actual value of the shares of our common stock.

None of the selected companies or transactions used in the analyses above is directly comparable to Cardiogenesis or the tender offer and the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.

B. Riley performed its analyses solely for purposes of providing its Opinion to our board of directors. In performing its analyses, B. Riley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by B. Riley are based upon forecasts of future results furnished to B. Riley by Cardiogenesis’ management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. B. Riley does not assume responsibility if future results are materially different from forecasted results.

B. Riley’s Opinion was one of many factors taken into consideration by our board of directors in making the determination to approve the Merger Agreement and recommend that Cardiogenesis’ shareholders tender their shares of our common stock in connection with the tender offer. The above summary does not purport to be a complete description of the analyses performed by B. Riley in connection with the opinion and is qualified in its entirety by reference to the written opinion of B. Riley attached as Annex B hereto.

B. Riley relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to B. Riley or discussed with or reviewed by B. Riley. For the purpose of B. Riley’s Opinion, B. Riley assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by B. Riley, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Cardiogenesis as to the expected future results of operations and financial condition of Cardiogenesis to which such financial forecasts, estimates and other forward-looking information relate. B. Riley expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

B. Riley undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Cardiogenesis was a party or may be subject, and made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

B. Riley’s Opinion was necessarily based upon the information available to it and facts and circumstances as they existed at the time it rendered its Opinion and were subject to evaluation on the date of its opinion. Events occurring after the date of its Opinion could materially affect the assumptions used in preparing its opinion. B. Riley expresses no opinion as to the price at which the shares of our common stock may trade following announcement of the Merger or at any future time. B. Riley did not undertake to reaffirm or revise its Opinion or otherwise comment upon any events occurring after the date of its Opinion and does not have any obligation to update, revise or reaffirm its Opinion.

B. Riley’s opinion addressed solely the fairness, from a financial point of view, to holders of the shares of our common stock of the tender offer price, as set forth in the Merger Agreement, to be paid by Merger Sub and did not address any other terms or agreement relating to the tender offer, Merger or any other terms of the Merger Agreement. B. Riley was not requested to opine as to, and its opinion does not address, the underlying business decision to proceed with the tender offer or effect the Merger.

Information About B. Riley

As a part of its investment banking business, B. Riley and/or its predecessor has been regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes since 1984. Our board of directors selected B. Riley to be its financial advisor and render its fairness opinion in connection with the transactions contemplated by the Merger Agreement on the basis of such experience and its familiarity with Cardiogenesis.

B. Riley acted as a financial advisor to Cardiogenesis in connection with the tender offer and the Merger and will receive an estimated fee of approximately $192,000 from Cardiogenesis, of which approximately $146,000 is contingent upon the consummation of the tender offer and the Merger. B. Riley also received a fee of $100,000 for rendering its Opinion. The Opinion fee was not contingent upon the consummation of the tender offer and the Merger or the conclusions reached in B. Riley’s Opinion. Cardiogenesis has also agreed to indemnify B. Riley against certain liabilities and reimburse B. Riley for certain expenses in connection with its services. The Opinion has been approved by the Fairness Opinion Committee of B. Riley & Co., LLC. In the ordinary course of its business, B. Riley and its affiliates may actively trade securities of Cardiogenesis and CryoLife for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. B. Riley may also, in the future, provide investment banking and financial advisory services to Cardiogenesis or CryoLife or entities that are affiliated with Cardiogenesis or CryoLife, for which B. Riley would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, B. Riley has adopted policies and procedures to establish and maintain the independence of B. Riley’s research Department and Personnel. As a result, B. Riley’s research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to Cardiogenesis and the Merger and other participants in the Merger (including CryoLife) that differ from the opinions of B. Riley’s investment banking personnel.

Prospective Financial Information

Cardiogenesis does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, as described under the heading “Opinion of Our Financial Advisor” beginning on page 24, Cardiogenesis provided to B. Riley for use in connection with the rendering of its Opinion to our board of directors and performing its related financial analysis, Cardiogenesis’ management’s internal non-public four-year financial forecasts regarding Cardiogenesis’ anticipated future operations, which we refer to as the Projections. Cardiogenesis’ management also provided the Projections to our board of directors and to CryoLife in connection with its due diligence review. CryoLife has informed Cardiogenesis that it did not rely on these Projections in any material respect in its analysis of the transaction.

The Projections were prepared by, and are the responsibility of, Cardiogenesis’ management. The Projections were not prepared with a view toward public disclosure, and, accordingly, they do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. Windes & McClaughry Accountancy Corporation, Cardiogenesis’ independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the Projections and does not express an opinion or any form of assurance related thereto. Cardiogenesis has included below a summary of the Projections to give its shareholders access to certain non-public information because such information was considered by B. Riley for purposes of rendering its opinion and was also provided to our board of directors and CryoLife. The summary of the Projections below is not being included in this proxy statement to influence a Cardiogenesis shareholder’s decision whether to vote for or against the Merger and the Merger Agreement.

The Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Cardiogenesis’ management. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond Cardiogenesis’ control. The Projections also reflect assumptions as to certain business decisions that are subject to change.

Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the following: any inability by Cardiogenesis to sustain profitable operations or obtain additional financing on favorable terms if and when needed; any failure to obtain required regulatory approvals; failure of the medical community to expand its acceptance of transmyocardial revascularization procedures; possible adverse governmental rulings or regulations, including any FDA regulations or rulings; Cardiogenesis’ ability to comply with international and domestic regulatory requirements; the impact of healthcare policy laws, regulations and reforms upon Cardiogenesis’ industry; possible adverse Medicare or other third-party reimbursement policies or adverse changes in those policies; any inability by Cardiogenesis to ship product on a timely basis; Cardiogenesis’ ability to manage its growth; the effects of recent disruptions in global credit and equity markets and other adverse economic developments that could adversely affect the market for our products or our ability to raise needed financing; actions by our competitors; and Cardiogenesis’ ability to protect its intellectual property. Other factors that could cause Cardiogenesis’ actual results to differ materially are discussed in the “Risk Factors” section of Cardiogenesis’ Annual Report on Form 10-K for the year ended December 31, 2010 and Cardiogenesis’ other filings with the SEC. Cardiogenesis disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this statement. In addition, the Projections may be affected by Cardiogenesis’ ability to achieve strategic goals, objectives and targets over the applicable period. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from them. See “Cautionary Statement Regarding Forward-Looking Information” on page 10.

Accordingly, there can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Projections in this proxy statement should not be regarded as an indication that Cardiogenesis or any of its affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such.

Neither Cardiogenesis nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error, but Cardiogenesis will amend the Projections provided in this proxy statement and promptly disseminate revised information in the event that the existing disclosure materially changes. Neither Cardiogenesis nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any Cardiogenesis shareholder or other person regarding the ultimate performance of Cardiogenesis compared to the information contained in the Projections or that the Projections will be achieved. Cardiogenesis has made no representation to CryoLife or Merger Sub, in the Merger Agreement or otherwise, concerning the Projections.

In light of the foregoing factors and the uncertainties inherent in the Projections, Cardiogenesis’ shareholders are cautioned not to place undue, if any, reliance on the Projections.

The following is a description of the Projections provided to B. Riley, our board of directors, and CryoLife:

Projected Financial Information
(dollar amounts are in thousands; all amounts are approximate)

	2011	2012	2013	2014

Revenue	$14,431	$16,031	$17,794	$20,108
Gross Profit	$12,251	$13,659	$15,240	$17,284
Gross Margin	84.9%	85.2%	85.6%	86.0%
Operating Expenses	$13,577	$14,233	$12,796	$12,323
Net Income	$(1,355)	$(603)	$2,415	$4,932
Adjusted EBITDA(1)	$(828)	$(178)	$2,951	$5,468

(1)	Defined as net income before interest income, interest expense, provision for income tax, depreciation, amortization and expenses associated with stock based compensation.

The Projections include non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA means earnings before interest income, interest expense, provision for taxes, depreciation and amortization and expenses associated with stock-based compensation. Cardiogenesis believes that Adjusted EBITDA provides important information about the operating trends of Cardiogenesis. Cardiogenesis uses Adjusted EBITDA to evaluate performance of its business operations. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from similarly titled measures used by other companies. Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cardiogenesis’ results of operations as determined in accordance with GAAP. These measures should only be used to evaluate Cardiogenesis’ results of operations in conjunction with the corresponding GAAP measures.

Set forth below is a reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure based on the Projections, Net Income. This reconciliation was not provided to CryoLife in connection with its due diligence review or to B. Riley.

Adjusted EBITDA Reconciliation	2011	2012	2013	2014

Net Income	$(1,355)	$(603)	$2,415	$4,932
Plus Income Tax	$25	$25	$25	$25
Plus Depreciation Expense	$280	$170	$281	$281
Plus Stock Based Compensation	$218	$226	$226	$226
Plus Interest Expense, net	$4	$4	$4	$4
Adjusted EBITDA	$(828)	$(178)	$2,951	$5,468

Financing of the Tender Offer and Merger

CryoLife will provide Merger Sub with sufficient funds to pay for all shares of our common stock to be acquired in the Merger. The total amount of funds necessary to pay all Merger consideration and customary fees and expenses in connection with the Merger Agreement and the transactions contemplated therein, including the tender offer, is estimated to be approximately $24.9 million, which will be used to pay shareholders of Cardiogenesis and holders of Cardiogenesis’ other equity-based interests. CryoLife has advised us that it expects to provide funds for these payments to Merger Sub, either as a capital contribution or as an intercompany loan. CryoLife will obtain such funds from cash on hand. CryoLife and Merger Sub do not have any alternative financing plans or arrangements. The consummation of the Merger is not conditioned upon any financing arrangements.

Interests of Cardiogenesis Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors to vote for the proposal to approve and adopt the Merger Agreement, shareholders should be aware that Cardiogenesis’ executive officers and directors have agreements or arrangements that may provide them with interests that may differ from, or be in addition to, those of shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in determining the recommendation set forth in this proxy statement.

Consideration Payable Pursuant to the Merger

As of March 25, 2011, Cardiogenesis’ directors and executive officers (and affiliates and affiliated investment entities) owned in the aggregate 911,561 shares of our common stock (excluding shares of our common stock issuable upon the exercise of options to purchase common stock and the vesting of restricted stock). The beneficial ownership of each director and executive officer as of March 25, 2011 is further described in this proxy statement under the heading “Securities Ownership of Certain Beneficial Owners and Management” beginning on page 61.

Effect of the Merger Agreement on Options and Restricted Stock

Options

As of March 25, 2011, Cardiogenesis’ directors and executive officers held options to purchase 2,077,634 shares of our common stock in the aggregate, with exercise prices ranging from $0.13 to $2.57 per share. The Merger Agreement provides that any outstanding option to acquire shares of our common stock, whether vested or unvested, shall vest and become fully exercisable immediately prior to the effective time of the Merger in accordance with the terms and conditions of the applicable stock plan under which such option was granted and the applicable stock option agreement for such option. At the effective time of the Merger, each holder of an option will be entitled to receive an amount equal to the excess, if any, of the Merger consideration, without interest, over the exercise price per share of such option, less any required withholding taxes. If the exercise price per share of any option equals or exceeds $0.457, such amount shall be zero.

The table below sets forth information regarding the options held by Cardiogenesis’ directors and executive officers as of March 25, 2011 with an exercise price per share less than $0.457.

	Number of
	Securities	Option
	Underlying	Exercise	Aggregate
	Cardiogenesis Stock	Price	Proceeds	Total
Name	Options (#)	($)	($)	($)

Paul McCormick	22,500	0.33	2,857.50	23,660
	7,500	0.29	1,252.50
	50,000	0.22	11,850
	100,000	0.38	7,700
William Abbott	100,000	0.49	—	72,925
	100,000	0.30	15,700
	175,000	0.13	57,225
Richard Lanigan	11,806	2.57	—	123,539.35
	13,194	2.57	—
	13,890	1.01	—
	21,336	4.50	—
	22,917	0.91	—
	14,583	0.91	—
	11,110	1.01	—
	74,332	0.32	10,183.48
	58,802	0.32	8,055.87
	83,333	0.70	—
	16,667	0.70	—
	50,000	1.03	—
	75,000	0.54	—
	100,000	0.50	—
	150,000	0.30	23,550
	250,000	0.13	81,750
Raymond Cohen	22,500	0.18	6,232.5	10,082.50
	50,000	0.38	3,850
Marvin Slepian	22,500	0.80	—	18,505
	7,500	0.59	—
	7,500	0.59	—
	7,500	0.25	1,552.50
	7,500	0.29	1,252.50
	50,000	0.22	11,850
	50,000	0.38	3,850
	100,000	0.59	—
Gregory Waller	22,500	0.30	3,532.50	20,485
	7,500	0.29	1,252.50
	50,000	0.22	11,850
	50,000	0.38	3,850
Ann Sabahat	22,500	0.28	3982.5	19,682.50
	50,000	0.22	11,850
	50,000	0.38	3,850

Restricted Stock

As of May 4, 2011, Cardiogenesis’ executive officers and directors held, in the aggregate, 308,519 shares of restricted stock. Each share of restricted stock outstanding immediately prior to the purchase of the shares of our common stock pursuant to the tender offer, which we refer to as the Acceptance Time, will fully vest immediately prior to the Acceptance Time pursuant to the terms of the Merger Agreement. Thereafter, immediately prior to the effective time of the Merger, such shares will convert into the right to receive the Merger consideration.

The table below sets forth information regarding the shares of restricted stock held by Cardiogenesis’ directors and executive officers as of May 4, 2011.

		Aggregate
	Restricted Shares	Proceeds
Name	(#)	($)

Paul McCormick	250,000	114,250.00
William Abbott	26,154	11,952.38
Richard Lanigan	32,365	14,790.81
Raymond Cohen	—	—
Marvin Slepian	—	—
Gregory Waller	—	—
Ann Sabahat	—	—

Employment Agreements between Cardiogenesis and its Executive Officers

Employment Agreement with Mr. McCormick

On June 24, 2009, our board of directors appointed Paul McCormick, a member of our board of directors, to serve as the Executive Chairman of our board of directors and principal executive officer of Cardiogenesis effective July 1, 2009, pursuant to an employment agreement. Under the terms of the employment agreement, Mr. McCormick is entitled to an annual base salary of $250,000, provided that he devotes at least 75% of his time to his duties and responsibilities as Executive Chairman under the employment agreement. On May 17, 2010, Mr. McCormick’s employment agreement was amended to reduce his base salary to $200,000. Mr. McCormick is entitled to receive certain benefits which will include, at a minimum, medical insurance for Mr. McCormick and his spouse, as well as no less than three weeks paid vacation per year. In addition, Mr. McCormick will also be reimbursed for all reasonable expenses incurred by him in respect of his services to us. The employment agreement has an initial term of one year, which term will be automatically renewed for successive additional one year periods, unless terminated upon 30 days written notice by either Mr. McCormick or us.

In the event of a termination for “cause,” as defined below, or in the event of a resignation without “good reason,” as defined below (other than in connection with a “change of control” or “corporate transaction,” as such terms are defined below), Mr. McCormick is only entitled to receive any accrued but unpaid base salary and benefits through the date of termination. In the event of a termination by us without “cause” or by Mr. McCormick with “good reason,” or in the event of a termination by us in connection with a “change of control” or a “corporate transaction,” Mr. McCormick is entitled to receive (i) the remainder of his then current base salary for the remainder of the then current term and (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Mr. McCormick’s termination.

Under Mr. McCormick’s employment agreement, the following terms have the following meanings:

“Cause” means:

•	willful misconduct by Mr. McCormick causing material harm to us or repeated failure by him to follow the reasonable directives of our board of directors (or a designated committee thereof), but only if, in either case, Mr. McCormick shall not have discontinued such misconduct or failure within thirty (30) days after receiving written notice from us describing the misconduct or failure and stating that we will consider the continuation of such misconduct or failure as cause for termination of the agreement;

•	any material act or omission by Mr. McCormick involving gross negligence in the performance of his duties to, or material deviation from any of the policies or directives of Cardiogenesis, other than a deviation taken in good faith by Mr. McCormick for our benefit;

•	any illegal act by Mr. McCormick which materially and adversely affects the business of Cardiogenesis, provided that we may suspend Mr. McCormick with pay while any allegation of such illegal act is investigated; or

•	any felony committed by Mr. McCormick, as evidenced by conviction thereof, provided that we may suspend Mr. McCormick with pay while any allegation of such felonious act is investigated.

“Good Reason” means:

•	without Mr. McCormick’s prior written consent, a reduction in his then current base salary;

•	without Mr. McCormick’s prior written consent, the assignment to him of duties substantially and materially inconsistent with the position and nature of his employment as set forth in the employment agreement; or

•	without Mr. McCormick’s prior written consent, a relocation of his place of employment outside of Orange County, California.

“Change of Control” means a change in ownership or control of Cardiogenesis effected through the acquisition, directly or indirectly, by any person or related group of persons (other than Cardiogenesis or a person that directly or indirectly controls, is controlled by, or is under common control with, Cardiogenesis), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders which our board of directors does not recommend such shareholders to accept.

“Corporate Transaction” means either of the following shareholder-approved transactions to which we are a party:

•	Merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

•	the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or our dissolution.

The employment agreement also provides that all outstanding options will accelerate and become exercisable in full and all rights of repurchase with respect to restricted stock (if any) shall terminate in the event of a change of control or a corporate transaction. Mr. McCormick’s employment agreement replaces the consulting agreement he previously entered into with us, which was simultaneously terminated.

Also on June 24, 2009, in connection with Mr. McCormick’s appointment to Executive Chairman, the board of directors granted him 300,000 shares of restricted stock under our Stock Option Plan. The restrictions on Mr. McCormick’s shares of restricted stock will lapse in equal installments upon the first and second anniversaries of the date of grant.

Employment Agreement with Mr. Lanigan

On July 30, 2007, we entered into a written employment agreement with Mr. Lanigan. On June 24, 2009, we entered into an amendment to that employment agreement, pursuant to which we and Mr. Lanigan agreed to: (i) change his position from President to Executive Vice President, Marketing, and (ii) change his annual base salary to $225,000, which represented a decrease of $22,500 per year.

Pursuant to the terms of Mr. Lanigan’s employment agreement, as amended, we agreed to set his annual discretionary target bonus at 30% of his base salary (both of which reflected his base salary and target bonus then in effect). In addition, the agreement provided that Mr. Lanigan’s benefits were to remain unchanged and include, at a minimum, medical insurance (including prescription drug benefits) for Mr. Lanigan and his spouse, as well as no less than three weeks of paid vacation per year. On January 7, 2010, our board of directors set Mr. Lanigan’s maximum discretionary target bonus for fiscal year 2010 to 30% of his base salary, or $67,500.

Our employment agreement with Mr. Lanigan also provides for certain payments following the termination of his employment with us. In the event we terminate Mr. Lanigan’s employment with us for “Cause,” or in the event of a resignation without “Good Reason” (other than in connection with a Change of Control or Corporate Transaction, as described above), we are obligated to pay Mr. Lanigan only his accrued but unpaid base salary and benefits through the date of termination. In the event we terminate his employment without “Cause” or Mr. Lanigan terminates his employment with us for “Good Reason,” we are obligated to pay Mr. Lanigan the following:

•	accrued but unpaid salary and benefits through the date of termination;

•	a severance payment in an amount equal to six months of his then-current base salary;

•	a prorated payment equal to the target bonus amount for which he would be eligible for the year in which such resignation or termination occurred, and

•	continuation of certain insurance benefits for six months.

In addition, to the extent not already vested, all options to purchase shares of our common stock and restricted stock shall vest by six additional months.

In the event we terminate Mr. Lanigan’s employment in connection with a “Change of Control” or a “Corporate Transaction” or Mr. Lanigan terminates his employment with us following a Change in Control or Corporate Transaction under certain circumstances, we are obligated to pay Mr. Lanigan the following:

•	accrued but unpaid salary and benefits through the date of termination;

•	a severance payment in an amount equal to 12 months of his then-current base salary;

•	payment equal to the target bonus amount for which he would be eligible for the year in which such resignation or termination occurred; and

•	continuation of certain insurance benefits for 12 months.

In addition, to the extent not already vested, all options to purchase shares of our common stock and restricted stock shall vest in full.

The definitions of “Cause,” “Good Reason,” “Change of Control” and “Corporate Transaction” are substantially the same as those summarized above under the section entitled “Employment Agreement with Mr. McCormick.”

Employment Agreement with Mr. Abbott

On July 30, 2007, we entered into an employment agreement with Mr. Abbott. The terms of our employment agreement with Mr. Abbott are substantially the same as the terms of our agreement with Mr. Lanigan, discussed above, provided, however, that the initial base salary to be paid to Mr. Abbott upon execution of his agreement with us was $200,000 per year.

Arrangements between Executive Officers and CryoLife or Merger Sub

Management Retention Agreements

CryoLife has agreed to employ Mr. Abbott after the Merger for a transition period. Mr. Abbott is expected to be employed until September 30, 2011 pursuant to his current employment agreement, and will remain eligible to receive the severance benefits described above.

CryoLife has agreed to employ Mr. Lanigan after the Merger under an employment agreement with an initial term of two years. During his employment in 2011, Mr. Lanigan will be paid an annual salary of $225,000, and will receive a commission of 1.25% of sales of Cardiogenesis products during 2011 after the closing of the Merger. He will also receive the 2011 bonus under his Cardiogenesis employment agreement, pro-rated for the portion of the year from January 1 until the day of the closing of the Merger. He will also receive a relocation allowance to move to Atlanta, and the customary benefits received by CryoLife’s officers related to that relocation. The relocation package will be CryoLife’s standard executive relocation policy but there will be allowance for up to 150 days of temporary living expenses. Upon closing of the Merger, he will also receive 10,000 shares of CryoLifes’ restricted stock which will vest on the third anniversary of the grant date, and 25,000 CryoLife stock options which will vest one-third per year beginning on the first anniversary of the agreement, all pursuant to CryoLife’s standard forms of grant agreement. Mr. Lanigan’s employment agreement will provide for severance payments of one year salary plus bonus if Mr. Lanigan is terminated without cause or if Mr. Lanigan terminates the agreement for good reason which includes an assignment of duties materially inconsistent with his position, authority, duties or responsibilities or any action by CryoLife which results in a material diminution in his position, authority, duties or responsibilities. In order to obtain this employment package, Mr. Lanigan will be required to waive the severance benefits described above. The terms of Mr. Lanigan’s employment are subject to approval by CryoLife’s compensation committee and the execution of a definitive agreement.

Support Agreement

Concurrently with the execution of the Merger Agreement, Messrs. McCormick, Lanigan, Abbott and the members of our board of directors entered into a Support Agreement with CryoLife, pursuant to which they have agreed to tender, at the request of CryoLife, an aggregate of 1,276,859 shares of our common stock, which represent approximately 2.7% of the outstanding shares of our common stock as of April 5, 2011. The Support Agreement also requires such shareholders to take certain other actions in connection with the Merger Agreement, including voting in favor of matters contemplated by the Merger Agreement if a meeting of Cardiogenesis’ shareholders is called:

•	in favor of the Merger, the execution and delivery by Cardiogenesis of the Merger Agreement, the adoption and approval of the Merger Agreement and the terms thereof and each of the other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement (whether or not recommended by our board of directors);

•	against any acquisition proposal, any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between Cardiogenesis and any other person (other than the Merger), any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or the Support Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Cardiogenesis or any of its subsidiaries under the Merger Agreement, and any change in the present capitalization or dividend policy of Cardiogenesis or any amendment or other change to Cardiogenesis’ articles of incorporation or bylaws, except if approved by CryoLife; and

•	prior to the termination date and at any time after the acceptance date, in favor of all necessary and desirable actions to cause the election (and maintenance) of the CryoLife designees to our board of directors pursuant to the terms of the Merger Agreement (and, unless requested by CryoLife, against the removal of any of the CryoLife designees from our board of directors).

The Support Agreement will terminate upon the earliest to occur of the following: (i) the effective time of the merger, (ii) written notice of termination of the Support Agreement to the parties thereto, (iii) August 31, 2011, (iv) the termination of the Merger Agreement by its terms, (v) the date CryoLife or Merger Sub terminates, withdraws, or abandons the tender offer (without making a new tender offer), (vi) the date on which the tender offer or a new offer is revised (except in the context of CryoLife’s “matching right”) to (A) reduce the cash consideration payable in the tender offer, (B) change the form of consideration payable, (C) reduce the number of shares of our common stock to be purchased by Merger Sub, (D) waive or amend the minimum condition or certain other conditions to the consummation of the tender offer, (E) add to the conditions to the consummation of the tender offer, (F) extend the expiration date beyond August 31, 2011, or (G) otherwise amend, modify, or supplement any conditions to the consummation of the tender offer or any term of the tender offer set forth in the Merger Agreement in a manner adverse to the holders of shares of our common stock, or (vii) the date on which a third party acquires more than 50% of Cardiogenesis’ outstanding voting securities on a fully diluted basis.

Indemnification of Directors and Officers

Cardiogenesis is organized under the laws of the State of California. Section 204(10) of the CGCL permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law. Cardiogenesis’ articles of incorporation provides for the indemnification of Cardiogenesis’ directors to the fullest extent permissible under the CGCL. Consequently, no director will be personally liable to Cardiogenesis or its shareholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any act or omission not in good faith or which involves intentional misconduct or a knowing and culpable violation of law;

•	acts or omissions that a director believes to be contrary to the best interests of the corporation r its shareholders or that involve the absence of good faith on the part of the director;

•	any transaction from which a director derived and improper personal benefit;

•	acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders;

•	acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; or

•	distributions, loans and guaranties under Section 316 of the CGCL.

In addition, Cardiogenesis’ bylaws provide that Cardiogenesis is required to indemnify its directors, officers, employees and agents, in each case to the fullest extent permitted by the CGCL. Cardiogenesis’ bylaws also provide that Cardiogenesis shall advance expenses incurred by a director, officer, employee or certain agents in advance of the final disposition of any action or proceeding, and permit Cardiogenesis to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether Cardiogenesis would otherwise be permitted to indemnify him or her under the provisions of the CGCL.

Cardiogenesis has entered into agreements to indemnify its directors, officers and other employees as determined by our board of directors. These agreements generally provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Cardiogenesis also maintains directors’ and officers’ liability insurance that insures its directors and officers against certain losses and insures Cardiogenesis with respect to its obligations to indemnify its directors and officers.

The Merger Agreement provides that CryoLife and the surviving corporation will honor and fulfill in all respects the indemnification obligations of Cardiogenesis, including the advancement of expenses incurred in the defense of any action or suit, incurred prior to the effective time of the Merger. Furthermore, until the sixth anniversary of the effective time of the Merger, CryoLife will maintain in effect directors’ and officers’ liability insurance with benefits and coverage levels that are no less favorable than Cardiogenesis’ existing policies in respect of acts or omissions occurring at or prior to the effective time of the Merger, provided that in satisfying such obligations, CryoLife and Cardiogenesis will not be obligated to pay annual premiums in excess of 150% of the amount paid by Cardiogenesis for coverage for its last full fiscal year. If the annual premiums of such insurance coverage exceed such amount, CryoLife and the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding the 150% amount.

Summary of Aggregate Proceeds that May be Received by Cardiogenesis’ Directors and Executive Officers

The table below sets forth information regarding the aggregate proceeds that may be received by each of Cardiogenesis’ directors and executive officers in connection with the tender offer and the Merger. Such amounts are described in further detail above under “Consideration Payable Pursuant to the Merger,” “Effect of the Merger Agreement on Options and Restricted Stock,” “Arrangements Between Executive Officers and CryoLife or Merger Sub,” and “Employment Agreements between Cardiogenesis and its Executive Officers.” The table below sets forth, as of March 28, 2011, the day Cardiogenesis entered into the Merger Agreement, the amounts payable to each of Cardiogenesis’ executive officers and each member of our board of directors if each such person (1) tendered all of the shares of our common stock that each person own for the tender offer price (assuming no exercise of outstanding options), (2) received remuneration for the cash-out of options at the time of the Merger, and (3) in the case of our executive officers, were terminated without cause in connection with the Merger.

						Stock Options
				Accelerated vesting of			Value of
	Unrestricted Shares			restricted stock			shares
	Owned			Number of	Value of		subject to
		Number		shares of	shares of	Number	Options
	Severance	of		restricted	restricted	of in-the-	(less
	Payments	Shares	Value of	stock	stock	money	exercise
Executive Officer	(1)	Owned	shares	owned	tendered	Options	price)	Total

Richard P. Lanigan	$241,875 (2)	199,580 (4)	$91,208	32,365	$14,791	533,134	$123,539	$471,413
Paul J. McCormick	$37,272	728,926 (3)	$333,119	250,000	$114,250	180,000	$23,660	$508,301
William R. Abbott	$215,000	39,884	$18,227	26,154	$11,952	275,000	$72,925	$325,104
Raymond W. Cohen	N/A	N/A	N/A	N/A	N/A	72,500	$10,802.50	$10,802.50
Ann T. Sabahat	N/A	N/A	N/A	N/A	N/A	122,500	$19,682.50	$19,682.50
Marvin J. Slepian	N/A	N/A	N/A	N/A	N/A	115,000	$18,505	$18,505
Gregory D. Waller	N/A	N/A	N/A	N/A	N/A	130,000	$20,485	$20,485

(1)	Reflects the estimated value as of March 28, 2011, of severance payments due upon termination to which each Executive Officer may be entitled under the terms of his applicable Employment Agreement.

(2)	Assumes that Mr. Lanigan will not enter into the proposed employment agreement with CryoLife described above which would require Mr. Lanigan to waive his right to severance payments.

(3)	All of Mr. McCormick’s shares were acquired in open-market transactions.

(4)	83,765 of Mr. Lanigan’s shares were acquired in open-market transactions.

Dividends

Pursuant to the Merger Agreement, we are prohibited from declaring any dividends following execution of the Merger Agreement on March 28, 2011.

Determination of the Merger Consideration

The Merger consideration was determined through arm’s-length negotiations between Cardiogenesis and CryoLife.

Regulatory Matters

In connection with the Merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including the following:

•	filing the certificate of Merger with the Secretary of State of the State of California in accordance with the CGCL after the approval and adoption of the Merger Agreement by our shareholders; and

•	complying with U.S. federal securities laws.

Person/Assets, Retained, Employed, Compensated Or Used

B. Riley

Pursuant to an engagement letter dated November 7, 2010, Cardiogenesis retained B. Riley to deliver its opinion, which is referred to as the Opinion, as to the fairness, from a financial point of view, of the consideration to be received by the holders of the shares of our common stock in the tender offer and the Merger, which are sometimes referred together as the Transaction. At a meeting of our board of directors on March 22, 2011, B. Riley delivered its oral opinion to our board of directors which was confirmed in a written opinion, dated the same day, subsequently such opinion was updated as of March 28, 2011 and confirmed in a written opinion dated March 28, 2011, that based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as B. Riley considered relevant, that the consideration (as defined below) to be paid in connection with the tender offer and the Merger is fair, from a financial point of view, to the holders of the shares of our common stock as of the date of the Opinion.

Dissenters’ Rights

The following is a summary of Chapter 13 of the California General Corporation Law, which we refer to as the CGCL, which sets forth the procedures for our shareholders to dissent from the Merger and to demand statutory dissenters’ rights under the CGCL. Shares of our common stock held by shareholders who have perfected their dissenters’ rights in accordance with Chapter 13 of the CGCL and have not withdrawn their demands or otherwise lost their rights are referred to in this summary as dissenting shares. This summary does not purport to be a complete statement of the provisions of California law relating to the rights of our shareholders to an appraisal of the value of their shares and is qualified in its entirety by reference to Chapter 13 of the CGCL, the full text of which is attached as Annex C hereto. Please note, failure to follow the procedures required by the CGCL could result in the loss of dissenters’ rights.

Under Sections 181 and 1201 of the CGCL, the Merger constitutes a “reorganization.” Chapter 13 of the CGCL provides dissenters’ rights for shareholders dissenting from reorganizations in certain circumstances. While there are generally no dissenters’ rights in connection with securities listed on national securities exchanges, Cardiogenesis’ common stock is quoted on the OTCQB, which is not a national securities exchange, and therefore, our shareholders will be entitled to dissent from the Merger and seek appraisal for their shares of Cardiogenesis common stock if they follow the procedures required by the CGCL.

For a Cardiogenesis shareholder to exercise dissenters’ rights as to any shares of Cardiogenesis’ common stock in connection with the Merger, the shareholder must not vote in favor of the Merger and must make a written demand to Cardiogenesis that it purchase the shares at their fair market value. Thus, if a shareholder wishes to dissent, any proxy card submitted must be marked to be either voted “AGAINST” or “ABSTAIN.” If the shareholder returns the proxy card without voting instructions, while his or her shares will have the same effect as a vote “AGAINST” approval and adoption of the Merger Agreement, the return of a proxy card without voting instructions will cause the shareholder to lose his or her dissenters’ rights. A shareholder who returns the proxy card with voting instructions “FOR” the approval and adoption of the Merger Agreement will cause the shareholder to lose his or her dissenter’s rights.

The shareholder’s written demand must:

•	be made by the record holder of the shares; thus, a beneficial owner of our stock that is registered in the record ownership of another person (such as a broker or nominee) should instruct the record holder to follow the procedures for perfecting dissenters’ rights if the beneficial owner wants to dissent with respect to any or all of those shares;

•	be mailed or otherwise directed to Cardiogenesis Corporation, attention Corporate Secretary, 11 Musick, Irvine, CA, 92618;

•	be received not later than 30 days after notice of the approval of the Merger is mailed to shareholders who did not vote in favor of the Merger (as described below);

•	specify the shareholder’s name and mailing address and the number and class of shares held of record that the shareholder demands that we purchase;

•	state that the shareholder is demanding purchase of the shares and payment of their fair market value (Chapter 13 of the CGCL states that the fair market value, for this purpose, is determined “as of the day before the announcement” of the proposed Merger, which in this case was March 28, 2011); and

•	state the price that the shareholder claims to be the fair market value of the shares (this statement will constitute an offer by the shareholder to sell the shares to us at that price).

In addition, within 30 days after notice of the approval of the Merger is mailed to shareholders, the shareholder must also submit to us or our transfer agent, for endorsement as dissenting shares, the stock certificates representing the Cardiogenesis shares as to which the shareholder is exercising dissenters’ rights. A holder of dissenting shares may not withdraw a demand for payment unless we consent to the withdrawal.

Simply failing to vote for or against, or voting against, the proposed Merger will not be sufficient to constitute the demand described above.

If the Merger is approved by our shareholders, we will have 10 days after the approval to send to those shareholders who did not vote in favor of the Merger and who could potentially exercise dissenters’ rights in accordance with the CGCL, a written notice of such approval accompanied by:

•	a copy of Chapter 13 of the CGCL;

•	a statement of the price we determine to represent the fair market value of the dissenting shares (this statement will constitute an offer by us to purchase any dissenting shares at the stated amount if the Merger closes and unless the shares lose their status as dissenting shares); and

•	a brief description of the procedures to be followed if a shareholder desires to exercise dissenters’ rights.

If Cardiogenesis and a dissenting shareholder agree that the shares are dissenting shares and agree on the price of the shares, the dissenting shareholder is entitled to receive the agreed-upon price with interest from the date of such agreement. The applicable interest rate will be the rate then set by law for the accrual of interest on judgments for money. Payment for the dissenting shares must be made within 30 days after the later of the date of that agreement or the date on which all statutory and contractual conditions to the Merger are satisfied. Payments are also conditioned on the surrender to us of the certificates representing the dissenting shares.

If we deny that shares are dissenting shares or the shareholder fails to agree with us as to the fair market value of the shares, then, within six months after the notice of approval is mailed, any shareholder demanding purchase of such shares as dissenting shares or any interested corporation may file a complaint in the superior court in the proper California county requesting a determination as to whether the shares are dissenting shares or as to the fair market value of the holder’s shares, or both, or may intervene in any action pending on such a complaint. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters’ rights are lost. The court will first determine any issues as to the status of the dissenting shares. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

If the court appoints an appraiser or appraisers, they will proceed to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of the appraisers, will make and file a report in the office of the clerk of the court. Thereafter, on the motion of any party, the report is submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

If the single appraiser or a majority of the appraisers fails to make and file a report within 10 days after the date of their appointment or within such further time as the court allows, or if the court does not confirm the report, the court will determine the fair market value of the dissenting shares. Subject to Section 1306 of Chapter 13 of the CGCL, judgment is rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares that any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest at the legal rate from the date on which the judgment is entered.

The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, is assessed or apportioned as the court considers equitable. However, if the price determined by the court is more than the price offered by the corporation, the corporation pays the costs (including, in the discretion of the court, attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date the shareholder made the demand and submitted shares for endorsement if the price determined by the court is more than 125% of the price offered by the corporation).

Except as expressly limited by Chapter 13, holders of dissenting shares continue to have all of the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined.

Dissenting shares lose their status as dissenting shares, and dissenting shareholders cease to be entitled to require Cardiogenesis to purchase their shares, if:

•	the Merger is abandoned;

•	the shares are transferred before they are submitted to Cardiogenesis for the required endorsement;

•	the dissenting shareholder and Cardiogenesis do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither Cardiogenesis nor the shareholder files a complaint or intervenes in a pending action within six months after we mail a notice that our shareholders have approved the Merger; or

•	with our consent, the holder delivers to us a written withdrawal of such holder’s demand for purchase of the shares.

To the extent that the provisions of Chapter 5 of the CGCL (which places conditions on the power of a California corporation to make distributions to its shareholders) prevent the payment to any holders of dissenting shares of the fair market value of the dissenting shares, the dissenting shareholders will become creditors of the corporation for the amount that they otherwise would have received in the repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors of the corporation in any liquidation proceeding, with the debt to be payable when permissible under the provisions of Chapter 5 of the CGCL.

For U.S. federal income tax purposes, shareholders who receive cash for their shares of our stock pursuant to the exercise of dissenters’ rights will generally recognize taxable gain or loss. Each holder should consult its own tax advisor as to the particular tax consequences of the exercise of dissenters’ rights to such holder.

CHAPTER 13 OF THE CGCL PROVIDES THAT THE VALUE OF OUR COMMON STOCK FOR PURPOSES OF THE EXERCISE OF DISSENTERS’ RIGHTS IS THE “FAIR MARKET VALUE” ON THE DAY PRIOR TO ANNOUNCEMENT OF THE TRANSACTION. AS A RESULT, THE BOARD INTENDS TO FIX THE VALUE FOR PURPOSES OF ANY SHAREHOLDER EXERCISING DISSENTERS’ RIGHTS AT $0.32 PER SHARE, THE PRICE OF OUR COMMON STOCK ON MARCH 28, 2011, AND AN AMOUNT SUBSTANTIALLY LESS THAN THE MERGER CONSIDERATION.

Material United States Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences to holders of shares of our common stock upon the exchange of such shares for cash pursuant to the Merger. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to dispose of shares of our common stock in the Merger, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect). In addition, this summary is not a complete description of all the tax consequences of the Merger and, in particular, may not address

U.S. federal income tax considerations to holders of shares of our common stock subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities or currencies, traders that mark to market, holders who hold their shares of our common stock as part of a hedge, straddle or conversion transaction, insurance companies, tax-exempt entities and holders who obtained their shares of our common stock by exercising options or warrants). In addition, this summary does not discuss any consequences to holders of options or warrants to purchase shares of our common stock or any aspect of state, local or foreign tax law that may be applicable to any holder of shares of our common stock, or any U.S. federal tax considerations other than U.S. federal income tax considerations. This summary assumes that holders own shares of our common stock as capital assets. No ruling from the Internal Revenue Service and no tax opinion of counsel has been or will be sought with respect to any of the tax matters discussed herein.

We urge holders of shares of our common stock to consult their own tax advisors with respect to the specific tax consequences to them in connection with the Merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

U.S. Holders

Except as otherwise set forth below, the following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of shares of our common stock that is a citizen or resident of the United States, a domestic corporation (or any other entity or arrangement treated as a domestic corporation for U.S. federal income tax purposes), any estate (the income of which is subject to U.S., federal income taxation regardless of its source), and any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust, which we refer to as a U.S. Holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holders should consult their own tax advisors regarding the tax consequences of exchanging the shares of our common stock pursuant to the tender offer or pursuant to the Merger.

Payments with Respect to Shares of Our Common Stock

The exchange of shares of our common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who receives cash for shares of our common stock pursuant to the Merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged for cash in the merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of our common stock is more than one year at the time of the exchange of such holder’s shares of our common stock for cash. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. There are limitations on the deductibility of capital losses.

Backup Withholding Tax and Information Reporting

Payments made with respect to shares of our common stock exchanged for cash in the Merger will be subject to information reporting and potential U.S. federal backup withholding tax (currently at a rate of 28 percent). To avoid such backup withholding, a U.S. holder should provide the exchange agent or other applicable person a properly completed Form W-9 (or appropriate substitute form), signed under penalties of perjury, including such holder’s current Taxpayer Identification Number, or “TIN,” and other certifications.

Certain U.S. holders are exempt from these backup withholding and reporting requirements. Exempt holders who are not subject to backup withholding should indicate their exempt status on a Form W-9 by entering their correct TIN, marking the appropriate box and signing and dating the W-9 in the space provided.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder of shares of our common stock. The term “Non-U.S. Holder” means a beneficial owner, other than a partnership, of shares of our common stock that is not a U.S. Holder.

Non-U.S. Holders should consult their own tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments with Respect to Shares of Our Common Stock

Payments made to a Non-U.S. Holder with respect to shares of our common stock exchanged for cash pursuant to the Merger generally will be exempt from U.S. federal income tax, unless:

(a)	the gain on shares of our common stock, if any, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States) (in which event (i) the Non-U.S. Holder will be subject to U.S. federal income tax as described under “U.S. Holders,” but such Non-U.S. Holder should provide a Form W-8ECI instead of a Form W-9, and (ii) if the Non-U.S. Holder is a corporation, it may be subject to branch profits tax on such gain at a 30 percent rate (or such lower rate as may be specified under an applicable income tax treaty));

(b)	the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met (in such event the Non-U.S. Holder will be subject to tax at a flat rate of 30 percent (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of our common stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year); or

(c)	the Non-U.S. Holder is an individual subject to tax pursuant to U.S. tax rules applicable to certain expatriates.

Backup Withholding Tax and Information Reporting

In general, if you are a Non-U.S. Holder you will not be subject to backup withholding and information reporting with respect to a payment made with respect to shares of our common stock exchanged for cash in the Merger if you have provided the Depositary with an IRS Form W-8BEN (or a Form W-8ECI if your gain is effectively connected with the conduct of a U.S. trade or business). If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity.

Deregistration of Cardiogenesis Shares of Common Stock

If the Merger is completed, shares of our common stock will be no longer be quoted on the OTCQB and will be deregistered under the Securities Exchange Act of 1934, as amended, and the shares of our common stock will no longer be publicly traded.

Litigation Relating to the Merger

On April 7, 2011, two plaintiffs filed purported class actions against Cardiogenesis, its directors, and CryoLife and Merger Sub, in connection with the proposed tender offer and Merger. These suits were filed in California Superior Court for Orange County and allege that the defendants breached and/or aided and abetted the breach of their fiduciary duties to Cardiogenesis by seeking to sell Cardiogenesis through an allegedly unfair process and for an unfair price and on unfair terms. The suits seek various equitable relief that would delay or enjoin the Merger based on allegations regarding the process by which offers or potential offers were evaluated by Cardiogenesis, as well as fees and expenses of the plaintiffs’ attorneys and experts.

Court	Filing Date	Case Name	Case Number

Superior Court of California, County of Orange	April 7, 2011	Patrick J. Grace vs. Paul McCormick	30-2011-00464472-CU-SL-CXC
Superior Court of California, County of Orange	April 7, 2011	Marion William Habiak vs. Cardiogenesis Corporation	30-2011-00464844-CU-SL-CXC

Cardiogenesis believes the allegations in the lawsuits are without merit, and intends to defend the actions vigorously. The absence of an injunction or court order preventing the consummation of the transaction is a condition to CryoLife’s obligation to complete the Merger pursuant to the Merger Agreement.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” beginning on page 65.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement is included to provide you with information regarding its terms. Factual disclosures about Cardiogenesis contained in this proxy statement or in Cardiogenesis’ public reports filed with the SEC may supplement, update or modify the factual disclosures about Cardiogenesis contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by Cardiogenesis, CryoLife and Merger Sub were qualified and subject to important limitations agreed to by Cardiogenesis, CryoLife and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedule that Cardiogenesis delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides for the merger of Merger Sub with and into Cardiogenesis upon the terms, and subject to the conditions, set forth in the Merger Agreement. As the surviving corporation, Cardiogenesis will continue to exist following the merger.

The board of directors of the surviving corporation will, from and after the effective time of the Merger, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. The officers of Cardiogenesis immediately prior to the effective time of the Merger will, from and after the effective time of the Merger, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

The articles of incorporation of the surviving corporation will be in the form of the certificate of incorporation attached as an exhibit to the Merger Agreement, until amended in accordance with its terms or by applicable law. The by-laws of Merger Sub as in effect immediately prior to the effective time of the Merger will be the by-laws of the surviving corporation, until amended in accordance with its terms or by applicable law.

Following the completion of the Merger, Cardiogenesis’ common stock will no longer be quoted on the OTCQB and will be deregistered under the Securities Exchange Act of 1934, as amended, and to cease to be publicly traded.

Terms of the Merger Agreement

The following is a summary of certain provisions of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Annex A, which is incorporated herein by reference. Copies of the Merger Agreement, and any other filings that we make with the SEC with respect to the tender offer or the merger, may be obtained in the manner set forth in “Where You Can Find More Information” beginning on page 65. Shareholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below.

The Tender Offer.  On April 5, 2011, Merger Sub commenced the tender offer for 49.9% of the outstanding shares of our common stock at a price of $0.457 per share, net to the seller in cash without interest thereon and less any required withholding taxes. As a result of the tender offer, Merger Sub acquired a total of 23,221,166 shares, or 49.9% of the outstanding Cardiogenesis shares.

Recommendation.  Cardiogenesis has represented in the Merger Agreement that our board of directors has, at a meeting duly called and held, duly adopted resolutions for which all directors present voted in favor of (i) determining that the terms of the Merger Agreement, the tender offer, the Merger and the other transactions contemplated thereby are fair to and in the best interests of Cardiogenesis’ shareholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the tender offer and the Merger, (iii) directed that the Merger Agreement be submitted to Cardiogenesis’ shareholders for adoption and approval (unless the Merger is consummated in accordance with the provisions of California’s short-form merger statute and (iv) resolved to recommend that Cardiogenesis’ shareholders accept the tender offer, tender their shares of our common stock pursuant to the tender offer and vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the tender offer and the Merger (if required by applicable law). We refer to the recommendation in clause (iv) above as the Recommendation.

The Merger; Closing; Effective Time.  The Merger Agreement provides that, after satisfaction or waiver of certain conditions, Merger Sub will be merged with and into Cardiogenesis and Cardiogenesis will be the surviving corporation. The closing date of the Merger will occur on a date to be specified by the parties to the Merger Agreement, which shall be no later than the second business day after satisfaction or waiver of all of the conditions to the Merger (other than any such conditions which by their nature cannot be satisfied until the closing) set forth in the Merger Agreement (or such other date as the parties to the Merger Agreement may agree), which conditions are described below in “Conditions to the Merger” beginning on page 59. The Merger will be completed and become effective when the certificates of merger are filed with the Secretary of State of Florida and the Secretary of State of California.

Charter, Bylaws, Directors, and Officers.  At the effective time of the Merger, the articles of incorporation of Cardiogenesis will be amended to conform to Exhibit C of the Merger Agreement. Also at the effective time of the Merger, the bylaws of Cardiogenesis will be amended to read as the bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger, except that such bylaws will be amended to reflect that the name of the surviving corporation will be “Cardiogenesis Corporation.” The directors of Merger Sub immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation and the officers of Cardiogenesis immediately prior to the effective time of the Merger will be the initial officers of the surviving corporation.

Appointment of Directors.  CryoLife has the right under the Merger Agreement to appoint designees to our board of directors following the tender offer’s conclusion.

Conversion of Shares of Our Common Stock.  Each common share issued and outstanding immediately prior to the effective time of the Merger (other than shares of our common stock held by us, CryoLife, or Merger Sub, or by any direct or indirect wholly-owned subsidiary of CryoLife, Merger Sub or Cardiogenesis, in each case immediately prior to the effective time of the Merger and any shares of our common stock that are issued and outstanding immediately prior to the effective time of the Merger and held by a Cardiogenesis shareholder who is entitled to demand and properly demands appraisal of such shares of common stock pursuant to, and who complies in all material respects with, Sections 1300-1313 of the CGCL, which is attached hereto as Annex C, will, by virtue of the Merger and without any action on the part of CryoLife, Merger Sub, Cardiogenesis or the holder, be cancelled and converted at the effective time of the Merger into the right to receive the Merger consideration, without interest thereon and less any required withholding tax. At the effective time of the Merger, each common share of Cardiogenesis owned by CryoLife, Merger Sub or any wholly-owned subsidiary of CryoLife or Cardiogenesis and shares of our common stock held by Cardiogenesis in treasury will be cancelled, and no payment or distribution will be made with respect to such shares of our common stock. At the effective time of the Merger, each share of Merger Sub common stock issued and outstanding immediately prior to the effective time of the Merger will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the surviving corporation.

Payment for Shares of Our Common Stock in the Merger.  CryoLife will deposit with Computershare Inc., as Paying Agent for the Merger, for the benefit of the holders of shares of our common stock, sufficient funds to pay the aggregate Merger consideration in an payment fund. After the Merger is completed, you will have the right to receive $0.457 per common share, but you will no longer have any rights as a Cardiogenesis shareholder. You will receive the Merger consideration in exchange for your shares of our common stock in accordance with the instructions that will be contained in the letter of transmittal that will be sent to you shortly after completion of the Merger. If your shares of our common stock are held in “street name” by your broker, dealer, commercial bank, trust company or other nominee, you will receive instructions from your broker, dealer, commercial bank, trust company or other nominee as to how to surrender your “street name” shares of our common stock and receive cash for those shares. If your shares of our common stock are held in book-entry form, you will receive instructions from the paying agent as to how to surrender your “book-entry” shares and receive cash for those shares.

Any portion of the payment fund (including the proceeds of any investments thereof) that remains unclaimed for one year after the effective time of the Merger will be delivered to CryoLife. Holders of shares outstanding before the effective time of the Merger will thereafter be entitled to look only to CryoLife for payment of any claims for Merger consideration to which they may be entitled (after giving effect to any required withholding tax). None of the surviving corporation, CryoLife, the Paying Agent or any other person will be liable to any person in respect of any Merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Transfer of Shares of Our Common Stock.  After the effective time of the Merger, there will be no transfers on our share transfer books of shares of our common stock outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, any certificate for our shares of our common stock is presented to the surviving corporation, CryoLife or the Paying Agent for transfer, it will be cancelled and exchanged for the per share Merger consideration, multiplied by the number of shares represented by the certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of Cardiogenesis, CryoLife and Merger Sub, to each other, as to, among other things:

•	the corporate organization, existence and power of each party and its subsidiaries;

•	the authority of each party to enter into the Merger Agreement and make it valid and binding;

•	no contravention by the execution, delivery and performance of the Merger Agreement of:

•	the organizational documents of each party and its subsidiaries,

•	applicable law, or

•	specified agreements, instruments and obligations;

•	required governmental approvals; and

•	compliance with law.

The Merger Agreement contains additional representations and warranties of Cardiogenesis to CryoLife as to, among other things:

•	the capitalization of Cardiogenesis;

•	the conduct of its business in the ordinary course;

•	the completeness and accuracy of Cardiogenesis’ filings with the SEC and financial statements;

•	the absence of material undisclosed liabilities;

•	the absence of changes in its business;

•	legal proceedings;

•	compliance of Cardiogenesis’ products with FDA marketing and other requirements;

•	employee benefit plans and related matters;

•	certain labor matters;

•	environmental liabilities;

•	tax matters;

•	material contracts;

•	the shareholder vote that may be required to approve the Merger;

•	insurance policies;

•	tangible and real properties;

•	intellectual property;

•	product and service warranties;

•	accounts receivable and inventories;

•	anti-takeover laws, regulations, or rights plans;

•	related party transactions; and

•	fees payable to and the opinion of the financial advisor to Cardiogenesis.

The Merger Agreement contains additional representations and warranties of CryoLife to Cardiogenesis as to, among other things:

•	CryoLife’s ownership of the common stock of Merger Sub;

•	the availability of funds to complete the transaction;

•	the completeness and accuracy of all disclosure documents and information supplied for inclusion in any disclosure documents by each party in connection with the transaction;

•	the required vote or consent of CryoLife, as sole shareholder of Merger Sub, to approve the Merger Agreement and the transactions contemplated thereby; and

•	fees of the financial advisor of CryoLife.

The representations and warranties given in the Merger Agreement will not survive the Merger. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that Cardiogenesis has provided to CryoLife in connection with signing the Merger Agreement. While neither CryoLife nor Cardiogenesis believes that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties.

These representations, warranties and covenants were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates, and may be subject to important limitations and qualifications (including exceptions thereto set forth in a disclosure letter or CryoLife’s or Cardiogenesis’ public filings with the SEC) agreed to by the contracting parties and may not be complete.

Furthermore, these representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this offer to purchase. Accordingly, Cardiogenesis shareholders should not rely upon the descriptions of representations, warranties and covenants contained in this offer to purchase or the actual representations, warranties and covenants contained in the Merger Agreement as statements of factual information.

Treatment of Equity Awards

The Merger Agreement provides that the Cardiogenesis board of directors shall take such action so that, at the effective time of the Merger, and without any action on the part of any holder of any outstanding option, whether vested or unvested, exercisable or unexercisable, each option that is outstanding and unexercised immediately prior thereto shall be cancelled and each holder of an option will be entitled to receive an amount equal to the excess, if any, of the Merger consideration, without interest, over the exercise price per common share of such option, less any required withholding taxes. If the exercise price per share of any option equals or exceeds the Merger consideration, such amount shall be zero.

The Merger Agreement further provides that the Cardiogenesis board or directors shall take such action so that, at the Acceptance Date, each share of restricted stock that is outstanding under any Stock Plan, whether or not then vested or earned, shall without any action on the part of the holder thereof, immediately prior to the Acceptance Date shall fully vest and shall thereafter be eligible to be converted into the right to receive the Merger consideration.

Go-Shop, Solicitation, Alternative Transactions

The Merger Agreement provided that, for a period of 20 days after the signing of the Merger Agreement, Cardiogenesis could initiate, solicit and encourage, whether publicly or otherwise, alternative acquisition proposals, and enter into, engage in, and maintain discussions or negotiations with respect to acquisition proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to an acquisition proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, attempts, discussions or negotiations. This is referred to as a “go shop” period, and it ended on April 18, 2011 (the “No Shop Period Start Date”). As of such date, none of the parties contacted during the go-shop process, on behalf of Cardiogenesis and at the direction of our board of directors, had submitted an acquisition proposal for Cardiogenesis, and there can be no assurance that such efforts will result in an alternative transaction being proposed or in a definitive agreement for such a transaction being entered into. We do not intend to announce further developments with respect to the solicitation process until our board of directors has made a decision regarding an alternative proposal, if any. After the No Shop Period Start Date, the Merger Agreement has a “no-shop” provision which prohibits Cardiogenesis from soliciting any additional offers or proposals, subject to limited exceptions described below.

Under the terms of the no-shop provision of the Merger Agreement, subject to certain exceptions described below, Cardiogenesis has agreed that it will not, and that it will not permit or authorize any of its subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, the “representatives”) to, directly or indirectly:

•	solicit, initiate or knowingly facilitate or encourage any inquiries regarding, or the making of, any proposal or offer that constitutes an acquisition proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of encouraging or facilitating, an acquisition proposal; or

•	enter into any letter of intent, agreement or agreement in principle with respect to an acquisition proposal.

In addition, Cardiogenesis has agreed that it will cease and terminate, and that it will direct each of its subsidiaries and the representatives of Cardiogenesis and its subsidiaries to immediately cease and cause to be terminated, all existing discussions or negotiations with any person previously conducted with respect to any acquisition proposal.

Notwithstanding the foregoing, if at any time on or after the No-Shop Period Start Date and prior to obtaining the approval of the Cardiogenesis shareholders of the Merger, Cardiogenesis or any of its representatives receives a written acquisition proposal that was made or renewed on or after the No-Shop Period Start Date and did not result from any breach of Cardiogenesis’ obligations under the Merger Agreement, (i) Cardiogenesis and its representatives may contact the person(s) making the acquisition proposal to clarify its terms and conditions and (ii) if the Board of Directors of Cardiogenesis determines in good faith, after consultation with independent financial advisors and outside legal counsel, that the acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, then Cardiogenesis and its representatives may do the following:

•	furnish information (including non-public information) with respect to Cardiogenesis to the person(s) making the acquisition proposal, provided such person(s) have signed a confidentiality agreement and that Cardiogenesis shall promptly provide to CryoLife any material non-public information that is provided to such person(s) that was not previously provided to CryoLife; and

•	engage in or otherwise participate in discussions or negotiations with person(s) making an acquisition proposal.

From and after the No-Shop Period Start Date, Cardiogenesis will provide to CryoLife within 48 hours a written summary of the material terms of any acquisition proposal (including any financing commitments relating thereto).

Following the No-Shop Period Start Date, Cardiogenesis will keep CryoLife reasonably informed of any material developments, discussions or negotiations regarding any acquisition proposal on a prompt basis and upon the request of CryoLife shall apprise CryoLife of the status of each acquisition proposal. Cardiogenesis agrees that it and its subsidiaries will not enter into any confidentiality agreement with any person after March 28, 2011 that prohibits Cardiogenesis from providing any information to CryoLife.

Except as expressly permitted by the Merger Agreement, the board of directors of Cardiogenesis will not:

•	make an “adverse recommendation change,” which means the following:

•	fail to recommend to its shareholders that they approve the Merger Agreement (the “Board Recommendation”) or fail to include the Board Recommendation in the Schedule 14D-9, the proxy statement or related filings;

•	change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to CryoLife, the Board Recommendation;

•	take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than the tender offer by CryoLife) other than a recommendation against such offer or a customary “stop, look and listen” communication pursuant to applicable securities laws; or

•	adopt, approve or recommend, or publicly propose to approve or recommend to the shareholders an acquisition proposal.

•	authorize, cause or permit Cardiogenesis or any of its subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any acquisition proposal (each, a “Company Acquisition Agreement”); or

•	terminate the Merger Agreement in order to concurrently enter into a Company Acquisition Agreement.

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the time the Cardiogenesis shareholders approve the Merger Agreement, but not after, the board of directors of Cardiogenesis may:

•	make an Adverse Recommendation Change, enter into a Company Acquisition Agreement with respect to an acquisition proposal not solicited in violation of the Merger Agreement or terminate the Merger Agreement in order to concurrently enter into a Company Acquisition Agreement if the board of directors of Cardiogenesis has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable law and the acquisition proposal constitutes a superior proposal, so long as:

•	Cardiogenesis has given CryoLife at least five business days’ prior written notice of its intention to take such action (which notice shall include unredacted copies of the superior proposal and related transaction and financing documents and a written summary of the material terms of any superior proposal);

•	Cardiogenesis has negotiated with CryoLife during such notice period, to the extent CryoLife wishes to negotiate, to enable CryoLife to propose revisions to the terms of the Merger Agreement such that it would cause such superior proposal to no longer constitute a superior proposal;

•	following the end of such notice period, the board of directors of Cardiogenesis shall have considered in good faith any proposed revisions to the Merger Agreement proposed in writing by CryoLife in a manner that would form a binding contract if accepted by Cardiogenesis, and shall have determined that the superior proposal would continue to constitute a superior proposal if such revisions were to be given effect;

•	in the event of any material change to the material terms of such superior proposal, Cardiogenesis shall, in each case, have delivered to CryoLife an additional notice consistent with that described above and the notice period shall have recommenced, except that the notice period shall be at least one business day;

•	Cardiogenesis has complied in all material respects with its obligations in the non-solicitation sections of the Merger Agreement; and

•	any termination of the Merger Agreement in connection with the foregoing is in accordance with the termination provisions of the Merger Agreement, and Cardiogenesis pays CryoLife the applicable Termination Fee (described below) prior to or concurrently with such termination; or

•	change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to CryoLife, its recommendation that the Cardiogenesis shareholders approve the Merger Agreement if it has determined in good faith, after consultation with Cardiogenesis’ financial advisor and outside legal counsel, that failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable law (other than in response to a superior proposal, which is described above) and prior to taking such action:

•	the board of directors of Cardiogenesis has given CryoLife at least five business days’ prior written notice of its intention to take such action and a description of the reasons for taking such action,

•	Cardiogenesis has negotiated, and has caused its representatives to negotiate, in good faith with CryoLife during such notice period, to the extent CryoLife wishes to negotiate, to enable CryoLife to revise the terms of the Merger Agreement in a manner that would obviate the need for taking such action, and

•	following the end of such notice period, the board of directors of Cardiogenesis shall have considered in good faith any revisions to the Merger Agreement proposed in writing by CryoLife in a manner that would form a binding contract if accepted by Cardiogenesis, and shall have determined in good faith, after consultation with Cardiogenesis’ financial advisor and outside legal counsel, that failure to change its recommendation could be inconsistent with the directors’ fiduciary duties under applicable law.

Nothing in the Merger Agreement prohibits Cardiogenesis from taking and disclosing to the Cardiogenesis shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or making any disclosure to the Cardiogenesis shareholders that is required by applicable law.

As used in this proxy statement:

•	“acquisition proposal” means any inquiry, proposal or offer from any person or entity or group (other than CryoLife and its subsidiaries) relating to, in a single transaction or series of related transactions, any of the following:

•	acquisition of assets of Cardiogenesis equal to 20% or more of Cardiogenesis’ consolidated assets or to which 20% or more of Cardiogenesis’ revenues or earnings on a consolidated basis are attributable,

•	acquisition of 20% or more of the outstanding shares of Cardiogenesis common stock,

•	tender offer or exchange offer that if consummated would result in any person or entity beneficially owning 20% or more of the outstanding shares of Cardiogenesis common stock,

•	merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cardiogenesis, or

•	any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Cardiogenesis common stock involved is 20% or more; in each case, other than the Offer and the Merger.

•	“superior proposal” means any bona fide written acquisition proposal that the board of directors of Cardiogenesis has determined, after consultation with Cardiogenesis’ outside legal counsel and financial advisor, in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects (including certainty of closing) of the proposal and the person or entity making the proposal, and if consummated, would result in a transaction more favorable to the shareholders of Cardiogenesis (solely in their capacity as such) from a financial point of view than the transaction contemplated by the Merger Agreement (including any revisions to the terms of the Merger Agreement proposed by CryoLife in response to such proposal or otherwise); provided that for purposes of the definition of “superior proposal” the references to “20%” in the definition of acquisition proposal shall be deemed to be references to “50%.”

Termination; Termination Fee

Following the Acceptance Date, no party to the Merger Agreement may terminate the Merger Agreement. CryoLife only is required to consummate the Merger if the shareholders of Cardiogenesis approve the Merger and no temporary restraining orders, preliminary or permanent injunctions or other judgments, orders or decrees have been issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no law has been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the Merger. In addition, Cardiogenesis must have obtained, or CryoLife has otherwise waived the requirement to obtain, all required consents from third parties.

Termination Fees and Expenses

Following the Acceptance Date, if CryoLife is unable to consummate the Merger, then no party to the Merger Agreement is required to pay a termination fee or any expense to any other party to the Merger Agreement.

Subject to certain exceptions, all fees and expenses incurred in connection with the Merger Agreement, the tender offer, the Merger, and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the tender offer or the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Offer to Purchase and other documents related to the tender offer, the Schedule 14D-9 and the proxy statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), will be borne by CryoLife. Any fees and expenses incurred in connection with the Merger Agreement, the tender offer, the Merger and the other transactions contemplated by the Merger Agreement incurred by a Cardiogenesis shareholder (such as fees and expenses of separate counsel to such shareholder) will be borne by such shareholder.

Conduct of Business

Cardiogenesis has agreed, unless CryoLife’s prior written consent is obtained or expressly contemplated by the Merger Agreement, that from the date of the Merger Agreement until the effective date of the Merger or the date on which CryoLife appoints a majority of our board of directors, if earlier, it will, and it will cause each of its subsidiaries to do the following:

•	conduct its business in the ordinary course consistent with past practice;

•	use commercially reasonable efforts to preserve intact its present business organization;

•	use commercially reasonable efforts to keep available the services of its present officers, employees and consultants;

•	use commercially reasonable efforts to preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it; and

•	use commercially reasonable efforts to maintain its assets, rights and properties in good repair and condition, normal wear and tear excepted.

Except as expressly contemplated by the Merger Agreement or as required by law, Cardiogenesis has further agreed that without the prior written consent of CryoLife, it and each of its subsidiaries will not, among other things:

•	amend their respective organizational documents;

•	declare, set aside or pay any dividends, except for dividends payable by a Cardiogenesis subsidiary to its parent;

•	purchase, redeem or otherwise acquire equity interests of Cardiogenesis or its subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests;

•	split, combine, or reclassify any of its equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its equity interests;

•	issue any shares of its capital stock or any rights, warrants or options to acquire shares of its capital stock or other equity interests, subject to certain exceptions, other than the issuance of shares upon the exercise of options outstanding on March 28, 2011 in accordance with their terms as in effect on such date;

•	acquire any equity interest in, any division or business of, or a substantial portion of the assets of, any other person;

•	dispose of or encumber material assets, other than in the ordinary course of business consistent with past practice;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, capitalization or other reorganization;

•	incur any indebtedness, issue or sell any debt securities, make any loans, advances or capital contributions to or investments in any other person, or become responsible for the obligations of any other person, with certain exceptions, enter into any “keep well” or other agreement to maintain any financial statement condition of another person other than Cardiogenesis or a subsidiary of Cardiogenesis, or amend any contract to effect any such transactions;

•	incur or commit to incur any capital expenditure or authorization or commitment with respect thereto that individually is in excess of $10,000, or in the aggregate are in excess of $20,000, except as provided in the Merger Agreement;

•	settle, pay, satisfy or discharge any claim other than in the ordinary course of business consistent with past practice, cancel any material indebtedness or waive any right of material value;

•	enter into any material contract, or amend or modify any material contract, except in the ordinary course of business consistent with past practice;

•	commence any action, suit, or other proceeding or compromise, settle or agree to settle any material action, suit, or other proceeding, including any action, suit, or other proceeding relating to the Merger Agreement or the transactions contemplated thereby;

•	change its financial or tax accounting methods, except as required by changes in GAAP or by applicable law, or revalue any of its assets;

•	settle any material liability for taxes, amend any material tax return, enter into any material contract with or request any material ruling from any governmental entity relating to taxes, change any material tax election, take any material position on a tax return inconsistent with a position taken on a tax return previously filed, take any other action to materially impair any tax asset reflected in Cardiogenesis’ SEC filings filed most recently prior to the date thereof, extend or waive any statute of limitations with respect to taxes, or surrender any claim for a material refund of taxes;

•	change its fiscal or tax year;

•	grant any director, officer, employee or independent contractor any increase in compensation, bonus or other benefits, except in the ordinary course of business consistent with past practice in the compensation of employees that are not officers, grant any director, officer, employee or independent contractor any severance, change in control or termination pay, pay any benefit or grant or amend any award except as required to comply with any contracts in effect as of the date of the Merger Agreement;

•	enter into any collective bargaining agreement or other labor union contract, take any action to accelerate the vesting or payment of any compensation or benefit under any plan or other contract, adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing plan, in each case for the benefit of any director, officer, employee or independent contractor, other than as required by applicable law or in the ordinary course of business consistent with past practice;

•	fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations and activities of Cardiogenesis and its subsidiaries substantially equivalent to those currently in effect;

•	renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of Cardiogenesis or any of its subsidiaries;

•	waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which Cardiogenesis or any of its subsidiaries is a party;

•	enter into any new line of business outside of its existing business;

•	enter into any new lease or amend the terms of any existing lease of real property that would require payments over the remaining term of such lease in excess of $10,000;

•	knowingly violate or knowingly fail to perform any obligation or duty imposed upon it by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

•	create or form any subsidiary or make any other investment in another person;

•	modify the standard warranty terms for products sold by Cardiogenesis or amend or modify any product warranties in effect as of the date hereof in any manner that is adverse to Cardiogenesis;

•	allow any of Cardiogenesis’ or its subsidiaries’ trade secrets or other confidential information relating to Cardiogenesis’ or its subsidiaries’ existing products or products currently under development to be disclosed, or allow any of Cardiogenesis’ or its subsidiaries’ intellectual property rights relating to Cardiogenesis’ or its subsidiaries’ existing products or products currently under development to be abandoned, or otherwise to lapse or become unavailable to Cardiogenesis or its subsidiaries on the same terms and conditions as such rights were available to Cardiogenesis and its subsidiaries as of the date of the Merger Agreement;

•	enter into any distribution agreements not terminable by Cardiogenesis or its subsidiaries on 60 days notice without penalty, enter into any commitment to any person to enter into any license, distributorship, or sales agreement that by its terms would purport to relate to any of the products of CryoLife or its affiliates or sell, license or otherwise dispose of any intellectual property other than sales of its products and other non-exclusive licenses that are in the ordinary course of business and consistent with past practices, enter into any sales agency agreements or grant “most favored nation” pricing to any person;

•	enter into, amend or terminate any contract, agreement, commitment or arrangement with any affiliated person;

•	fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (except as permitted by Rule 12b-25); or

•	knowingly take any action (or omit to take any action) if such action (or omission) could reasonably be expected to result in certain conditions to the tender offer or Merger not being satisfied.

Cardiogenesis has agreed that it shall use commercially reasonable efforts to:

•	maintain its material assets and properties in the ordinary course of business in the manner historically maintained, reasonable wear and tear, damage by fire and other casualty excepted;

•	promptly repair, restore or replace all material assets and properties in the ordinary course of business consistent with past practice;

•	upon any damage, destruction or loss to any of its material assets or properties, apply any and all insurance proceeds, if any, received with respect thereto to the prompt repair, replacement and restoration thereof as reasonably necessary for the operation of Cardiogenesis’ business;

•	comply in all material respects with all applicable laws;

•	take all actions necessary to be in compliance in all material respects with all material contracts and to maintain the effectiveness of all its permits;

•	notify CryoLife in writing (within two business days) of the commencement of any action, suit, claim or investigation by or against Cardiogenesis, provided that this obligation is not modified by the use of Cardiogenesis’ commercially reasonable efforts;

•	if CryoLife gives Cardiogenesis written notice not less than 10 business days prior to the closing date of the Merger, take all necessary corporate action to terminate Cardiogenesis’ 401(k) plan effective as of the date immediately prior to the closing date of the Merger, but contingent on the closing of the Merger;

•	provide CryoLife evidence that Cardiogenesis has satisfied its obligations with respect to the options in accordance with the Merger Agreement; and

•	pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business, consistent with past practices.

Filings and Other Actions

The Merger Agreement provides that, subject to its terms and conditions, each of Cardiogenesis, Merger Sub and CryoLife will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the tender offer, the Merger and the other transactions contemplated by the Merger Agreement, including (i) obtaining all consents, approvals, authorizations and actions or nonactions required for or in connection with the consummation by the parties of the tender offer, the Merger and the other transactions, (ii) the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, a governmental authority, (iii) the obtaining of all necessary consents from third parties, (iv) contesting and resisting of any action, including any administrative or judicial action, and seeking to have vacated, lifted, reversed or overturned, any judgment (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the tender offer, the Merger or the other transactions and (v) the execution and delivery of any additional instruments necessary to consummate the transactions and to fully carry out the purposes of the Merger Agreement.

Directors

The Merger Agreement requires that until the effective time of the Merger, our board of directors maintain at least three independent directors.

Indemnification and Insurance of Our Directors and Officers

In the Merger Agreement, CryoLife and Merger Sub have agreed that the articles of incorporation and bylaws of the surviving corporation in the Merger will contain provisions no less favorable with respect to indemnification and exculpation from liabilities of the present and former directors, officers and employees of Cardiogenesis than those in effect as of the date of the Merger Agreement.

The Merger Agreement further provides that Cardiogenesis shall maintain its officers’ and directors’ liability insurance policies, in effect on the date of the Merger Agreement, but only to the extent related to actions or omissions prior to the effective time of the Merger. Cardiogenesis may cause coverage to be extended by obtaining a six-year “tail” policy on terms and conditions no less advantageous than Cardiogenesis’ current insurance to satisfy this obligation. Under the terms of the Merger Agreement, such insurance coverage is required to be maintained only to the extent that the coverage can be maintained at an aggregate cost of not greater than 150 percent of the current annual premium for Cardiogenesis’ directors’ and officers’ liability insurance policies.

Conditions to the Merger

The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of the following mutual conditions:

•	the valid tender of no more than 49.9% of the issued and outstanding shares of our common stock prior to the expiration date of the tender offer made by Merger Sub, we refer to this threshold as the minimum condition;

•	the Merger Agreement must have been approved and adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of our common stock;

•	no judgment, ruling, order, writ, injunction or decree issued by a court of competent jurisdiction or any statute, law, ordinance, rule or regulation or other legal restraint or prohibition of any governmental authority shall be in effect that would make the Merger illegal or otherwise prevent the consummation thereof provided that the party seeking to assert this condition shall have used those efforts required under the Merger Agreement to resist, lift or resolve such judgment, ruling, order, writ, injunction or decree, statute, law, ordinance, rule or regulation or other legal restraint or prohibition; and

•	no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other law, rule, legal restraint or prohibition is in effect preventing, restraining or rendering illegal the consummation of the Merger.

Modification or Amendment

The Merger Agreement may be amended by the parties, by an instrument in writing signed on behalf of each of the parties, at any time (subject, in the case of Cardiogenesis, to an amendment requiring the approval of the Independent Directors (as defined in the Merger Agreement)) before or after approval of the Merger Agreement and the transactions by Cardiogenesis’ board of directors, but after adoption of the Merger Agreement by Cardiogenesis shareholders, no amendment may be made for which the CGCL requires the further approval of Cardiogenesis shareholders without such further approval.

Support Agreement

In order to induce CryoLife to enter into the Merger Agreement, Paul McCormick, the Executive Chairman of Cardiogenesis, Richard P. Lanigan, the Executive Vice President, Marketing of Cardiogenesis, and William R.

Abbott, the Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Cardiogenesis, and each member of our board of directors (holding an aggregate of approximately 2.7% of the outstanding shares of Cardiogenesis common stock as of April 5, 2011) entered into the Support Agreement with CryoLife.

Pursuant to the Support Agreement, such persons have agreed, in their capacity as shareholders, to tender into the tender offer, but only if requested in writing by CryoLife, prior to the termination date of the Support Agreement and except as otherwise described below, their shares of Cardiogenesis common stock (including any shares obtained upon any exercise of options). As of the Acceptance Date, CryoLife has not requested that such persons tender their shares of our common stock (including shares obtained upon exercise of options) and none of such persons has tendered their shares of our common stock (including shares obtained upon exercise of options).

Also pursuant to the Support Agreement, such persons have agreed, in their capacity as shareholders, to vote such shares at any meeting of the shareholders of Cardiogenesis or in connection with any written consent of the shareholders of Cardiogenesis (including the Special Meeting):

•	in favor of the Merger, the execution and delivery by Cardiogenesis of the Merger Agreement, the adoption and approval of the Merger Agreement and the terms thereof and each of the other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement (whether or not recommended by our board of directors); and

•	against any acquisition proposal, any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between Cardiogenesis and any other person (other than the Merger), any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or the Support Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Cardiogenesis or any of its subsidiaries under the Merger Agreement, and any change in the present capitalization or dividend policy of Cardiogenesis or any amendment or other change to Cardiogenesis’ articles of incorporation or bylaws, except if approved by CryoLife.

Each shareholder who is party to the Support Agreement also agreed that prior to the termination date of the Support Agreement such shareholder will not:

•	take any action or fail to take any action, or cause Cardiogenesis or any other representative of Cardiogenesis to take any action or fail to take any action, that would constitute, or be reasonably likely to result in, a breach of Cardiogenesis’ covenants and agreements under the non-solicitation provisions of the Merger Agreement; or

•	(i) tender into any tender or exchange offer (other than the tender offer), (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of, or enter into any contract, option, agreement or other arrangement or understanding with respect to the transfer of any of such shareholder’s shares of Cardiogenesis stock or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any shares of Cardiogenesis stock into a voting trust or enter into a voting agreement with respect to any shares of Cardiogenesis stock or (iv) knowingly take any action that would make any representation or warranty of such shareholder contained in the Support Agreement untrue or incorrect, in any material respect, or have the effect of preventing or disabling such shareholder from performing its obligations thereunder.

The Support Agreement requires each signing shareholder, within five business days of the commencement of the tender offer, to deliver to the exchange agent properly completed letters of election and transmittal, stock certificates for any Cardiogenesis shares held in certificated form, and any other documents required to be delivered pursuant to the terms of the tender offer, and to instruct the broker who holds any such shares to promptly tender the shares pursuant to the tender offer.

The Support Agreement will terminate automatically upon the earliest to occur of the following: (i) the effective time of the Merger, (ii) written notice of termination of the Support Agreement is delivered by CryoLife to the shareholders, (iii) August 31, 2011, (iv) the termination of the Merger Agreement in accordance with its terms,

(v) the date CryoLife or Merger Sub terminates, withdraws, or abandons the tender offer, (vi) the date on which the tender offer is revised (except in the context of CryoLife’s “matching right”) for (A) a reduction of the cash consideration in the Merger, (B) subject to the terms of the Merger Agreement, a change in the form of consideration payable in the tender offer, (C) subject to the terms of the Merger Agreement, a reduction in the number of shares to be purchased by Merger Sub in the tender offer, (D) subject to the terms of the Merger Agreement, a waiver or amendment of the Minimum Condition, (E) any addition to the conditions to the tender offer or imposition of any other conditions to the tender offer, (F) the extension of the expiration date of the tender offer, except as required or allowed by the Merger Agreement, (G) other amendment, modification, or addition of a supplemental condition to the tender offer or any term of the tender offer in a manner adverse to the holders of the shares of Cardiogenesis common stock, or, or (vii) the date on which a third party acquires more than 50% of Cardiogenesis’ outstanding voting securities on a fully diluted basis.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of May 4, 2011, the Record Date, by each of the following:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each named executive officer;

•	each of our directors; and

•	all executive officers and directors as a group.

	Shares of Common Stock
	Beneficially Owned(1)
		Percentage
Name and Address of Beneficial Owner(2)	Number	Ownership(3)

5% Shareholders:
CryoLife, Inc.(4)	23,221,166	49.9%
Non-Employee Directors:
Raymond W. Cohen(5)	65,000	*
Ann T. Sabahat(6)	122,500	*
Marvin J. Slepian, M.D.(7)	252,500	*
Gregory D. Waller(8)	130,000	*
Named Executive Officers:
Paul J. McCormick(9)	1,158,926	2.5%
Richard P. Lanigan(10)	1,096,973	2.3%
William R. Abbott(11)	402,149	*
All directors and executive officers as a group (7 persons)(12)	3,228,048	6.6%

*	Less than 1%.

(1)	Except as otherwise indicated and subject to applicable community property and similar laws, the table assumes that each named owner has the sole voting and investment power with respect to such owner’s shares (other than shares subject to options). Shares of our common stock subject to options currently exercisable or exercisable within 60 days of May 4, 2011 are deemed outstanding for purposes of computing the beneficial ownership by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)	Unless otherwise indicated, the principal address of each of the shareholders above is Cardiogenesis Corporation, 11 Musick, Irvine, California, 92618.

(3)	Percentage ownership is based on 46,564,910 shares of our common stock outstanding as of March 25, 2011.

(4)	This figure represents the shares beneficially owned by CryoLife, including 23,221,166 shares owned by Merger Sub in connection with the tender offer. The business address of CryoLife is 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

(5)	Consists of shares of our common stock subject to stock options that are exercisable within 60 days of May 4, 2011.

(6)	Consists of shares of our common stock subject to stock options that are exercisable within 60 days of May 4, 2011.

(7)	Consists of shares of our common stock subject to stock options that are exercisable within 60 days of May 4, 2011.

(8)	Consists of shares of our common stock subject to stock options that are exercisable within 60 days of May 4, 2011.

(9)	Includes 180,000 shares of our common stock subject to stock options that are exercisable within 60 days of May 4, 2011.

(10)	Includes 865,078 shares of our common stock subject to stock options that are exercisable within 60 days of May 4, 2011.

(11)	Includes 336,111 shares of our common stock subject to stock options that are exercisable within 60 days of May 4, 2011.

(12)	Represents shares of our common stock beneficially owned by all directors, named executive officers, and our other executive officers as of May 4, 2011, as a group. Includes 1,951,189 shares of our common stock subject to options that are exercisable within 60 days of May 4, 2011.

MARKET PRICE OF CARDIOGENESIS’ COMMON SHARES

Shares of our common stock are currently quoted on the OTCQB under the symbol “CGCP.PK.” The following table sets forth the high and low sales prices per common share quoted on the OTCQB for the periods indicated.

	Price Range of
	Common Stock
2009	High	Low

First Quarter	$0.34	$0.08
Second Quarter	$0.24	$0.16
Third Quarter	$0.22	$0.15
Fourth Quarter	$0.25	$0.13

2010	High	Low

First Quarter	$0.38	$0.19
Second Quarter	$0.41	$0.21
Third Quarter	$0.38	$0.20
Fourth quarter	$0.28	$0.22

2011	High	Low

First Quarter	$0.45	$0.24
Second Quarter	$0.48	$0.45	(1)

(1)	Through May 4, 2011.

Dividends

Cardiogenesis has never paid dividends.  Pursuant to the Merger Agreement, we are prohibited from declaring any dividends following execution of the Merger Agreement on March 28, 2011. Accordingly, we do not expect to declare or pay any dividends prior to the Merger.

On March 28, 2011, the last full trading day prior to the public announcement of the terms of the tender offer and the Merger, the reported closing sales price per common share on the OTCQB was $0.32 per share. The $0.457 per share to be paid for each Cardiogenesis common share in the Merger represents a premium of approximately 42.8% to the closing price on March 28, 2011. You are encouraged to obtain current market quotations for the shares of our common stock in connection with voting your shares.

As of May 4, 2011, there were approximately 191 record holders of shares of our common stock.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no other matters which may be presented for consideration at the Special Meeting. However, if any other matter is presented properly for consideration and action at the Special Meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference room, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed with the SEC on March 21, 2011);

•	Form 10-K/A (filed with the SEC on April 29, 2011); and

•	Current Reports on Form 8-K (filed with the SEC on March 29, 2011, April 15, 2011, and April 18, 2011).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Investor Relations Department, Cardiogenesis Corporation, 11 Musick, Irvine, California 92618, telephone number (949) 420-1800 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our shareholders does not create any implication to the contrary.

Annex A

EXECUTION VERSION

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER
among
CRYOLIFE, INC.,

CL FALCON, INC.
and
CARDIOGENESIS CORPORATION
Dated as of April 14, 2011

INDEX OF DEFINED TERMS

Definition	Location

401(k) Plan	6.1(a)(ii)(G)
510(k)’s	4.11(c)
Acceptance Date	1.1(e)
Acceptable Confidentiality Agreement	6.2(h)(i)
Acquisition Proposal	6.2(h)(ii)
Action	4.10
Adverse Recommendation Change	6.2(e)
Affiliate	9.3(a)
Affiliate Transaction	4.25
Agreement	Preamble
Arrangements	6.12
Board Observer	1.4(b)
Book-Entry Shares	3.3(b)
Business Day	9.3(b)
California Secretary of State	2.3
Certificate of Merger	2.3
Certificates	3.3(b)
CGCL	2.1
Change of Recommendation	6.2(f)
Closing	2.2
Closing Date	2.2
Code	3.4
Company	Preamble
Company Acquisition Agreement	6.2(e)
Company Benefit Agreement	9.3(c)
Company Board	Recitals
Company Board Recommendation	6.2(e)
Company Bylaws	4.1(b)
Company Charter	4.1(b)
Company Copyright	4.19(b)
Company Disclosure Letter	Article IV
Company IP	4.19(b)
Company Marks	4.19(b)
Company Patents	4.19(b)
Company Plans	4.12(a)
Company Preferred Stock	4.2(a)
Company SEC Documents	4.6(a)
Company Stock Awards	4.2(c)
Company Stock Option	3.2(b)
Company Stock Plans	3.2(b)
Company Stockholder Approval	4.4(a)
Company Stockholders’ Meeting	6.3(b)
Compensation Committee	6.12

Definition	Location

Confidentiality Agreement	6.4
Conflict Minerals	4.14(j)
Contract	4.5(a)
Control	9.3(d)
Copyrights	4.19(a)
Covered Securityholders	6.12
Dissenting Shares	3.5
Effective Time	2.3
Employment Compensation Agreement	6.12
Environmental Law	4.14(a)
Environmental Permit	4.14(a)
ERISA	4.12(a)
ERISA Affiliate	4.12(c)
ERISA Affiliate Plan	4.12(c)
ESPP	3.2(e)
Exchange Act	1.1(a)
Exchange Fund	3.3(a)
Excluded Party	6.2(h)(iii)
Expiration Date	1.1(c)
FDA	4.11(b)
FDA Laws	4.11(b)
Financial Advisor	4.26
Florida Act	2.1
Florida Certificate of Merger	2.3
Florida Secretary of State	2.3
Foreign Drug Laws	4.11(b)
GAAP	4.6(b)
Governmental Entity	4.5(b)
Hazardous Substances	4.14(a)
Indebtedness	6.1(a)(i)(G)
Independent Directors	1.4(d)
Initial Expiration Date	1.1(c)
Intellectual Property	4.19(a)
IRS	4.12(a)
Knowledge	9.3(e)
Law	4.5(a)
Leased Real Property	4.18(b)
Liability	9.3(f)
Liens	4.2(b)
Marks	4.19(a)
Material	9.3(g)
Material Adverse Effect	4.1(a)
Material Contracts	4.16(a)
Merger	Recitals

Definition	Location

Merger Agreement	Exhibit B
Merger Consideration	3.1(a)
Merger Sub	Preamble
Minimum Condition	Exhibit B
No-Shop Period Start Date	6.2(b)
NYSE	1.1(c)(ii)
OFAC	4.11(f)
Offer	Recitals
Offer Amount	1.1(e)
Offer Conditions	1.1(b)
Offer Consideration	1.1(a)
Offer Documents	1.2
Original Agreement	Recitals
Original Offer	Recitals
Outside Date	1.1(c)(i)(B)
Owned Real Property	4.18(b)
Parent	Preamble
Parent Material Adverse Effect	5.1
Patents	4.19(a)
Paying Agent	3.3(a)
PBGC	4.12(c)
Permits	4.11(a)
Permitted Liens	4.18(a)
Person	9.3(h)
PMA’s	4.11(c)
Proper Delivery	3.3(b)
Proxy Statement	4.8
Related Party	4.25
Representatives	6.2(a)
Restricted Stock	3.2(c)
Rights Plan	4.24
Sarbanes-Oxley Act	4.6(a)
Schedule 14D-9	1.3(b)
Schedule TO	1.2
Securities Act	4.5(b)
SEC	1.1(c)(ii)
Shares	Recitals
SSA	4.11(a)
Stockholders	9.3(i)
Subsidiary	9.3(j)
Superior Proposal	6.2(h)(iv)
Support Agreement	Recitals
Surviving Corporation	2.1
Takeover Laws	4.23

Definition	Location

Tax	9.3(k)
Tax Proceedings	4.15(e)
Tax Return	9.3(l)
Termination Fee	8.3(b)(iii)
Trade Secrets	4.19(a)
VEBA	4.12(e)(iii)
Warrant	3.2(a)
Warrant Holder	3.2(a)
Worker Safety Laws	4.13(e)

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 14, 2011, among CryoLife, Inc., a Florida corporation (“Parent”), CL Falcon, Inc., a Florida corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Cardiogenesis Corporation, a California corporation (the “Company”).

RECITALS

WHEREAS, the parties hereto executed that certain Agreement and Plan of Merger dated as of March 28, 2011 (the “Original Agreement”);

WHEREAS, pursuant to the Original Agreement, Merger Sub would commence an offer to purchase all of the outstanding shares of common stock, no par value per share, of the Company (“Shares”) for the consideration and on the terms and subject to the conditions set forth therein (the “Original Offer”);

WHEREAS, the parties desire to amend and restate the Original Agreement in order to modify the terms of the Original Offer such that Merger Sub would offer to purchase only 49.9% of the outstanding Shares (the “Offer”), rather than all of the outstanding Shares, and make certain other changes related thereto;

WHEREAS, each Share accepted by Merger Sub in accordance with the terms of the Offer will be exchanged for the Offer Consideration, subject to and in accordance with the provisions set forth herein;

WHEREAS, the parties intend that, following the consummation of the Offer, Merger Sub shall be merged with and into the Company, with the Company being the surviving corporation in such merger, on the terms and subject to the conditions set forth herein (the “Merger”), and each Share that is issued and outstanding immediately prior to the Effective Time (other than each such Share that is owned by Parent, Merger Sub or any of their respective wholly owned Subsidiaries immediately prior to the Effective Time and each Share that is held in the treasury of the Company or owned by the Company or any of its wholly owned Subsidiaries immediately prior to the Effective Time and any Dissenting Shares) will be canceled and converted into the right to receive the Merger Consideration, subject to and in accordance with the provisions set forth herein;

WHEREAS, the Boards of Directors of Parent and Merger Sub have each (i) unanimously approved this Agreement and the Original Agreement, (ii) approved the execution, delivery and performance of this Agreement and the Original Agreement and (iii) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and the Original Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that it is in the best interests of the Company and its Stockholders, and declared it advisable, to enter into this Agreement and the Original Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the Original Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger and (iii) resolved and agreed, subject to the terms and conditions set forth herein, to recommend that the Stockholders accept the Offer, tender their Shares pursuant to the Offer, approve the Merger and adopt this Agreement (if required by applicable Law);

WHEREAS, concurrently with the execution and delivery of the Original Agreement, and as a condition and inducement to Parent’s willingness to enter into the Original Agreement, each of the members of the Company Board and the executive officers of the Company have entered into an agreement in the form of Exhibit A hereto (the “Support Agreement”) pursuant to which each such Person has agreed, subject to the terms and conditions set forth therein and herein, among other things, to tender the Shares held by such Person in the Offer, at Parent’s direction, and to vote in favor of, or sign a written consent of the Stockholders approving, the Merger; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe certain conditions to the Offer and the Merger as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby amend and restate the Original Agreement in its entirety and for all purposes as follows:

ARTICLE I
THE OFFER

Section 1.1 The Offer.

(a) The parties acknowledge and agree that on April 5, 2011, Merger Sub commenced (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”)) the Offer. In the Offer, each Share accepted by Merger Sub in accordance with the terms and subject to the conditions of the Offer shall be exchanged for the right to receive $0.457 in cash, without interest (such amount for each Share, the “Offer Consideration”), subject to the other provisions of this Section 1.1.

(b) The obligations of Merger Sub, and of Parent to cause Merger Sub, to accept for payment and pay for any Shares tendered pursuant to the Offer shall be subject only to (i) the satisfaction of the Minimum Condition, as defined on Exhibit B hereto and (ii) the satisfaction or waiver by Merger Sub of the other conditions set forth in Exhibit B (such conditions, together with the Minimum Condition, the “Offer Conditions”) and the terms and conditions hereof. Parent and Merger Sub expressly reserve the right, in their sole discretion, to waive any Offer Condition or to modify the terms or conditions of the Offer consistent with the terms of this Agreement, except that, without the prior written consent of the Company, neither Parent nor Merger Sub shall, except pursuant to Section 6.2(e), (A) reduce the Offer Consideration, (B) change the form of consideration payable in the Offer, (C) reduce the number of Shares to be purchased by Merger Sub in the Offer, (D) waive or amend the Minimum Condition, (E) add to the Offer Conditions or impose any other conditions to the Offer, (F) extend the expiration of the Offer except as required or permitted by Section 1.1(c), (G) otherwise amend, modify or supplement any Offer Condition or any term of the Offer set forth in this Agreement in a manner adverse to the holders of Shares or (H) abandon or terminate the Offer, except as provided in Article VIII hereof. Notwithstanding the foregoing, Parent may amend the Offer without violation of the foregoing limitations and without the prior written consent of the Company in connection with its “match” right set forth in Section 6.2(e) in order to cause the Offer to comply with its requirements thereunder, provided that such “match” right-to-adjust shall not apply to Section 1.1(b)(D) and shall apply to Section 1.1(b)(G) only to the extent that the revised Offer, taken as a whole (as opposed to any individual term), has not been revised in a manner adverse to the holders of Shares.

(c) The Offer shall expire on May 2, 2011 (the “Initial Expiration Date”), except as may otherwise be required by applicable Law; provided, however, that Merger Sub shall, and Parent shall cause it to (in each case unless Parent or the Company has terminated this Agreement pursuant to Article VIII), extend the Offer (i) if at the Initial Expiration Date or any subsequent scheduled expiration date of the Offer (together with the Initial Expiration Date, the “Expiration Date”) any of the Offer Conditions shall not have been satisfied or waived, for one or more successive periods of up to ten (10) Business Days per extension (or any longer period as may be reasonably requested by Parent and approved in advance in writing by the Company) until the earlier to occur of (A) the date such Offer Conditions are satisfied or waived or (B) August 31, 2011 (the “Outside Date”), or (ii) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof or the rules of the New York Stock Exchange (the “NYSE”) or any applicable Law.

(d) [Intentionally Omitted].

(e) Subject to the terms of the Offer and this Agreement and the satisfaction or waiver by Merger Sub of all of the Offer Conditions, Merger Sub will irrevocably accept for payment and pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer promptly after the expiration date thereof (as the same may be extended or required to be extended, in each case in accordance with the terms of Section 1.1) (the date on which the first of such Shares are accepted for payment under the Offer, the “Acceptance Date”); provided, however, that in the event the number of Shares validly tendered and not validly withdrawn pursuant to the Offer exceeds an amount equal to forty-nine and nine-tenths percent (49.9%) of the Shares then outstanding (the “Offer Amount”), Merger Sub will purchase, on a pro rata basis based on the Shares actually deposited in the Offer by each holder of any such Shares, Shares representing the Offer Amount; provided, further, that notwithstanding any other provision of this Agreement, in the event Merger Sub purchases a number of Shares equal to the Offer Amount pursuant to and in accordance with this Section 1.1(e), then at all times prior to the termination of this Agreement, the Company shall take no action whatsoever (including the redemption of any Shares) without the prior written consent of Parent and Merger Sub that would have the effect of increasing the percentage of direct or indirect ownership of Shares by Parent and its controlled Affiliates, including Merger Sub, in excess of forty-nine and nine-tenths percent (49.9%).

(f) Parent shall cause to be provided to Merger Sub all of the funds necessary to purchase any Shares that Merger Sub becomes obligated to purchase pursuant to the Offer, and shall cause Merger Sub to perform, on a timely basis, all of Merger Sub’s obligations under this Agreement with respect to consummation of the Offer and the Merger and payment or issuance of consideration contemplated by this Agreement in respect thereof.

Section 1.2 Offer Documents. On April 5, 2011, Parent and Merger Sub filed with the SEC a Tender Offer Statement on Schedule TO (“Schedule TO”) with respect to the Offer, which contained an offer to purchase and a related letter of transmittal and other ancillary documents (such Schedule TO and the documents included therein pursuant to which the Offer was made, together with any supplements or amendments thereto, the “Offer Documents”). The Company shall promptly furnish to Parent and Merger Sub all information concerning the Company required by the Exchange Act to be set forth in the Offer Documents. Each of Parent, Merger Sub and the Company shall promptly correct any information supplied by it for inclusion or incorporation by reference in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Merger Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and disseminated to the Stockholders, in each case as and to the extent required by applicable Laws. Parent and Merger Sub shall promptly notify the Company upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Offer Documents, and shall provide the Company with copies of all correspondence between them and their Representatives, on the one hand, and the SEC, on the other hand, and shall use its reasonable best efforts to give the Company the opportunity to participate in any substantive telephonic communications with the staff of the SEC related thereto. Prior to the filing of any amendment or supplement to the Offer Documents with the SEC or dissemination thereof to the shareholders of the Company, or responding to any comments of the SEC with respect to the Offer Documents, Parent and Merger Sub shall provide the Company a reasonable opportunity to review and comment on such Offer Documents or response (including the proposed final version thereof), and Parent and Merger Sub shall give reasonable consideration to any such comments.

Section 1.3 Company Actions.

(a) The Company hereby consents to the Offer and to the inclusion in the Offer Documents of the recommendation of the Company Board described in Section 4.4(b) (as long as no Adverse Recommendation Change has occurred prior to the filing of such Offer Document and provided that in the event of an Adverse Recommendation Change, Parent and Merger Sub shall file such amendment to the Offer Documents as may be necessary so that any of such Offer Documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading).

(b) The parties acknowledge and agree that on April 5, 2011, the Company filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (such Schedule 14D-9, together with any amendments or supplements thereto, the “Schedule 14D-9”) containing, subject to the Company Board’s right to make an Adverse Recommendation Change in accordance with Section 6.2(e), the recommendation of the Company Board described in Section 4.4(b), and caused the Schedule 14D-9 to be disseminated to the Stockholders (concurrently with and in the same mailing envelope as the Offer Documents) as required by Rule 14d-9 under the Exchange Act. Each of the Company, Parent and Merger Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the Stockholders, in each case, as and to the extent required by applicable federal securities Laws. As long as no Adverse Recommendation Change has occurred in accordance with Section 6.2(e) prior to the filing of any amendment to such Schedule 14D-9, Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on such amendment to Schedule 14D-9 prior to the filing thereof with the SEC and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent, Merger Sub and their counsel. In addition, the Company agrees to provide Parent, Merger Sub and their counsel any comments, whether written or oral, that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, and any written or oral responses thereto. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment upon such responses and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent, Merger Sub and their counsel.

(c) In connection with the Offer, the Company shall cause its transfer agent promptly to furnish Parent and Merger Sub with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of Shares as of the most recent practicable date and shall furnish Parent and Merger Sub with such additional available information (including, but not limited to, periodic updates of such information) and such other assistance as Parent, Merger Sub or their agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Merger Sub shall hold in confidence, subject to the terms of the Confidentiality Agreement except as further limited herein, the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and if this Agreement shall be terminated shall promptly deliver to the Company or order the destruction of the original and all copies of such information.

Section 1.4 Directors.

(a) Subject to compliance with applicable Law and the Company Charter and Company Bylaws, promptly upon the payment by Merger Sub for Shares pursuant to the consummation of the Offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (including the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or its Affiliates at such time (including Shares so accepted for payment) bears to the total number of Shares then outstanding on a fully-diluted basis. In furtherance thereof, promptly upon the payment by Merger Sub for Shares pursuant to the Offer the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent’s designees to be so elected or appointed, including, without limitation, increasing the size of its Board of Directors and/or seeking the resignations of one or more incumbent directors. At such time, the Company shall, upon request of Parent, also promptly take all actions necessary to cause individuals designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board.

(b) Subject to compliance with applicable Law and the Company Charter and Company Bylaws, promptly upon the payment by Merger Sub for Shares pursuant to the consummation of the Offer, and from time to time thereafter, Parent shall be entitled to designate up to two individuals (each, a “Board Observer”) to attend all meetings of the Company Board and all committees thereof (whether in person, telephonic or other). Each Board Observer will be provided, concurrently with the members of the Company Board and in the same manner, all notices, information and materials provided to the Company Board.

(c) The Company’s obligations to appoint Parent’s designees to the Company Board pursuant to Section 1.4(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. Subject to applicable Law, the Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.4, including mailing to the Stockholders together with the Schedule 14D-9 the information required under Section 14(f) and Rule 14f-1 as is necessary to enable Parent’s designees to be elected or appointed to the Company Board. Parent shall supply to the Company any information with respect to itself and its officers, directors and Affiliates to the extent required by Section 14(f) and Rule 14f-1. The provisions of this

Section 1.4 are in addition to and shall not limit any rights that Parent, Merger Sub or any of their Affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law with respect to the election of directors or otherwise.

(d) In the event that Parent’s designees are elected or appointed to the Company Board pursuant to this Section 1.4 then, until the Effective Time, the Company shall use commercially reasonable efforts to cause the Company Board to maintain at least three directors who are members of the Company Board on the date of the Original Agreement and who are independent for purposes of Rule 10A-3 under the Exchange Act (the “Independent Directors”); provided, however, that if the number of Independent Directors is reduced below three for any reason, the remaining Independent Director(s) shall be entitled to nominate an individual or individuals to fill such vacancy who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three individuals to fill such vacancies who are independent for purposes of Rule 10A-3 under the Exchange Act, and such individuals shall be deemed to be Independent Directors for purposes of this Agreement. The Company and the Company Board shall promptly take all action as may be necessary to comply with their obligations under this Section 1.4(d). Notwithstanding anything in this Agreement to the contrary, from and after the time, if any, that Parent’s designees pursuant to this Section 1.4 constitute a majority of the Company Board and prior to the Effective Time, subject to the terms hereof, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Sub or waiver of any of the Company’s rights hereunder, will require the concurrence of a majority of the Independent Directors (or in the case where there are two or fewer Independent Directors, the concurrence of one Independent Director) if such amendment, termination, extension or waiver would reasonably be expected to have an adverse effect on any holders of Shares other than Parent or Merger Sub. The Independent Directors shall have the authority to retain outside legal counsel (which may include current outside legal counsel of the Company) at the reasonable expense of the Company for the purpose of fulfilling their obligations under this Agreement and shall have the authority, after the Acceptance Date, to institute any action on behalf of the Company to enforce the performance of the Agreement in accordance with its terms.

Section 1.5 [Intentionally Omitted].

Section 1.6 [Intentionally Omitted].

ARTICLE II
THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California General Corporation Law (the “CGCL”) and the Florida Business Corporation Act (the “Florida Act”), at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Arnall Golden Gregory LLP at 171 17th Street NW, Suite 2100, Atlanta, Georgia 30363, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.3 Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file (a) a certificate of merger with the Secretary of State of the State of Florida (the “Florida Secretary of State”) executed in accordance with the relevant provisions of the Florida Act (the “Florida Certificate of Merger”), (b) a certificate of merger with the Secretary of State of the State of California (the “California Secretary of State”) executed in accordance with the relevant provisions of the CGCL ((a) and (b), collectively, the “Certificates of Merger” and each individually, a “Certificate of Merger”) and (c) as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the

Florida Act and the CGCL. The Merger shall become effective at such time as specified in the Certificates of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the Florida Act and the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the articles of incorporation of the Company shall be amended and restated in substantially the form set forth in Exhibit C and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.

(b) At the Effective Time, the bylaws of the Company shall be amended and restated in substantially the form set forth in Exhibit D, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law.

Section 2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Section 2.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE III
EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 3.1(b) and any Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent the right to receive $0.457 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration to be issued or paid in accordance with Section 3.3, without interest.

(b) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation.

(d) If at any time during the period between the date of the Original Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change; provided, that nothing in this Section 3.1(d) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 3.2 Treatment of Warrants, Options and Other Equity-Based Awards.

(a) Following the date of the Original Agreement, (i) the Company shall provide written notice of the pending Merger to the holder (the “Warrant Holder”) of that certain Common Stock Purchase Warrant dated October 26, 2004 (the “Warrant”), in accordance with the terms thereof, and (ii) as soon as reasonably practicable following the Effective Time, provided that the Warrant Holder has not earlier exercised the Warrant in full, Parent shall issue a replacement warrant to the Warrant Holder providing identical terms to the Warrant except that such replacement warrant shall be exercisable into the amount of Merger Consideration to which the Warrant Holder would have been entitled if the Warrant Holder had exercised the Warrant immediately prior to the consummation of the Merger.

(b) At the Effective Time, each option (each, a “Company Stock Option”) to purchase Shares granted under the Cardiogenesis Corporation Director Stock Option Plan and/or the Cardiogenesis Corporation Stock Option Plan (collectively, the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company Stock Option as soon as practicable following the Effective Time by a special payroll payment an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share under such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option; provided, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof; provided further that Parent may, in its sole discretion, cause the Paying Agent, on behalf of the Surviving Corporation, to make the payments described in this Section 3.2(b) rather than the Surviving Corporation. The Company shall, prior to the Acceptance Date, take all requisite action necessary to amend the Company Stock Plans to permit the cancellation and exchange of the Company Stock Options contemplated by this Section 3.2(b).

(c) Each share of restricted stock acquired pursuant to a stock purchase right under the Cardiogenesis Corporation Stock Option Plan (“Restricted Stock”) that is not fully vested and that is outstanding immediately prior to the Acceptance Date shall automatically become fully vested immediately prior to the Acceptance Date, but subject to the occurrence of the Acceptance Date, pursuant to the terms of the Restricted Stock Purchase Agreement evidencing such Restricted Stock without any action on the part of the Company, Parent, Merger Sub or the holders of any such share of Restricted Stock. The Company shall, prior to the Acceptance Date, take all requisite action, if any, necessary to accelerate the vesting of all outstanding Restricted Stock as contemplated by the preceding sentence.

(d) The Company shall take all actions necessary to ensure that, as of the Effective Time, (i) the Company Stock Plans shall terminate and (ii) no holder of a Company Stock Option or any participant in any Company Stock Plan or any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company shall have any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation or any of their Subsidiaries, except the right to receive the payment contemplated by Section 3.2(b) upon exercise thereof.

(e) With respect to the 1996 Employee Stock Purchase Plan of Cardiogenesis Corporation, as amended (as so amended, the “ESPP”), the Company shall not commence any new Offering Periods (as defined in the ESPP) under the ESPP on or after the date of the Original Agreement.

Section 3.3 Exchange and Payment.

(a) Prior to the Effective Time, Parent and Merger Sub shall enter into an agreement with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Paying Agent”). On the day of (and immediately following) the Effective Time, Parent or Merger Sub shall deposit (or cause to be deposited) with the Paying Agent, in trust for the benefit of holders of Shares, an amount of cash sufficient to deliver to holders of Shares the Merger Consideration to which they are entitled pursuant to Section 3.1. Any cash deposited with the Paying Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than to fund payments due pursuant to Section 3.1(a), except as provided in this Agreement. Parent shall pay all fees and expenses of the Paying Agent.

(b) As soon as reasonably practicable after the Effective Time, but in any event no later than the third (3rd) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) and to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 3.1(a), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which letter shall be in customary form and contain such other provisions as Parent or the Paying Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of such Certificates or Book-Entry Shares in exchange for the Merger Consideration payable with respect thereto pursuant to Section 3.1(a). Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal (or, in the case of a Book-Entry Share, upon delivery of such letter of transmittal), duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Paying Agent may reasonably require (a “Proper Delivery”), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(a) in respect of the Shares represented by such Certificate or Book-Entry Share and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any Merger Consideration payable in respect of Certificates or Book-Entry Shares. Payment of Merger Consideration shall be made as promptly as practicable after the date of Proper Delivery of the applicable Certificate or Book-Entry Share.

(c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such tax either has been paid or is not applicable.

(d) Until surrendered as contemplated by this Section 3.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 3.1(a), without any interest thereon.

(e) All Merger Consideration delivered upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.

(f) The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Parent, upon demand.

(g) Any portion of the Exchange Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Certificates or Book-Entry Shares one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for payment of the Merger Consideration with respect to Shares formerly represented by such Certificate or Book-Entry Share, without interest.

(h) None of Parent, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any Person in respect of cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance required by the Paying Agent (or, if no such affidavit is required by the Paying Agent, in form and substance reasonably acceptable to Parent), of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

(j) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.3(a) to pay for Shares for which appraisal rights have been perfected as described in Section 3.5 shall be returned to Parent, upon demand.

Section 3.4 Withholding Rights. Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Stock Options or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Merger and who is entitled to demand and properly demands appraisal of such Shares pursuant to Section 1300 of the CGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to appraisal under the CGCL. Dissenting Shares shall be treated in accordance with Chapter 13 of the CGCL. If any such holder fails to perfect or withdraws or loses any such right to appraisal, each such Share of such holder shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the Merger Consideration in accordance with Section 3.1(a). The Company shall serve prompt notice to Parent of any demands for appraisal of any Shares, attempted withdrawals of such notices or demands and any other instruments received by the Company relating to rights to appraisal, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, settle or offer to settle, or approve any withdrawal of any such demands.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding section or subsection of the disclosure letter delivered by the Company to Parent prior to the execution of the Original Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face or where specifically cross-referenced), each representation and warranty in this Article IV is not qualified in any way whatsoever, and is made and given with the intention of inducing Parent and Merger Sub to enter into this Agreement. Subject to the foregoing, the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means (x) any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of the Company to comply, or prevents the Company from complying, with its material obligations with respect to the consummation of the Offer or the Merger or would reasonably be expected to do so; provided, however, that, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent expressly set forth in the Company Disclosure Letter or arising out of or attributable to any of the following, either alone or in combination (1) generally affecting the industry in which the Company operates, or the economy or the financial or securities markets in the United States, including effects on such industry, economy or markets resulting from any regulatory or political conditions or developments in general, (2) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism, weather, natural disasters or other force majeure events, (3) reflecting or resulting from changes in any Law or GAAP or interpretations thereof, (4) the announcement of the execution of the Original Agreement or the pendency of the Offer or the Merger or any other transactions contemplated by this Agreement, (5) any actions taken, or failure to take action, to which Parent or Merger Sub has expressly consented or requested, (6) compliance with the terms of, or the taking of any action required by, this Agreement, or the failure to take any action prohibited by this Agreement, (7) any stockholder litigation arising directly out of allegations of a breach of fiduciary duty relating to this Agreement (but excluding any such litigation arising out of or relating to any agreement with or between Stockholders other than the Support Agreement), (8) any failure by the Company or its Subsidiaries to meet any internal or external budgets, projections, forecasts or predictions of financial performance, or (9) a change in the market price or trading volume of the Shares, in and of itself; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse (relative to other industry participants of comparable size to the Company) to the Company and its Subsidiaries, taken as a whole, and provided, further, that with respect to clauses (8) and (9), the facts and circumstances giving rise to or contributing to such change may be taken into account in determining whether there has been a Material Adverse Effect; or (y) any violation, or series of violations, before or after the date of the Original Agreement by the Company or any of its Subsidiaries (or any violation, or series of violations, for which the Company or any of its Subsidiaries could be liable) of any FDA Law, Foreign Drug Law, or Law covered by Sections 4.11(d) through 4.11(g) for which the remedy, or remedies in the case of a series of violations, when aggregated together, would reasonably be expected to have a material adverse effect on the business of Parent or its Subsidiaries (only to the extent such effect results solely from the Company’s violation(s), and not including any portion of such effect resulting from any act or omission of Parent or its Subsidiaries), that has not been disclosed in the Company Disclosure Letter prior to the date of the Original Agreement.

(b) The Company has previously delivered or made available to Parent true and complete copies of the Company’s articles of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws”), in each case as amended to the date of the Original Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or Company Bylaws. The Company has made available to Parent true and complete copies of the minutes of all meetings of the Stockholders, the Company Board and each committee of the Company Board held since January 1, 2007, except that any minutes of meetings related to other bidders in connection with any potential sale of the Company or any of its material assets or otherwise related to deliberations by the Company Board with respect to the consideration of strategic alternatives during the twelve (12) months prior to the date of the Original Agreement shall be provided in redacted form to exclude only such financially sensitive information as is directly related to such other bidders or deliberations, as applicable.

Section 4.2 Capital Stock.

(a) The authorized capital stock of the Company consists of 75,000,000 Shares and 5,000,000 shares of preferred stock, no par value per share (the “Company Preferred Stock”). As of the close of business on March 25, 2011, (i) 46,638,421 Shares (excluding treasury shares) were issued and outstanding, (ii) no Shares were held by the Company in its treasury, (iii) no shares of Company Preferred Stock were issued and outstanding and no shares of Company Preferred Stock were held by the Company in its treasury, (iv) 7,041,775 Shares were reserved for issuance pursuant to Company Stock Plans (of which 3,146,940 Shares were subject to outstanding Company Stock Options, (v) 2,640,000 Shares were reserved for issuance pursuant to the Warrant and (vi) 423 shares were subject to purchase pursuant to the ESPP. There is no Offering Period under the ESPP ongoing as of the date of the Original Agreement. All the outstanding shares of capital stock of the Company are, and all shares reserved for issuance as noted in clauses (iv) and (v) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of the Company or such Subsidiary on any matter. Except as set forth above in this Section 4.2(a) and except for changes since March 25, 2011 resulting from the exercise of Company Stock Options described in Section 4.2(c) or as expressly permitted by Section 6.1, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company or other voting securities or equity interests of the Company or any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of the Company or any of its Subsidiaries or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of the Company or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries or rights or interests described in clause (C), or (E) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.

(b) No shares of capital stock of the Company are owned by any Subsidiary of the Company. All the outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by the Company, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”). There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or on file with the Company with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other equity interest of the Company or any of its Subsidiaries (except for the withholding of shares in connection with Taxes payable in respect of the exercise of Company Stock Options and the issuance of Shares in connection with the vesting of restricted stock units, performance stock units, restricted stock unit rights or other awards granted under the Company Plans).

(c) Section 4.2(c) of the Company Disclosure Letter sets forth a true and complete list of all holders, as of March 25, 2011, of outstanding Company Stock Options or other rights to purchase or receive Shares or similar rights granted under the Company Stock Plans or otherwise (collectively, “Company Stock Awards”), indicating as applicable, with respect to each Company Stock Award then outstanding, the type of award granted, the number of Shares subject to such Company Stock Award, the name of the plan under which such Company Stock Award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof, and whether (and to what extent) the vesting of such Company Stock Award will be accelerated or otherwise adjusted in any way or any other terms will be triggered or otherwise adjusted in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the

Merger. Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies and the exercise price of each other Company Stock Option is no less than the fair market value of a Share as determined on the date of grant of such Company Stock Option, and no Company Stock Option is subject to Section 409A of the Code. No Company Stock Options that are outstanding have been granted other than pursuant to the Company Stock Plans. The Company has made available to Parent true and complete copies of all Company Stock Plans and the forms of all stock option agreements evidencing outstanding Company Stock Options.

Section 4.3 Subsidiaries. Section 4.3 of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, and except as set forth in Section 4.3 of the Company Disclosure Letter, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 4.4 Authority.

(a) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger and if required by applicable Law, to the adoption and approval of this Agreement by the holders of at least a majority in combined voting power of the outstanding Shares (the “Company Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and further limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies).

(b) The Company Board, at a meeting duly called and held, duly adopted resolutions for which all directors present voted in favor of (i) determining that the terms of the Original Agreement, this Agreement, the Offer, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Stockholders, (ii) approving and declaring advisable the Original Agreement, this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) directing that the Original Agreement and this Agreement be submitted to the stockholders of the Company for adoption and approval and (iv) resolving to recommend that the Stockholders accept the Offer, tender their Shares pursuant to the Offer and vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby, including the Offer and the Merger (if required by applicable Law), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 6.2. The Company is providing to Parent concurrently herewith true and complete copies of the resolutions described herein.

(c) The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock or other securities required in connection with the consummation of the Merger. No vote of the holders of any other class or series of the Company’s capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by the Company other than the Merger.

Section 4.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company does not, and (assuming that all consents, approvals, authorizations and other actions described in Section 4.5 of the Company Disclosure Letter have been obtained and all filings and obligations described in Section 4.5 of the Company Disclosure Letter have been made and any waiting periods thereunder have terminated or expired) the consummation of the Offer and the Merger and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Company Charter or Company Bylaws, or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of the Company, (ii) any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, agreement or other obligation binding on the Company and its Subsidiaries or any of their respective assets, whether oral or written (each, including all amendments thereto, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 4.5(b), any federal, state, local or foreign law (including common law, FDA Laws, and Foreign Drug Laws), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement (“Law”) applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except in the case of clauses (ii) and (iii), as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Offer and the Merger or compliance with the provisions hereof, except for (i) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, (ii) the filing of the Certificates of Merger with the Florida Secretary of State, as required by the Florida Act, and the California Secretary of State, as required by the CGCL, respectively, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 4.6 SEC Reports; Financial Statements.

(a) The Company has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents filed or required to be filed or furnished by the Company with the SEC since January 1, 2008 (all such documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of the Original Agreement, then on the date of such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as in effect on the date such forms, reports and documents were filed, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements (including the related notes thereto) included (or incorporated by reference) in the Company SEC Documents (i) have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) (except as may be indicated in the notes thereto and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC applicable to Quarterly Reports on Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since December 31, 2010, except as disclosed in the Company SEC Reports filed prior to the date of the Original Agreement, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

(c) The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that: (i) provide for the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the Company’s financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

(d) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the Company’s periodic and current reports under the Exchange Act, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(e) Since January 1, 2007, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

(f) As of the date of the Original Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is subject to ongoing review or outstanding SEC comment or investigation. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since January 1, 2007.

(g) Except as set forth in Section 4.6(g) of the Company Disclosure Letter and except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) that, individually or in the aggregate, exceeds $10,000.

(h) No Subsidiary of the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Section 4.7 No Undisclosed Liabilities. Except to the extent disclosed in the Company SEC Documents filed after the date of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and before the date of the Original Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due, or to become due that are required to be recorded or reflected on a balance sheet under GAAP, except for (i) liabilities and obligations under this Agreement or in connection with the transactions contemplated hereby and (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice.

Section 4.8 Certain Information. Neither the Schedule 14D-9 nor the Proxy Statement will, at the respective times they are first filed with the SEC, amended or supplemented or first published, sent or given to the Stockholders and, in the case of the Proxy Statement, at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in any of the Offer Documents will, at the respective times they are first filed with the SEC, amended or supplemented or first published, sent or given to the Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Schedule 14D-9 or the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference therein. For purposes of this Agreement, the letter to the Stockholders, notice of meeting, proxy statement and form of proxy and any other soliciting material, or the information statement, as the case may be, to be distributed to the Stockholders in connection with the Merger (including any amendments or supplements) and any schedules required to be filed with the SEC in connection therewith are collectively referred to as the “Proxy Statement.”

Section 4.9 Absence of Certain Changes or Events. Except as and to the extent disclosed in the Company SEC Documents filed after the date of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and before the date of the Original Agreement, since December 31, 2010 and through the date of the Original Agreement and as set forth in Section 4.9 of the Company Disclosure Letter: (a) the Company and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice; (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; (c) neither the Company nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty affecting any of its material properties or material assets, whether or not covered by insurance; and (d) none of the Company or any of its Subsidiaries has taken any action since January 1, 2011 that, if taken after the date of the Original Agreement, would constitute a breach of any of the covenants set forth in Section 6.1.

Section 4.10 Litigation. There is no action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (each, an “Action”) (or basis therefor) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of their respective properties or assets and there is no filed litigation against any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such. Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity. There is no Action pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

Section 4.11 Compliance with Laws and Permits.

(a) The Company and each of its Subsidiaries have in effect all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, and no suspension, cancellation or other lapse of any such Permit is pending by or at the behest of any Governmental Entity, or to the Company’s knowledge, threatened. All of such Permits shall remain in full force and effect after the Offer and the Merger. Since January 1, 2007, neither the Company nor any of its Subsidiaries has been in violation of (i) any Permits or (ii) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, any applicable Law not explicitly covered in Section 4.11(b) through 4.11(g), including any consumer protection, equal opportunity, customs, patient confidentiality, health care industry regulation and third-party reimbursement laws including under any federal or state health care program, including but not limited to any Federal Health Care Program as defined in Section 1128B(f) of the U.S. Federal Social Security Act (together with all regulations promulgated thereunder, the “SSA”), and any similar Laws of any other jurisdiction. Since January 1, 2007, none of the Company or any of its Subsidiaries has received a notice or other written communication alleging or relating to a possible violation of any Law applicable to their businesses, operations, properties or assets or from a Governmental Entity seeking to investigate any such possible violation. The Company is not subject to any continuing liabilities, obligations or other consequences of any nature relating to any noncompliance by the Company with any Laws which occurred prior to January 1, 2007.

(b) Neither the Company nor any of its Subsidiaries is subject to any consent decree from any Governmental Entity. Neither the Company nor any of its Subsidiaries has received any warning letter from the U.S Food and Drug Administration (“FDA”) or equivalent action from any comparable non-U.S. Governmental Entity since January 1, 2007. Neither the Company nor any of its Subsidiaries has received any communication from any regulatory agency or been notified since January 1, 2007 that any product approval is withdrawn or modified or that such an action is under consideration. Without limiting the foregoing, the Company and each of its Subsidiaries is in compliance, in all material respects, with all current applicable statutes, rules, regulations, guidelines, policies or orders administered or issued by the FDA (“FDA Laws”) or comparable foreign Governmental Entity (“Foreign Drug Laws”) including the FDA’s Quality System Regulation, 21 C.F.R. Part 820. The Company does not have knowledge of any facts which furnish any reasonable basis for any Form FDA-483 observations or regulatory or warning letters from the FDA, Section 305 notices, or other similar communications from the FDA or comparable foreign entity. Since January 1, 2007, there have been no recalls, detentions, withdrawals, seizures, or termination or suspension of manufacturing requested or threatened relating to the Company’s or its Subsidiaries’ products, and no field notifications, field corrections or alerts.

(c) The Company’s and its Subsidiaries’ products, where required, are being marketed in all material respects under valid pre market notifications under Section 510(k) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 360(k), and 21 C.F.R. Part 807, Subpart E (“510(k)’s”) or pre-market approval applications approved by the FDA in accordance with 21 U.S.C. § 360(e) and 21 C.F.R. Part 814 (“PMA’s”). All 510(k)’s and PMA’s for the Company’s and its Subsidiaries’ products are exclusively owned by the Company or one of its Subsidiaries, and to the knowledge of the Company, the FDA is not considering limiting, suspending, or revoking any such 510(k)’s or PMA’s or changing the marketing classification or labeling of any such products. To the Company’s knowledge, there is no false information or significant omission in any product application or product-related submission to the FDA or comparable foreign Governmental Entity. The Company and its Subsidiaries have obtained all necessary regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by the Company, and the Company has not received any notice that any Governmental Entity seeks any additional conditions on the distribution or sale of products in a jurisdiction covered by a regulatory approval. To the Company’s knowledge, any third party that is a manufacturer, contractor, or agent for the Company or its Subsidiaries is in compliance with all Permits and regulatory approvals from the FDA or comparable Governmental Entity insofar as they pertain to the manufacture of product components or products for the Company or its Subsidiaries.

(d) Neither the Company nor any Subsidiary, nor the officers, directors, managing employees or agents (as those terms are defined in 42 C.F.R. § 1001.1001) of the Company or any Subsidiary: (i) have engaged in any activities which are material violations of, or are cause for civil penalties or mandatory or permissive exclusion under, any federal or state health care Law or any non-U.S. Law of comparable scope, including but not limited to any Federal Health Care Program under Sections 1128, 1128A, 1128B, 1128C, or 1877 of SSA, the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), the False Statements Accountability Act (18 U.S.C. § 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), 18 U.S.C. § 287, the anti-fraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 (e.g., 18 U.S.C. §§ 1035 and 1347), or related federal, state or local statutes, or any non-U.S. Law of comparable scope, including knowingly and willfully offering, paying, soliciting or receiving any remuneration (interpreted broadly to include anything of value), directly or indirectly, overtly or covertly, in cash or in kind in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any such program; (ii) have had a civil monetary penalty assessed against them under Section 1128A of SSA; (iii) have been excluded from participation or debarred under any federal or state health care program (including any Federal Health Care Program), or any comparable non-U.S. program; (iv) have been convicted (as defined in 42 C.F.R. § 1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or (b)(3) of SSA or any non-U.S. Law of comparable scope; or (v) have failed to comply in any material respect with any state Law regarding disclosure of physician payments (commonly known as Sunshine Laws, which, for illustration purposes only, but without limiting the scope of this provision, are similar in subject matter to Section 1128G of the SSA).

(e) Neither the Company nor any of its Subsidiaries (nor, to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (v) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

(f) The Company and each of its Subsidiaries have conducted their export transactions in accordance in all material respects with applicable provisions of U.S. export Laws (including the International Traffic in Arms Regulations, the Export Administration Regulations and the regulations administered by the Department of Treasury, Office of Foreign Assets Control (“OFAC”)), and other export Laws of the countries where it conducts business, and neither the Company nor any of its Subsidiaries has received any notices of noncompliance, complaints or warnings with respect to its compliance with export Laws. Without limiting the foregoing:

(i) the Company and each of its Subsidiaries have obtained all material export licenses and other approvals required for their exports of products and technologies from the U.S. and other countries where it conducts business;

(ii) the Company and each of its Subsidiaries are in compliance in all material respects with the terms of such applicable export licenses or other approvals;

(iii) there are no pending or, to the knowledge of the Company, threatened claims against the Company or any of its Subsidiaries with respect to such export licenses or other approvals; and

(iv) the Company and its Subsidiaries have in place adequate controls and systems to ensure compliance in all material respects with applicable Laws pertaining to import and export control in each of the jurisdictions in which the Company and its Subsidiaries currently does or in the past has done business, either directly or indirectly.

(g) Neither the Company nor any of its Subsidiaries, employees or management appears on the Specially Designated Nationals and Blocked Persons List published by OFAC, or is otherwise a person with which any U.S. person is prohibited from dealing under the laws of the United States. Neither the Company nor any of its Subsidiaries does business or conducts any transactions with the governments of, or persons within, any country under economic sanctions administered and enforced by OFAC.

Section 4.12 Benefit Plans.

(a) The Company has provided to Parent a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, that is currently in effect, was maintained since December 31, 2004 or which has been approved before the date of the Original Agreement but is not yet effective, for the benefit of (i) directors or employees of the Company or any other persons performing services for the Company, (ii) former directors or employees of the Company or any other persons formerly performing services for the Company, or (iii) beneficiaries of anyone described in (i) or (ii). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans.” With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), if applicable, (iii) any summary plan description with each summary of material modifications thereto, if any, employee handbooks and other written communications (or a description of any oral communications) by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan and (iv) for the three (3) most recent years (A) Forms 5500, 941 and 1041 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

(b) Each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and, to the knowledge of the Company, nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Plan or cause the imposition of any penalty or Tax liability.

(c) The Company is not liable for, and the Company will not be liable for, any liability of any “ERISA Affiliate” (hereby defined to include any trade or business, whether or not incorporated, other than the Company, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes the Company) including predecessors thereof) with regard to any Company Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Company Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company) (each such Company Plan for an ERISA Affiliate being an “ERISA Affiliate Plan”), including, without limitation: (i) withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA; (ii) liabilities to the Pension Benefit Guaranty Corporation (“PBGC”); (iii) liabilities under Section 412 of the Code or Section 302(a)(2) of ERISA; (iv) liabilities resulting from the failure on the part of the Company, any ERISA Affiliate, each Company Plan or each Company Plan “sponsor” or “administrator” (within the meaning of Section 3(16) of ERISA) to comply in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA; or (v) liabilities resulting from an ERISA Affiliate Plan’s failure to satisfy the reporting and disclosure requirements of ERISA and the Code.

(d) Neither the Company nor any ERISA Affiliate has ever maintained or contributed to a multiemployer plan (as defined in Section 3(37) of ERISA).

(e) With respect to the Company Plans, except as disclosed in the Company SEC Documents or in Section 4.12 of the Company Disclosure Letter:

(i) each Company Plan has been established and administered in accordance with its terms and in material compliance with the applicable provisions of ERISA and the Code, and no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 302 of ERISA and 412 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan have been timely made;

(ii) to the knowledge of the Company, there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the PBGC, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, threatened in writing, or relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits) nor, to the knowledge of the Company, are there facts or circumstances that exist that could reasonably give rise to any such Actions; and

(iii) if a Company Plan purports to be a voluntary employees’ beneficiary association (“VEBA”), a request for a determination letter for the VEBA has been submitted to and approved by the IRS that the VEBA is exempt from federal income tax under Section 501(c)(9) of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any tax, interest or penalty with respect thereto.

(f) Neither the Company nor any ERISA Affiliate has any obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a “multiple employer welfare arrangement” (MEWA) (within the meaning of Section 3(40) of ERISA), or (ii) a “plan maintained by more than one employer” (within the meaning of Section 413(c) of the Code).

(g) None of the Company Plans provide for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby. No amount or benefit that could be received by any “disqualified individual” (as defined in Treasury Regulation Section 1.280G-1) with respect to the Company or any Subsidiary in connection with the transactions contemplated by this Agreement (alone or in combination with any other event, and whether pursuant to a Company Plan or otherwise) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(h) No Company Plan provides for post-employment welfare benefits except to the extent required by Section 4980B of the Code or applicable state Law.

(i) Each Company Plan that is subject to Section 409A of the Code has complied in form and operation with the requirements of Section 409A of the Code. No individual is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Section 409A and 4999 of the Code)) or interest or penalty related thereto.

(j) Each Company Plan that is subject to Section 1862(b)(1) of the SSA has been operated in compliance with the secondary payor requirements of Section 1862 thereof.

Section 4.13 Labor and Employment Matters.

(a) The Company and its Subsidiaries are and have been in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. As of the date of the Original Agreement, there is not pending or, to the knowledge of the Company, threatened, any labor dispute, work stoppage, labor strike or lockout against the Company or any of its Subsidiaries by employees.

(b) No employee of the Company or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the knowledge of the Company, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. There are no (i) unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of the Company no such representations, claims or petitions are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement.

(c) Except for such incorrect classifications as would not reasonably be expected to result in a liability of more than $20,000 in the aggregate, all individuals who are performing consulting or other services for the Company or any Subsidiary of the Company are or were correctly classified by the Company as either “independent contractors” or “employees” as the case may be. All employees of the Company and any Subsidiary of the Company have been correctly classified as “exempt” or “non-exempt” under the Fair Labor Standards Act.

(d) Prior to the date of the Original Agreement, the Company has delivered to Parent a true, correct and complete list of the name of each officer, employee and independent contractor of the Company and each Subsidiary thereof as of March 25, 2011, together with such person’s position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person.

(e) The properties, assets and operations of the Company and its Subsidiaries have been in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, “Worker Safety Laws”). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws.

Section 4.14 Environmental Matters.

(a) For purposes of this Agreement, the following terms shall have the following meanings: (i) “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) “Environmental Law” means any applicable Law relating to pollution or protection of the environment, human health or safety or the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

(b) The Company and its Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance in all material respects with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability.

(c) Neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of their respective properties or any other properties other than in compliance with applicable Law, (ii) any knowledge of the presence of any Hazardous Substances on, under, emanating from, or at any of their respective properties or any other property but arising from the Company’s or any of its Subsidiaries’ current or former properties or operations other than in compliance with applicable Law, or (iii) any knowledge, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company’s or any of its Subsidiaries’ current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require significant expenditures or to result in liability, or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company’s or any of its Subsidiaries’ current or former properties or operations or any other properties, except in each case as has not had and would not reasonably be expected to have a Material Adverse Effect.

(d) No Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

(e) There are no environmental assessments or audit reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries that have not been made available to Parent and which disclose a condition that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Neither the Company nor any of its Subsidiaries has exposed any employee or third party to any Hazardous Substances or condition that has subjected or may subject the Company to liability under any Environmental Law, except as has not had and would not reasonably be expected to have a Material Adverse Effect.

(g) No underground storage tanks, asbestos-containing material, or polychlorinated biphenyls have ever been located on property or properties presently or formerly owned or operated by the Company or any of its Subsidiaries, except as has not had and would not reasonably be expected to have a Material Adverse Effect.

(h) Neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any material liability of any other person under any Environmental Law, including any obligation for corrective or remedial action.

(i) Neither the Company nor any of its Subsidiaries has received written notice that it is required to make any material capital or other expenditures to comply with any Environmental Law nor is there, to the Company’s knowledge, any reasonable basis on which any Governmental Entity could take action that would require such material capital or other expenditures.

(j) No Conflict Minerals are necessary to the functionality or production of or are used in the production of any product manufactured or contracted to be manufactured by the Company during the last three (3) years, or currently proposed to be manufactured by the Company or on its behalf in the future.

For purposes hereof, “Conflict Minerals” means: (i) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which originate in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo; or (ii) any other mineral or its derivatives determined by the Secretary of State of the United States to be financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo.

Section 4.15 Taxes.

(a) The Company and each of its Subsidiaries have prepared and timely filed all material Tax Returns required to be filed and all Tax Returns filed by the Company and its Subsidiaries are true, correct and complete in all material respects. For purposes of this Section 4.15, references to the Company and/or its Subsidiaries include predecessors to the Company and its Subsidiaries. The Company has made available to Parent copies of all federal income and other material Tax Returns filed by the Company and its Subsidiaries since January 1, 2007.

(b) All material Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any Tax Returns) have timely been paid, or have been timely withheld and remitted (if applicable), to the appropriate Governmental Entity, except for those Taxes being contested in good faith and or which adequate reserves have been established in the Company financial statements.

(c) All material Taxes that have accrued but are not yet payable have been reserved for in accordance with GAAP (including FIN 48, Accounting for Uncertainty in Income Taxes) in the Company’s financial statements included in the Company SEC Documents, or have been incurred in the ordinary course of business since the date of the Company SEC Documents filed most recently in amounts consistent with prior periods.

(d) Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax that is still in effect.

(e) Neither the Company nor any of its Subsidiaries has received notice of any proposed or threatened Tax proceeding, examination, investigation, audit or administrative or judicial proceeding (collectively, the “Tax

Proceedings”) against, or with respect to any Taxes of, the Company or any of its Subsidiaries, and no such Tax Proceedings are currently pending.

(f) As of the date of the Original Agreement, neither the Company nor any of its Subsidiaries is a party to any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state, local, or foreign Law that would reasonably be expected to have a Material Adverse Affect following the Merger.

(g) Each of the Company and its Subsidiaries has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code or any similar provision of state, local, or foreign Law.

(h) No claim has been made by any Governmental Entity in a jurisdiction where either the Company or any of its Subsidiaries has not filed Tax Returns indicating that the Company or such Subsidiary is or may be subject to any taxation by such jurisdiction.

(i) Neither the Company nor any of its Subsidiaries has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code for any taxable period (or portion thereof) ending after the Closing Date or any similar provision of state, local or foreign Law by reason of a change in accounting method made for any taxable period (or portion thereof) ending on or prior to the Closing Date, nor is any application pending with any Governmental Entity requesting permission for any change in accounting method.

(j) Other than in the ordinary course of business, consistent with past practice, neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, U.S. taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any transaction that occurred prior to the Merger, including (i) any installment sale or open transaction disposition made on or prior to the Closing Date, (ii) any prepaid amount received on or prior to the Closing Date, or (iii) any election made or contemplated to be made on any Tax Return.

(k) There are no material Liens on the assets of the Company or any of its Subsidiaries relating to or attributable to Taxes, other than Permitted Liens.

(l) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, nor has it been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(i) of the Code.

(m) There are no material deferred intercompany transactions within the meaning of Treasury Regulation Section 1.1502-13(b)(1) with respect to which the Company or any of its Subsidiaries would be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date. There are no material “excess loss accounts” within the meaning of Treasury Regulation Section 1.1502-19(a)(2) with respect to any Subsidiaries of the Companies. There are no material items of income that will be required to be recognized by the Company or any of its Subsidiaries as a result of the Merger.

(n) Neither the Company nor any of its Subsidiaries (i) is a party to a Contract (other than a Contract entered into in the ordinary course of business with vendors, customers and lessors) that provides for Tax indemnity or Tax sharing, or for the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) of any other Person, or (ii) has any Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor. Neither the Company nor any of its Subsidiaries has been a member of a combined, consolidated, unitary or similar group for Tax purposes, other than any such group of which the Company was at all times the common parent corporation.

(o) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of the Original Agreement or (y) in a distribution which would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code and regulations thereunder) in conjunction with the Merger.

(p) Neither the Company nor any of its Subsidiaries has participated (i) in a transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulation Section 1.6011-4(b)(1) or, (ii) to the knowledge of the Company, in a reportable transaction (other than a listed transaction), as set forth in Treasury Regulation Section 1.6011-4(b).

(q) Neither the Company nor any of its Subsidiaries has requested or received a formal ruling or entered into an agreement with the IRS or any other taxing authority that would be reasonably likely to have a Material Adverse Affect after the Closing Date.

(r) The Company and its Subsidiaries are and have been in compliance in all material respects with the applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating transfer pricing practices of the Company and its Subsidiaries.

(s) No Subsidiary of the Company is a “controlled foreign corporation” as defined in the Code. Neither the Company nor any of its Subsidiaries owns an interest in any entity treated as a “passive foreign investment company” as defined in the Code.

Section 4.16 Contracts.

(a) Section 4.16(a) of the Company Disclosure Letter lists all of the Material Contracts to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound. All copies of Material Contracts made available to Parent are true and complete copies of such Contracts. “Material Contracts” means any of the following contracts, agreements or arrangements (other than purchase or sales orders entered into in the ordinary course), whether written or oral, currently in effect and binding:

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) any Contract that limits the ability of the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit the ability of Parent or any of its Subsidiaries, including the Surviving Corporation) to compete in any line of business or with any Person or in any geographic area, or that restricts the right of the Company and its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit the ability of Parent or any of its Subsidiaries, including the Surviving Corporation) to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person “most favored nation” status or any similar type of favored discount rights;

(iii) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement;

(iv) any Contract relating to Indebtedness;

(v) any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $20,000 or more (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(vi) any Contract that by its terms calls for aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $20,000 over the remaining term of such Contract;

(vii) any Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification (other than product warranties or real estate lease indemnities in the ordinary course of business consistent with past practice), guarantee, “earn-out” or other contingent payment obligations, in each case that could result in payments in excess of $20,000;

(viii) any Contract that is a license agreement that is material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries grants or is granted a license under any Intellectual Property, other than license agreements for “off-the-shelf” software that is generally commercially available and is licensed in object code form solely for internal use purposes;

(ix) any Contract that provides for any material confidentiality, standstill or similar obligations on the Company or its Subsidiaries, except for such Contracts entered into in the ordinary course of business consistent with past practice;

(x) any Contract that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or expenditure in an amount in excess of $20,000;

(xi) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of the Company of more than $20,000;

(xii) any Contract with brokers, franchisees, distributors or dealers;

(xiii) any agreements with group purchasing organizations (GPOs) or integrated delivery networks (IDNs);

(xiv) any agreement with the Veterans Administration or Federal Supply Administration; or

(xv) any Contract with any Governmental Entity that involves amounts in excess of $20,000.

Section 4.16(a) of the Company Disclosure Letter identifies any Material Contract that requires consent to or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated by this Agreement.

(b) (i) Each Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and further limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies); and (ii) there is no default under any Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto under any such Material Contract, nor has the Company or any of its Subsidiaries received any notice of any such default, event or condition. The Company has made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

Section 4.17 Insurance. Section 4.17 of the Company Disclosure Letter sets forth, as of the date of the Original Agreement, a true and complete list of all insurance policies issued in favor of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic occurrence-based policies still in force. With respect to each such insurance policy, (a) such policy is, to the knowledge of the Company, in full force and effect and all premiums due thereon have been paid, and (b) neither the Company nor any of its Subsidiaries is in breach or default, or has taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit cancellation or termination of, any such policy. No notice of cancellation or termination has been received with respect to any such policy.

Section 4.18 Properties.

(a) The Company or one of its Subsidiaries has good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of its assets constituting personal property (excluding, for purposes of this sentence, assets held under leases), free and clear of all Liens other than (i) statutory ad valorem and real estate and other Liens for current taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, landlord’s, warehousemen’s, carriers’ or similar Liens arising in the ordinary course of business of the Company or such

Subsidiary consistent with past practice (iii) encumbrances on real property in the nature of zoning restrictions, easements, rights of way, encroachments, restrictive covenants, and other similar rights or restrictions that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not, individually or in the aggregate, impair present business operations at such properties, (iv) existing Liens disclosed in the Company’s consolidated balance sheet as at December 31, 2010 (or the notes thereto) included in the Company SEC Documents; and (v) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, impair the continued ownership, use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted (“Permitted Liens”).

(b) Section 4.18(b) of the Company Disclosure Letter sets forth a true and complete list of all real property owned by the Company or any of its Subsidiaries (“Owned Real Property”) and all property leased for the benefit of the Company or any of its Subsidiaries (“Leased Real Property”). Each of the Company and its Subsidiaries has (i) good and marketable title in fee simple to all Owned Real Property and (ii) good leasehold title to all Leased Real Property, in each case, free and clear of all Liens except Permitted Liens. No parcel of Owned Real Property or Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company, any of its Subsidiaries or any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company, any of its Subsidiaries or any other party thereto, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Assuming all consents, approvals and authorizations listed in Section 4.5 of the Company Disclosure Letter relating to any Leased Real Property have been obtained, all leases of Leased Real Property shall remain valid and binding in accordance with their terms following the Effective Time.

(c) There are no contractual or legal restrictions that preclude or materially restrict the ability to use any Owned Real Property or, to the knowledge of the Company, Leased Real Property by the Company or any of its Subsidiaries for the current or contemplated use of such real property. To the knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the Owned Real Property or Leased Real Property. All plants, warehouses, distribution centers, structures and other buildings on the Owned Real Property or Leased Real Property are adequately maintained in all material respects and are in good operating condition and repair for the requirements of the business of the Company and its Subsidiaries as currently conducted.

(d) Each of the Company and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

This Section 4.18 does not relate to intellectual property, which is the subject of Section 4.19.

Section 4.19 Intellectual Property.

(a) As used herein, the term “Intellectual Property” means all intellectual property rights arising under the laws of the United States or any other jurisdiction, including the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names, trade dress and similar rights and applications to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications and rights in respect of utility models or industrial designs and invention disclosures (collectively, “Patents”); (iii) copyrights, materials subject to copyright protection, and registrations and applications therefor (collectively, “Copyrights”); and (iv) know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”).

(b) Section 4.19(b)(1) of the Company Disclosure Letter sets forth an accurate and complete list of all Marks owned by or licensed to the Company or any of its Subsidiaries, which list indicates any registered Marks that are licensed to the Company or its Subsidiaries but which are not being used in the current conduct of the Company’s or its Subsidiaries’ businesses (collectively, “Company Marks”), Section 4.19(b)(2) of the Company Disclosure Letter sets forth an accurate and complete list of all Patents owned by or licensed to the Company or any of its Subsidiaries, which list indicates any registered Patents that are licensed to the Company or its Subsidiaries but which are not being used in the current conduct of the Company’s or its Subsidiaries’ businesses (collectively, “Company Patents”) and Section 4.19(b)(3) of the Company Disclosure Letter sets forth an accurate and complete list of all registered Copyrights owned by or exclusively licensed to the Company or any of its Subsidiaries, which list indicates any registered Copyrights that are licensed to the Company or its Subsidiaries but which are not being used in the current conduct of the Company’s or its Subsidiaries’ businesses (collectively, “Company Copyrights” and, together with the Company Marks and the Company Patents, “Company IP”). No Company IP owned by the Company or any of its Subsidiaries or, to knowledge of the Company, exclusively licensed to the Company or any of its Subsidiaries has been or is now involved in any interference, reissue, reexamination, opposition, nullity or cancellation proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company IP. The Company IP owned by the Company or any of its Subsidiaries or, to knowledge of the Company, exclusively licensed to the Company or any of its Subsidiaries is subsisting. To the knowledge of the Company, the Company IP (excluding any pending applications included in the Company IP) is valid and enforceable and, except as set forth on Section 4.19(b)(4) of the Company Disclosure Letter, no written or, to the knowledge of the Company, oral notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company IP has been received by the Company or any of its Subsidiaries. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company IP, and all filing, examination, issuance, post registration and maintenance fees, annuities and the like that have come due and are required to maintain, preserve or renew any of the Company IP owned by the Company or any of its Subsidiaries or, to knowledge of the Company, exclusively licensed to the Company or any of its Subsidiaries have been timely paid. Except as set forth on Section 4.19(b)(5) of the Company Disclosure Letter, with respect to the Company IP owned by the Company or any of its Subsidiaries, and to the knowledge of the Company with respect to the Company IP exclusively licensed to the Company or any of its Subsidiaries, there are no filings, payments or other actions that were required to have been or are required to be made or taken by March 25, 2011, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates, for the purposes of complying with legal requirements to obtain, maintain, preserve or renew any Company IP.

(c) The Company and its Subsidiaries have taken commercially reasonable steps to protect their rights in the Intellectual Property owned by the Company or its Subsidiaries and maintain the confidentiality of all of the Trade Secrets of the Company or its Subsidiaries. All current or former employees, consultants and contractors who have participated in the creation of any Intellectual Property that is used by or that is intended to be used by the Company or its Subsidiaries have entered into proprietary information, confidentiality and assignment agreements (which have previously been provided to Parent).

(d) The Company or its Subsidiaries own, or possess adequate licenses or other valid rights to use, all of the Intellectual Property that is necessary for the conduct of the Company’s and its Subsidiaries’ businesses. None of the Intellectual Property owned by or, to the knowledge of the Company, licensed to, the Company or its Subsidiaries is subject to any outstanding order, judgment, or stipulation restricting the use or exploitation thereof by the Company or its Subsidiaries.

(e) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or re-price or otherwise modify any of the Company’s or any of its Subsidiaries’ rights or obligations under any Material Contract as defined in Section 4.16(a)(viii) of this Agreement. The rights licensed under each agreement granting to the Company or any of its Subsidiaries, as the case may be, any material right or license under or with respect to any Intellectual Property owned by a third party shall be exercisable by the Surviving Corporation or such Subsidiary, respectively, on and immediately after the Closing to the same extent as by the Company or such Subsidiary prior to the Closing. Neither the Company nor any of its Subsidiaries has granted to any third party any rights under any Intellectual Property owned by the Company or its Subsidiaries. All milestones and other conditions set forth in any license agreements under which Intellectual Property is licensed to the Company or any of its Subsidiaries that are required to be satisfied in order for the Company or such Subsidiary to retain any rights granted under such agreements have been timely satisfied and all such exclusive or non-exclusive rights remain in full force and effect.

(f) The Company or one or more of its Subsidiaries owns exclusively all right, title and interest to the Company IP (other than Company IP licensed to the Company or any of its Subsidiaries) and all other Intellectual Property purportedly owned by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens, and neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral notice or claim challenging the Company’s or such Subsidiary’s ownership of any of such Intellectual Property. To the knowledge of the Company, no loss, impairment or expiration of any Intellectual Property rights used in the Company’s and the Subsidiaries’ business as currently conducted is pending or threatened.

(g) To the knowledge of the Company, the conduct of the Company’s and the Subsidiaries’ business as currently conducted, including the use or other exploitation of the Intellectual Property owned by the Company or any of its Subsidiaries, has not infringed, misappropriated, diluted or violated, and does not infringe, misappropriate, dilute or violate any Intellectual Property of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution, unfair competition or unfair trade practice has occurred, nor, to the knowledge of the Company, is there any reasonable basis therefor. To the knowledge of the Company, (i) no third party is misappropriating or infringing any Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries and (ii) no current or former employee or consultant of the Company nor any third party has made any unauthorized disclosure of any Trade Secrets of the Company or its Subsidiaries.

(h) To the knowledge of the Company, at no time during the conception of or reduction to practice of any Intellectual Property owned by the Company or any of its Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Entity or private source, performing research sponsored by any Governmental Entity or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party, in each case that would impair or limit the Company’s or any of its Subsidiaries’ rights in such Intellectual Property. To the knowledge of the Company, there exist no inventions by current or former employees or consultants of the Company or any of its Subsidiaries made or otherwise conceived prior to their beginning employment or consultation with the Company or such Subsidiary that have been or are intended to be incorporated into any of the Company’s Intellectual Property or products, other than any such inventions that have been validly and irrevocably assigned or licensed to the Company by written agreement.

(i) To the knowledge of the Company, there has been no prior use of any Company Mark adopted by the Company or any of its Subsidiaries by any third party that would confer upon such third party superior rights in such Company Mark.

Section 4.20 Products. Since January 1, 2007, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company any distributor of the Company or any of its Subsidiaries, has received a claim for or based upon breach of product or service warranty or guaranty or similar claim, strict liability in tort, negligent design of product, negligent provision of services or any other allegation of liability, including or arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services, in each case that would not result in material liability to the Company and its Subsidiaries in excess of the warranty reserve reflected on the Company’s balance sheet as of December 31, 2010.

Section 4.21 Accounts Receivable. All of the accounts and notes receivable of the Company and its Subsidiaries set forth on the books and records of the Company and its Subsidiaries (net of the applicable reserves reflected on the books and records of the Company and its Subsidiaries and in the Company’s financial statements) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm’s length transactions, and (ii) constitute valid claims.

Section 4.22 Inventories. To the knowledge of the Company, all inventories of the Company and its Subsidiaries consist of items of merchantable quality and quantity usable or saleable (free of any material defect or deficiency) in the ordinary course of business, are saleable at the price customarily charged by the Company and its Subsidiaries therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements. The quantities of all inventories, materials, and supplies of the Company and its Subsidiaries (net of the obsolescence reserves therefor shown in the Company’s financial statements and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of the Company and its Subsidiaries.

Section 4.23 State Takeover Statutes. Except as set forth on Section 4.23 of the Company Disclosure Letter, no “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state statutory anti-takeover Law (collectively, “Takeover Laws”) applies to this Agreement, the Offer or the Merger.

Section 4.24 No Rights Plan. Except as set forth on Section 4.24 of the Company Disclosure Letter, there is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound (any such plan, a “Rights Plan”). Prior to the date of the Original Agreement, the Company has caused all Rights Plans, if any, to be amended such that (a) Parent and Merger Sub are excluded from the definition of “Acquiring Person” and (b) neither the Offer nor the Merger will trigger the distribution or exercisability of any rights granted thereunder.

Section 4.25 Related Party Transactions. No present director, executive officer, stockholder owning five percent (5%) or more of the Company’s Shares, or Affiliate of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, or any of such Person’s Affiliates or immediate family members (each of the foregoing, a “Related Party”), is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any interest in any Owned Real Property or has engaged in any transaction with any of the foregoing within the last twelve (12) months or that has continuing obligations, in each case, that is of a type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K, and, to the knowledge of the Company, no former director or officer is party to any such Contract that was not entered into on an arms-length basis (an “Affiliate Transaction”) that has not been so disclosed. To the knowledge of the Company, no Related Party of the Company or any of its Subsidiaries owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director or in another similar capacity of, any supplier or other independent contractor of the Company or any of its Subsidiaries, or any organization which has a Contract with the Company or any of its Subsidiaries.

Section 4.26 Brokers. No broker, investment banker, financial advisor or other Person, other than B. Riley & Co., LLC (the “Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. The Company has furnished to Parent a true and complete copy of any Contract between the Company and the Financial Advisor pursuant to which the Financial Advisor could be entitled to any payment from the Company relating to the transactions contemplated hereby. Section 4.26 of the Company Disclosure Letter sets forth (a) all transaction fees and expenses (whether payable to financial advisory, legal, accounting or other providers) that include a success fee or other premium or additional fee due as a result of execution and delivery of this Agreement or consummation of the transactions contemplated hereby.

Section 4.27 Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor, dated the date of the Original Agreement, to the effect that, subject to the assumptions, qualifications and other matters set forth therein, as of such date, the consideration to be received by the holders of Shares (other than as set forth in such opinion) pursuant to this Agreement, is fair, from a financial point of view, to such holders of Shares, other than Parent and Merger Sub, a signed true and complete copy of which opinion has been provided to Parent.

Section 4.28 Exclusivity of Representations and Warranties. Neither the Company nor any of its Affiliates or representatives is making any representation or warranty on behalf of the Company of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operations, prospects, assets or liabilities of the Company and its Subsidiaries), except as expressly set forth in Article IV of this Agreement (as qualified by the introductory paragraph to Article IV), and the Company hereby disclaims any and all such other representations and warranties. Without limiting the express representations and warranties in this Article IV (including any representations and warranties regarding documents delivered or made available to Parent), and without limiting the broad nature of the disclaimer set forth in the prior sentence, no representation or warranty is being made as a result of the Company making available to Parent and Merger Sub or any of their Affiliates any management presentations, information, documents, projections, forecasts and other material in a “data room” or otherwise.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

Each representation and warranty in this Article V is made and given with the intention of inducing the Company to enter into this Agreement. Parent and the Merger Sub each jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization, Standing and Power. Each of Parent and Merger Sub (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and (b) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that materially impairs the ability of Parent and Merger Sub to consummate, or prevents or materially delays, the Offer, the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so; provided, however, that, Parent Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent arising out of or attributable to any of the following, either alone or in combination (1) generally affecting the industry in which Parent operates, or the economy or the financial or securities markets in the United States, including effects on such industry, economy or markets resulting from any regulatory or political conditions or developments in general, (2) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism, weather, natural disasters or other force majeure events, (3) reflecting or resulting from changes in any Law or GAAP or interpretations thereof, (4) the announcement of the execution of the Original Agreement or the pendency of the Offer or the Merger or any other transactions contemplated by this Agreement, (5) compliance with the terms of, or the taking of any action required by, this Agreement, or the failure to take any action prohibited by this Agreement, or (6) any failure by Parent or its Subsidiaries to meet any internal or external budgets, projections, forecasts or predictions of financial performance.

Section 5.2 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 5.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub does not, and, assuming that all consents, approvals, authorizations and other actions described in this Section 5.3 have been obtained and all filings and obligations described in this Section 5.3 have been made, the consummation of the Offer and the Merger and compliance by each of Parent and Merger Sub with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Parent or Merger Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the certificate of incorporation or bylaws of Parent or Merger Sub, each as amended to date, (ii) any material Contract to which Parent or Merger Sub is a party by which Parent, Merger Sub or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 5.3(b), any material Law or any rule or regulation of the NYSE applicable to Parent or Merger Sub or by which Parent, Merger Sub or any of their respective properties or assets may be bound.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) such filings and reports as required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, (ii) the filing of the Florida Certificate of Merger with the Florida Secretary of State as required by the Florida Act, (iii) any filings required under the rules and regulations of the NYSE, (iv) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Certain Information. The Offer Documents will not, at the times they are first filed with the SEC, amended or supplemented or first published, sent or given to the Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will, at the times they are first filed with the SEC, at the times they are amended or supplemented and as of as of the date first published, sent or given to the Stockholders, comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Offer Documents based on information supplied by or on behalf of the Company, any of its Subsidiaries or Affiliates specifically for inclusion or incorporation by reference therein. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Schedule 14D-9 or the Proxy Statement will, at the respective times they are first published, sent or given to the Stockholders and, in the case of the Proxy Statement, at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Schedule 14D-9 or the Proxy Statement based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.

Section 5.5 Merger Sub. All of the issued and outstanding capital stock of Merger Sub is owned directly by Parent.

Section 5.6 Financing. Parent and Merger Sub will have, as of the respective dates of consummation of the Offer and the Merger, sufficient funds to consummate the Offer and the Merger on the terms and subject to the conditions set forth herein.

Section 5.7 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole shareholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Offer and the Merger.

Section 5.8 Ownership of Shares. Except as previously disclosed to the Company, neither Parent nor Merger Sub or any of their Subsidiaries beneficially owns any Shares as of the date of the Original Agreement.

Section 5.9 Brokers. No broker, investment banker, financial advisor or other Person, other than Piper Jaffray & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Affiliates.

Section 5.10 Exclusivity of Representations and Warranties. None of Parent, Merger Sub, nor any of their Affiliates or representatives is making any representation or warranty to the Company on behalf of Parent or Merger Sub of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operations, prospects, assets or liabilities of Parent and its Subsidiaries), except as expressly set forth in Article V of this Agreement, and Parent and Merger Sub hereby disclaim any and all such other representations and warranties to the Company. Without limiting the express representations and warranties in this Article V, and without limiting the broad nature of the disclaimer set forth in the prior sentence, no representation or warranty is being made as a result of Parent’s making available to the Company or any of its Affiliates, Stockholders or Representatives any management presentations, information, documents, projections, forecasts and other material in a “data room” or otherwise. Nothing in this Section 5.10 is intended to mitigate Parent’s obligations under applicable securities Laws.

ARTICLE VI
COVENANTS

Section 6.1 Conduct of Business.

(a) During the period from the date of the Original Agreement to the Effective Time, except as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, conditioned or delayed, except as otherwise set forth in Section 6.1(a)(i) below) or as otherwise specifically required by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition (normal wear and tear excepted), keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of the Original Agreement to the Effective Time:

(i) Except (x) as set forth in Section 6.1(a) of the Company Disclosure Letter, (y) as specifically required or permitted by this Agreement or (z) as required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed, except that Parent may withhold its consent in its sole discretion with respect to the matters covered by Sections 6.1(i)(A), (B), (C), (D), (F), (G) or (Y)(1)), to:

(A) (1) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly owned Subsidiary of the Company to its parent that does not trigger material Tax liability, (2) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests (except for the withholding of shares in connection with Taxes payable in respect of the exercise of Company Stock Options and the issuance of Shares in connection with the vesting of restricted stock units, performance stock units, restricted stock unit rights or other awards granted under the Company Plans) or (3) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

(B) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of the Company on a deferred basis or other rights linked to the value of Shares (other than the issuance of Shares pursuant to Contracts as in effect on the date of the Original Agreement and set forth on Section 6.1(a) of the Company Disclosure Letter or upon the exercise of the Warrant or the Company Stock Options outstanding on March 25, 2011 in accordance with their terms as in effect on such date);

(C) amend, authorize or otherwise change its certificate of incorporation or by-laws (or similar organizational documents);

(D) directly or indirectly acquire or agree to acquire (1) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (2) any assets that are otherwise material to the Company and its Subsidiaries, other than inventory acquired in the ordinary course of business consistent with past practice;

(E) transfer, lease, pledge, sell, abandon, mortgage or otherwise encumber or subject to any Lien or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein, except in the ordinary course of business consistent with past practice;

(F) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, capitalization or other reorganization;

(G) (1) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money, any obligations under conditional or installment sale Contracts or other retention Contracts relating to purchased property, any capital lease obligations or any guarantee or any such indebtedness of any other Person, issue or sell any debt securities, options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of any other Person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing (collectively, “Indebtedness”), or amend, modify or refinance any Indebtedness or (2) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

(H) except as set forth in the capital expenditure budget set forth in Section 6.1(a)(i)(H) of the Company Disclosure Letter, incur or commit to incur any capital expenditure or authorization or commitment with respect thereto that individually is in excess of $10,000, or in the aggregate are in excess of $20,000;

(I) except as required by Law or judgment of a court of competent jurisdiction, (1) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of the Original Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company and its Subsidiaries included in the Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (2) cancel any material indebtedness or (3) waive, release, grant or transfer any right of material value;

(J) except in the ordinary course of business consistent with past practice, (1) materially modify, amend, terminate, cancel or extend any Material Contract or (2) enter into any Contract that if in effect on the date of the Original Agreement would be a Material Contract;

(K) commence any Action (other than an Action as a result of an Action commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any material Action (including any Action relating to this Agreement or the transactions contemplated hereby);

(L) change its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law, or revalue any of its material assets;

(M) settle or compromise any material liability for Taxes, amend any material Tax Return, enter into any material Contract with or request any material ruling from any Governmental Entity relating to Taxes, make, change or revoke any material Tax election, change any method of accounting for Tax purposes, take any material position on a Tax Return inconsistent with a position taken on a Tax Return previously filed, take any other action to materially impair (other than through actual utilization or in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement) any tax asset reflected in the Company SEC Documents filed most recently prior to the date of the Original Agreement, extend or waive any statute of limitations with respect to Taxes, or surrender any claim for a material refund of Taxes, except, in each case, as required under applicable Law;

(N) change its fiscal or tax year;

(O) (1) grant any current or former director, officer, employee or independent contractor any increase in compensation, bonus or other benefits, or any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor (except for increases in the ordinary course of business consistent with past practice), (2) grant or pay to any current or former director, officer, employee or independent contractor any severance, change in control or termination pay, or modifications thereto or increases therein, except as required by Contracts in effect on the date of the Original Agreement, (3) pay any benefit or grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Plan or awards made thereunder) except as required to comply with any applicable Law or any Company Plan in effect as of the date of the Original Agreement, (4) adopt or enter into any collective bargaining agreement or other labor union contract, (5) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Plan or other Contract, or (6) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing Company Plan, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable Law or in the ordinary course of business consistent with past practice in a manner that does not increase benefits to officers, except that such limitation with respect to officers shall not apply to changes to or adoptions of a Company Plan that provide benefits to all employees on a substantially similar basis, is adopted in the ordinary course of business consistent with past practice, and does not provide for severance or for payments that become payable as a result of the Offer or the Merger; provided, however, that the foregoing provisions of clause (6) shall not apply to any “at will” offer letters or employment agreements (not containing severance obligations or other guaranteed payments) with non-officer employees hired in the ordinary course of business consistent with past practice after the date of the Original Agreement;

(P) fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries substantially equivalent to those currently in effect;

(Q) renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries;

(R) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

(S) enter into any new line of business outside of its existing business;

(T) enter into any new lease or amend the terms of any existing lease of real property that would require payments over the remaining term of such lease in excess of $10,000;

(U) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

(V) create or form any Subsidiary or make any other investment in another Person (other than short term investments for the purpose of cash management or as otherwise permitted in subsection (G));

(W) modify the standard warranty terms for products sold by the Company or amend or modify any product warranties in effect as of the date of the Original Agreement in any manner that is adverse to the Company;

(X) (1) consent to the disclosure of any of the Company’s or its Subsidiaries’ Trade Secrets or other confidential information relating to the Company’s or its Subsidiaries’ existing products or products currently under development and other material Trade Secrets to be disclosed (other than under appropriate non-disclosure agreements and other than publication of patent applications through prosecution); or (2) allow any of the Company’s or its Subsidiaries’ Intellectual Property rights relating to the Company’s or its Subsidiaries’ existing products or products currently under development to be abandoned, or otherwise to lapse or become unavailable to the Company or its Subsidiaries on the same terms and conditions as such rights were available to the Company and its Subsidiaries as of the date of the Original Agreement;

(Y) (1) enter into any distribution agreements not terminable by the Company or its Subsidiaries on sixty (60) days notice without penalty, enter into any commitment to any Person to enter into any license, distributorship, or sales agreement that by its terms would purport to relate to any of the products of Parent or its Affiliates or sell, license, transfer or otherwise dispose of any Intellectual Property other than sales of its products and other non-exclusive licenses that are in the ordinary course of business and consistent with past practices; (2) enter into any sales agency agreements; or (3) grant “most favored nation” pricing to any Person;

(Z) enter into or amend any contract, agreement, commitment or arrangement with any Affiliated Person;

(AA) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (except as permitted by Rule 12b-25 promulgated under the Exchange Act); or

(BB) knowingly take any action (or omit to take any action) if such action (or omission) could reasonably be expected to result in any of the Offer Conditions or any condition to the Merger set forth in Article VII not being satisfied.

(ii) The Company shall use commercially reasonable efforts to:

(A) maintain its material assets and properties in the ordinary course of business in the manner historically maintained, reasonable wear and tear, damage by fire and other casualty excepted;

(B) promptly repair, restore or replace all material assets and properties in the ordinary course of business consistent with past practice;

(C) upon any damage, destruction or loss to any of its material assets or properties, apply any and all insurance proceeds, if any, received with respect thereto to the prompt repair, replacement and restoration thereof as reasonably necessary for the operation of the Company’s business;

(D) comply in all material respects with all applicable Laws;

(E) take all actions necessary to be in compliance in all material respects with all Material Contracts and to maintain the effectiveness of all Permits;

(F) notify Parent in writing of the commencement of any action, suit, claim or investigation by or against the Company, promptly (but in no event later than two (2) Business Days) after the Company becomes aware of such commencement, provided, that notwithstanding the foregoing, the Company’s obligations pursuant to this clause (F) shall not qualified by the use of “commercially reasonable efforts”;

(G) if Parent gives the Company written notice not less than ten (10) Business Days prior to the Closing Date, take all necessary corporate action to terminate the Company’s 401(k) plan (the “401(k) Plan”) effective as of the date immediately prior to the Closing Date, but contingent on the Closing. If Parent provides such notice to the Company, the Company shall provide Parent with evidence that the Company Board has adopted resolutions to terminate the 401(k) Plan, effective as of the date immediately preceding the Closing Date, but contingent on the Closing;

(H) provide Parent evidence that the Company has satisfied its obligations with respect to the Company Stock Options in accordance with Sections 3.2(b) and (d); and

(I) pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business, consistent with past practices.

(b) Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to purchase of the Shares pursuant to the Offer, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time; provided, that nothing contained in this Section 6.1(b) shall be deemed to mitigate Parent’s consent rights as set forth in this Section 6.1.

Section 6.2 No Solicitation.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of the Original Agreement and continuing until 11:59 p.m., Eastern time, on April 17, 2011, the Company and any of its Subsidiaries and their respective officers, directors, employees, consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives (collectively, “Representatives”) shall have the right to directly or indirectly: (i) initiate, solicit and encourage, whether publicly or otherwise, Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to an Acquisition Proposal), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, that the Company shall promptly (and in any event within forty-eight (48) hours) provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (ii) enter into, engage in, and maintain discussions or negotiations with respect to Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to an Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, attempts, discussions or negotiations.

(b) Except as permitted by this Section 6.2 and except as may relate to any Excluded Party (for as long as such Person or group is an Excluded Party), the Company shall and shall cause each of its Subsidiaries and Representatives to (i) from 12:00 a.m., Eastern time, on April 18, 2011 (the “No-Shop Period Start Date”), immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and (ii) from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, not, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition

Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of encouraging or facilitating, an Acquisition Proposal or (C) enter into any letter of intent, agreement or agreement in principle with respect to an Acquisition Proposal. No later than two (2) Business Days after the No-Shop Period Start Date, the Company shall notify Parent in writing of the identity of each Person that submitted an Acquisition Proposal prior to the No-Shop Period Start Date. Notwithstanding the commencement of the obligations of the Company under this Section 6.2(b) on the No-Shop Period Start Date, the parties agree that the Company may continue to engage in the activities described in clause (i) and/or (ii) of Section 6.2(a) with respect to each Excluded Party (for as long as any such Person or group is an Excluded Party) on and after the No-Shop Period Start Date until the earlier of the time (A) the Company Stockholder Approval is obtained and (B) it ceases to be an Excluded Party, including with respect to any amended or revised proposal submitted by such Excluded Party on or after the No-Shop Period Start Date; provided that to the extent set forth therein, the provisions of Section 6.2(e) shall apply; and provided, further, that with respect to any Excluded Party, the Company shall promptly provide to Parent a written summary of the material terms of any such Acquisition Proposal (including any financing commitments).

(c) Notwithstanding anything to the contrary contained in Section 6.2(b) or any other provisions of this Agreement, if at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made by an Excluded Party or which Acquisition Proposal was made or renewed on or after the No-Shop Period Start Date and did not result from any breach of this Section 6.2, (i) the Company and its Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (ii) if the Company Board determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall promptly (and in any event within forty eight (48) hours) provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. From and after the No-Shop Period Start Date, the Company shall promptly (and in any event within forty eight (48) hours) provide to Parent a written summary of the material terms of any such Acquisition Proposal (including any financing commitments relating thereto).

(d) Following the No-Shop Period Start Date, the Company shall keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal (whether made before or after the No-Shop Period Start Date) on a prompt basis (and in any event within forty eight (48) hours) and upon the request of Parent shall apprise Parent of the status of such Acquisition Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date of the Original Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 6.2.

(e) Except as expressly permitted by this Section 6.2(e) or Section 6.2(f), the Company Board shall not (i)(A) fail to recommend to its stockholders that the Company Stockholder Approval be given (the “Company Board Recommendation”) or fail to include the Company Board Recommendation in the Proxy Statement, the Schedule 14D-9 or related filings, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than the Offer) other than a recommendation against such offer or a customary “stop, look and listen” communication by the Board of Directors of the Company pursuant to Rule 14d-9(f) of the Exchange Act or (D) adopt, approve or recommend, or publicly propose to approve or recommend to the Stockholders an Acquisition Proposal (actions described in this clause (i) being referred to as an “Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Acquisition Proposal (other than an Acceptable Confidentiality

Agreement) (each, a “Company Acquisition Agreement”) or (iii) take any action pursuant to Section 8.1(d)(ii).  Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approval is obtained, but not after, the Company Board may make an Adverse Recommendation Change, enter into a Company Acquisition Agreement with respect to an Acquisition Proposal not solicited in violation of this Section 6.2 or take any action pursuant to Section 8.1(d)(ii) if the Company Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, (x) that failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable Law and (y) that such Acquisition Proposal constitutes a Superior Proposal; provided, however, that (1) the Company has given Parent at least five (5) Business Days’ prior written notice of its intention to take such action (which notice shall include an unredacted copy of the Superior Proposal, an unredacted copy of the relevant proposed transaction agreements and a copy of any financing commitments relating thereto and a written summary of the material terms of any Superior Proposal not made in writing, including any financing commitments relating thereto), (2) the Company has negotiated, and has caused its Representatives to negotiate, with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of such notice period, the Company Board shall have considered in good faith any proposed revisions to this Agreement proposed in writing by Parent in a manner that would form a binding contract if accepted by the Company, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect, and (4) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above and the notice period shall have recommenced, except that the notice period shall be at least (1) one business day (rather than the five (5) Business Days otherwise contemplated by clause (1) above); and provided, further, that the Company has complied in all material respects with its obligations under this Section 6.2 and provided, further, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect, unless the Company termination is in accordance with Section 8.1 and, to the extent required under the terms of this Agreement, the Company pays Parent the applicable Termination Fee in accordance with Section 8.3 prior to or concurrently with such termination.

(f) Notwithstanding anything to the contrary herein, prior to the time the Company Stockholder Approval is obtained, but not after, the Company Board may change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation (“Change of Recommendation”) if the Board of Directors of the Company has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that such action shall not be in response to a Superior Proposal (which is addressed under Section 6.2(e)) and prior to taking such action, (x) the Board of Directors of the Company has given Parent at least five (5) Business Days’ prior written notice of its intention to take such action and a description of the reasons for taking such action, (y) the Company has negotiated, and has caused its Representatives to negotiate, with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement in such a manner that would obviate the need for taking such action, and (z) following the end of such notice period, the Company Board shall have considered in good faith any revisions to this Agreement proposed in writing by Parent in a manner that would form a binding contract if accepted by the Company, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect a Change of Recommendation could be inconsistent with the directors’ fiduciary duties under applicable Law.

(g) Nothing in this Section 6.2 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the Stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided that making such disclosure shall not in any way limit or modify the effect, if any, that any such action has under Section 6.2.

(h) For purposes of this Agreement:

(i) “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

(ii) “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) acquisition of 20% or more of the outstanding Shares, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding Shares, (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock involved is 20% or more; in each case, other than the Offer and the Merger.

(iii) “Excluded Party” means any Person, group of Persons or group that includes any Person (so long as such Person, together with all other members of such group, if any, who were members of such group or another group that included such Person immediately prior to the No-Shop Period Start Date, represent at least 50% of the equity financing of such group at all times following the No-Shop Period Start Date and prior to the termination of this Agreement) from whom the Company or any of its Representatives has received, after the execution of this Agreement and prior to the No-Shop Period Start Date, an Acquisition Proposal that the Company Board determines, in good faith, prior to or as of the No-Shop Period Start Date and after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal; provided, however, that, notwithstanding anything to the contrary contained herein, such Person or group shall cease to be an Excluded Party as of the No-Shop Period Start Date unless, prior to the No-Shop Period Start Date, the Company or any of its Representatives received from such Person or group an Acquisition Proposal that the Company Board determined, in good faith, prior to or as of the No-Shop Period Start Date and after consultation with its financial advisor and outside legal counsel, constituted a Superior Proposal; and provided, further, that any such Person or group shall cease to be an Excluded Party at any time such Person or group ceases to be actively pursuing efforts to acquire the Company.

(iv) “Superior Proposal” shall mean any bona fide written Acquisition Proposal that the Company Board has determined, after consultation with its outside legal counsel and financial advisor, in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects (including certainty of closing) of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Stockholders (solely in their capacity as such) from a financial point of view than the transaction contemplated by this Agreement (including any revisions to the terms of this Agreement proposed by Parent in response to such proposal or otherwise); provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

Section 6.3 Preparation of Proxy Statement; Stockholders’ Meeting.

(a) The parties acknowledge that on April 12, 2011, the Company prepared and filed with the SEC a preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning such Person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Each of the Company and Parent shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response (including the proposed final version of such document or response or any amendment to any such document) and (ii) shall include in such document or response all comments reasonably proposed by Parent. If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law or reasonably requested by the other party, and disseminated to the shareholders of the Company.

(b) As soon as reasonably practicable prior to, but in no event later than five (5) Business Days after, the date on which the preliminary Proxy Statement is filed with the SEC, the Company shall establish a record date (which will be one (1) Business Day after the anticipated Expiration Date of the Offer), and as soon as practicable after the closing of the Offer, duly call and give notice of a meeting of its shareholders (the “Company Stockholders’ Meeting”) and cause the definitive Proxy Statement to be mailed to the Stockholders as promptly as reasonably practicable, each for the purpose of obtaining the Company Stockholder Approval. The Company shall duly convene and hold the Company Stockholders’ Meeting as promptly as reasonably practicable after the mailing of the Proxy Statement; provided, however, that in no event shall such meeting be held later than fifteen (15) calendar days following the date that the Offer is closed. The notice of such Company Stockholders’ Meeting shall state that a resolution to approve this Agreement will be considered at the Company Stockholders’ Meeting. The Company Board shall recommend to the Stockholders that they approve this Agreement, and shall include such recommendation in the Proxy Statement. Parent may require the Company to, and if so required the Company shall, adjourn or postpone the Company Stockholders’ Meeting one time (for a period of not more than thirty (30) calendar days but not past two (2) Business Days prior to the Expiration Date), unless prior to such adjournment the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement and the transactions contemplated hereby (including the Merger), which have not been withdrawn, such that the conditions in Section 7.1 will be satisfied at such meeting. Once the Company has established a record date for the Company Stockholders’ Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders’ Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company Bylaws. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.2(e), the Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Laws. Unless this Agreement is validly terminated in accordance with Article VIII, the Company shall submit this Agreement to its shareholders at the Company Stockholders’ Meeting even if the Company Board shall have effected an Adverse Recommendation Change or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent not more than on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Stockholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. At the Company Stockholders’ Meeting, if any, Parent agrees to cause all Shares acquired pursuant to the Offer and all other Shares owned by Parent or any Subsidiary of Parent to be voted in favor of the Merger.

Section 6.4 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, Merger Sub and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws; and (b) all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request (including Tax Returns filed and those in preparation and the workpapers of its auditors); provided, however, that the foregoing shall not require the Company to disclose any information to the extent such disclosure would (i) contravene applicable Law, (ii) breach or cause a default under any confidentiality agreement with any third party entered into prior to the date of the Original Agreement that relate to any discussions regarding transactions of a nature similar to the transactions contemplated hereby (provided that disclosures required pursuant to Section 6.2 with respect to a party to any such confidentiality agreement or any proposals they may make shall not be limited by this Section 6.4), or (iii) constitute a waiver of the attorney-client privilege held by the Company or any of its Subsidiaries. All such information shall be held confidential in accordance with the terms of that certain CryoLife, Inc. Mutual Confidential Disclosure Agreement between Parent and the Company dated as of September 29, 2010 (the “Confidentiality Agreement”); provided, further, that following the date on which the Merger is approved, the parties agree that any information request by Parent, Merger Sub or their respective Representatives pursuant to this Section 6.4 shall be deemed to be reasonable for purposes of clause (b) above. No investigation pursuant to this Section 6.4 or information provided, made available or delivered to Parent pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

Section 6.5 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Material Contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Action by, any Governmental Entity, (iii) vigorously resist and contest any Action, including administrative or judicial Action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that could restrict, prevent or prohibit consummation of the transactions contemplated hereby, including, without limitation, by vigorously pursuing all avenues of administrative and judicial appeal, and (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement; provided, however, that neither the Company nor any of its Subsidiaries shall commit to the payment of any material fee, penalty or other consideration or make any other material concession, waiver or amendment under any Contract in connection with obtaining any consent without the prior written consent of Parent. Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other written communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby.

(b) Notwithstanding any other provision of this Agreement to the contrary, in no event shall Parent or any of its Affiliates be required to (i) agree or proffer to divest or hold separate (in a trust or otherwise), or take any other action with respect to, any of the assets or businesses of Parent or any of its Affiliates or, assuming the consummation of the Merger, the Surviving Corporation or any of its Affiliates, (ii) agree or proffer to limit in any manner whatsoever or not to exercise any rights of ownership of any securities (including the Shares) or (iii) enter into any agreement that in any way limits the ownership or operation of any business of Parent, the

Company, the Surviving Corporation or any of their respective Affiliates, in each case if such action would be material to the business and financial condition of Parent and its Subsidiaries (including the Company) taken as a whole after consummation of the Offer and the Merger.

Section 6.6 Takeover Laws. The Company and the Company Board shall (i) take no intentional action to cause any Takeover Law to become applicable to this Agreement, the Offer, the Merger or any of the other transactions contemplated hereby and (ii) if any Takeover Law is or becomes applicable to this Agreement, the Offer, the Merger or any of the other transactions contemplated hereby, use reasonable best efforts to take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Offer, the Merger and the other transactions contemplated hereby.

Section 6.7 Notification of Certain Matters. The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Offer, the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Offer, the Merger or the other transactions contemplated hereby, (b) any other notice or communication from any Governmental Entity in connection with the transactions contemplated hereby, or (c) any Action commenced or, to such party’s knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relates to the Offer, the Merger or the other transactions contemplated hereby.

Section 6.8 Indemnification, Exculpation and Insurance.

(a) Without limiting any additional rights that any current or former officer or director may have under the Company Charter or Company Bylaws as in effect on the date of the Original Agreement, from the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation shall indemnify and hold harmless each current (as of the Effective Time) and each former officer and director of the Company from and against any and all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified Person is or was an officer, director, employee or fiduciary of the Company or any of its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would be permitted under applicable Law and required or permitted under the Company Charter or Company Bylaws (or, as relevant, those of the applicable Subsidiary of the Company) as at the date of the Original Agreement. In the event of any such Action, each indemnified Person shall be entitled to advancement of expenses incurred in the defense of any Action from the Surviving Corporation to the fullest extent that the Company would be permitted under applicable Law and the Company Charter or Company Bylaws as at the date of the Original Agreement. Notwithstanding anything to the contrary herein (but subject to any superior rights contained in the Company Charter or Company Bylaws (or, as relevant, those of the applicable Subsidiary of the Company) or applicable indemnification agreements to which the Company or its Subsidiaries, as applicable, is a party), prior to making any payment or advance in respect of the indemnification obligations set forth in this Section 6.8, the Person who is requesting such advance shall provide a written affirmation by such Person of a good faith belief that the criteria for indemnification set forth under applicable Law have been satisfied and a written undertaking by such Person to repay all amounts so paid or reimbursed by the Surviving Corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied in connection with any threatened, pending, or completed civil, criminal, administrative, arbitration or investigative proceeding to which such Person is, or is threatened to be, made a party by reason of the former or present official capacity of such Person. No such indemnified Person shall settle, compromise or consent to the entry of any judgment in any threatened or actual Action for which indemnification could be sought by such indemnified Person hereunder unless Parent consents in writing to such settlement, compromise or consent (which consent shall not be unreasonably withheld, conditioned or delayed). Surviving Corporation agrees to continue and not to repeal or modify, and agree to include, to the extent permitted by applicable Law, in the charter documents for the Surviving Corporation, exculpatory provisions currently existing in the Company Charter (or their substantial equivalent) eliminating personal liability for the Company’s directors to the extent permissible under the CGCL.

(b) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policies (correct and complete copies of which have been heretofore made available to Parent) for acts or omissions occurring prior to the Effective Time; provided, that Parent may (i) substitute thereof policies of an insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date of the Original Agreement or (ii) request that the Company obtain such extended reporting coverage under its existing insurance programs (to be effective as of the Effective Time); and provided, further, that in no event shall Parent or the Company be required to pay aggregate premiums for insurance under this Section 6.8(b) in excess of 150% of the amount of the aggregate premiums paid by the Company for policy year 2009-2010 for such purpose (which policy year 2009-2010 premiums are hereby represented and warranted by the Company to be as set forth in Section 6.8(b) of the Company Disclosure Letter), it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 150% amount.

(c) In the event that Parent, the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation assumes the obligations set forth in this Section 6.8.

(d) It is the intent that, with respect to all advancement and indemnification obligations under this Section 6.8, the Surviving Corporation shall be the indemnitor of first resort with respect to any advancement, reimbursement or indemnification obligations relative to any director or officer of the Company who may also be covered by insurance maintained by a Stockholder at or prior to the Effective Time. Without limiting the right of recovery against such director or officer if it shall be ultimately determined that he or she is not entitled to be indemnified, neither Parent nor the Surviving Corporation shall have any right to seek contribution, indemnity or other reimbursement for any of its obligations under this Section 6.8 from any such Stockholder or its insurers.

(e) The provisions of this Section 6.8 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each indemnified Person, his or her heirs and his or her legal representatives, and each such Person shall be an intended third party beneficiary of the provisions of this Section 6.8.

Section 6.9 Public Announcements.

(a) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements (including announcements to the employees of the Company and its Subsidiaries) with respect to this Agreement, the Offer, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement (including announcements to the employees of the Company and its Subsidiaries) without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, that Parent or the Company may include disclosures relating to this Agreement, the Offer, the Merger and the transactions contemplated herein in its respective periodic filings with the SEC without seeking consent from, or consulting with, the other party, so long as such disclosures are not inconsistent with the information contained in previous press releases, public disclosures or public statements made jointly by Parent and the Company (or made individually by the Company or Parent, if previously consented to by the other party); provided, further, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as such statements are not inconsistent with the information contained in previous press releases, public disclosures or public statements made jointly by Parent and the Company (or individually by a party, if previously consented to by the other party); provided, finally, that the Company shall not be required to provide Parent any such opportunity to review or comment in connection with the receipt and existence of an Acquisition Proposal and matters related thereto or an Adverse Recommendation Change or other communications contemplated by Section 6.2(e).

(b) Before any written communications related to the Offer of any party hereto or any of their respective “participants” (as defined in Rule 165 of the Securities Act) are (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other third-party or otherwise made accessible on the website of such party or any such participant, as applicable (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) used by any executive officer, key employee or advisor of such party or any such participant, as applicable, as a script in discussions or meetings with any such third parties, Parent or the Company, as the case may be, shall (or shall cause any such participant to) cooperate in good faith with respect to any such written communications related to the Offer for purposes of, among other things, determining whether that communication constitutes “tender offer material” that is required to be filed by Rule 14d-2 or Rule 14d-6 of the Exchange Act, as applicable, or a prospectus required to be filed pursuant to Rule 424 or 425 of the Securities Act. Each party shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by the other such party or parties and their counsel on any such written communications related to the Offer. For purposes of the foregoing, written communications related to the Offer shall include, with respect to any Person, any document or other written communication prepared by or on behalf of that Person, or any document or other material or information posted or made accessible on the website of that Person (whether in written, video or oral form via webcast, hyperlink or otherwise).

Section 6.10 Section 16 Matters. Prior to the Effective Time, the Company Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.11 Exchange Act Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and Merger Sub and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of the SEC to cause the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.12 Rule 14d-10 Matters. All amounts payable to holders of Shares and other securities of the Company (the “Covered Securityholders”) pursuant to the Company Plans and the Company Benefit Agreements (collectively, the “Arrangements”) (i) are being paid or granted as compensation for past services performed, future services to be performed or future services to be refrained from performing by the Covered Securityholders (and matters incidental thereto) and (ii) are not calculated based on the number of Shares tendered or to be tendered into the Offer by the applicable Covered Securityholder. The Company Board has determined that each member of the Compensation Committee of the Company Board (the “Compensation Committee”) is an “Independent Director” in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act. The Compensation Committee (A) at a meeting duly called and held at which all members of the Compensation Committee were present, duly and unanimously adopted resolutions approving as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the Exchange Act (an “Employment Compensation Arrangement”) (1) each Company Stock Plan, (2) the treatment of the Company Stock Options and Restricted Stock in accordance with the terms set forth in this Agreement, the applicable Company Stock Plan and any applicable Company Plans and Company Benefit Agreements, (3) the terms of Section 3.2(b) of this Agreement and (4) each other Company Plan and Company Benefit Agreement, which resolutions have not been rescinded, modified or withdrawn in any way, and (B) has taken all other actions necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to the foregoing arrangements.

Section 6.13 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents or instruments that may be reasonably necessary to carry out the provisions of this Agreement.

ARTICLE VII
CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

(c) Purchase of Shares in the Offer. Merger Sub shall have purchased all Shares validly tendered (and not withdrawn) pursuant to the Offer (up to the Offer Amount) in accordance with the terms hereof.

(d) Consents. The Company shall have obtained the consent to the transactions contemplated herein of each Person set forth in Section 7.1(d) of the Company Disclosure Letter and shall have provided evidence to Parent of each such consent, in form and substance satisfactory to Parent.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Acceptance Date (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 6.5; or

(c) by Parent, at any time prior to the Acceptance Date:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of Section 6.2 or 6.3(b), as to which Section 8.1(c)(ii) will apply), or if any representation or warranty of the Company shall have become untrue, in each case which breach or failure to perform or to be true, individually or in the aggregate (A) would result in the failure of an Offer Condition or of any of the conditions set forth in Article VII and (B) cannot be or, to the extent curable by the Company, has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to the Company of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of this Agreement;

(ii) if (A) the Company Board (or any committee thereof) effects an Adverse Recommendation Change, (B) the Company or the Company Board (or any committee thereof) shall approve or recommend, or cause or permit the Company to enter into, a Company Acquisition Agreement relating to an Acquisition Proposal, (C) the Company shall have breached any of its obligations under Section 6.2 or 6.3(b) or (D) the Company or the Company Board (or any committee thereof) shall formally resolve or publicly authorize or publicly propose to take any of the foregoing actions; or

(iii) if (A) Merger Sub shall not have accepted for payment and paid for Shares pursuant to the Offer on or before the Outside Date, (B) the Offer shall have expired or been terminated in accordance with its terms without Merger Sub having purchased any Shares pursuant thereto, or (C) Merger Sub shall have failed to commence the Offer within thirty (30) days after the date of the Original Agreement; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(iii) if such failure to accept for payment and pay for Shares, to purchase Shares or to commence the Offer is due to Parent’s or Merger Sub’s breach of this Agreement.

(d) by the Company, at any time prior to the Acceptance Date:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in each case which breach or failure to perform or to be true, individually or in the aggregate (A) has had or would reasonably be expected to have a Parent Material Adverse Effect and (B) cannot be or, to the extent curable by Parent or Merger Sub, has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to Parent of such breach or failure; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

(ii) in order to concurrently enter into a Company Acquisition Agreement that constitutes a Superior Proposal, if (A) the Company has complied in all material respects with the requirements of Section 6.2 and (B) prior to or concurrently with such termination, the Company pays the fee due under Section 8.3.

(iii) if (A) Merger Sub shall not have accepted for payment and paid for Shares pursuant to the Offer on or before the Outside Date, (B) the Offer shall have expired or been terminated in accordance with its terms without Merger Sub having purchased any Shares pursuant thereto, or (C) Merger Sub shall have failed to commence the Offer within thirty (30) days after the date of the Original Agreement; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(iii) if such failure to accept for payment and pay for Shares, to purchase Shares or to commence the Offer is due to the Company’s breach of this Agreement.

The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other party.

Section 8.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 4.26 (Brokers), Section 6.9 (Public Announcements), this Section 8.2, Section 8.3 (Fees and Expenses), Section 9.2 (Notices), Section 9.5 (Entire Agreement), Section 9.6 (No Third Party Beneficiaries), Section 9.7 (Governing Law), Section 9.8 (Submission to Jurisdiction), Section 9.9 (Assignment; Successors), Section 9.10 (Enforcement), Section 9.12 (Severability), Section 9.13 (Waiver of Jury Trial) and Section 9.16 (No Presumption Against Drafting Party) shall survive the termination hereof; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from a willful and material breach prior to such termination of any of its representations or warranties set forth in this Agreement or from a material breach prior to such termination of any of its covenants or agreements set forth in this Agreement.

Section 8.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Offer, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Offer Documents, the Schedule 14D-9 and the Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be borne by Parent. For the avoidance of doubt, any fees and expenses incurred in connection with this Agreement, the Offer, the Merger and the other transactions contemplated hereby incurred by a Stockholder (such as fees and expenses of separate counsel to such Stockholder) shall be borne by such Stockholder.

(b) In the event that:

(i) (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to the Stockholders, otherwise publicly disclosed or otherwise publicly communicated to senior management of the Company or the Company Board, (B) this Agreement is thereafter terminated by Parent pursuant to Section 8.1(c)(i) or 8.1(c)(iii) or by the Company pursuant to Section 8.1(d)(iii) (unless, in the case of a termination pursuant to Section 8.1(c)(iii) or Section 8.1(d)(iii), immediately prior to such termination a number of Shares satisfying the Minimum Condition shall have been tendered into the Offer and not withdrawn) and (C) within twelve (12) months after the date of such termination, the Company enters into an agreement in respect of any Acquisition Proposal and such transaction is subsequently consummated (whether consummated before or after such 12-month period), or recommends or submits an Acquisition Proposal to its Stockholders for adoption and such transaction is subsequently consummated (whether consummated before or after such 12-month period), or a transaction in respect of an Acquisition Proposal is consummated within such 12-month period, which, in each case, need not be the same Acquisition Proposal that shall have been made, publicly disclosed or communicated prior to termination hereof (provided, that for purposes of this clause (C), each reference to “20%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “50%”); or

(ii) this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii); or

(iii) this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii);

then, in any such event, the Company shall pay to Parent the Termination Fee, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $1,500,000, except that in the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii) prior to the No-Shop Period Start Date, the “Termination Fee” shall mean a cash amount equal to $1,000,000.

(c) Payment of the Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (i) on the consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to Section 8.3(b)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of termination by Parent pursuant to Section 8.1(c)(ii) or (iii) simultaneously with or prior to, and as a condition to the effectiveness of, termination by the Company pursuant to Section 8.1(d)(ii). Each of Parent and Merger Sub acknowledges and agrees that in the event that Parent is entitled to receive either the Termination Fee pursuant to this Agreement, the right of Parent to receive such amount shall constitute each of Parent’s and Merger Sub’s sole and exclusive remedy for money damages for any termination of this Agreement; provided, that nothing in the foregoing sentence shall constitute a waiver of Parent’s or Merger Sub’s right to seek specific performance in accordance with Section 9.10 of this Agreement (nor shall any such action for specific performance prejudice Parent’s or Merger Sub’s right to receive the Termination Fee if such action does not result in consummation of the Offer, the Merger and the other transactions contemplated by this Agreement) but in no event shall Parent be entitled to receive both the Termination Fee and an award of specific performance.

(d) The Company acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amounts due pursuant to this Section 8.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 8.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 8.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

Section 8.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that (a) after Merger Sub has accepted for payment and paid for Shares pursuant to the Offer, no amendment may be made which decreases the Merger Consideration and (b) after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the Stockholders without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 8.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the Stockholders without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 8.6 Effect of Termination on Offer. In the event that this Agreement is terminated pursuant to Section 8.1(c)(ii) or 8.1(d)(ii) and Merger Sub elects not to terminate the Offer, Merger Sub shall, and Parent shall cause Merger Sub to, promptly amend the Offer to disclose that such Offer is no longer pursuant to this Agreement. Any Offer so amended and continued after the termination of this Agreement shall not be subject to any terms or conditions of this Agreement (and Parent and Merger Sub shall not be subject to any standstill agreement previously entered into). In the event that this Agreement is terminated pursuant to any subsection of Section 8.1 other than 8.1(c)(ii) or 8.1(d)(ii), then as promptly as practicable after such termination, Merger Sub shall, and Parent shall cause Merger Sub to, terminate the Offer. Nothing in this Section 8.6 shall be construed as a standstill or restriction that would limit Parent or any of its Subsidiaries from acquiring capital stock of the Company by any means at any time after termination of this Agreement and (in the case of the preceding sentence, termination of the Offer).

ARTICLE IX
GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Parent, Merger Sub or the Surviving Corporation, to:

CryoLife, Inc.
1655 Roberts Boulevard N.W.
Kennesaw, GA 30144
Attn: Chief Financial Officer
And
Attn: General Counsel

with a copy (which shall not constitute notice) to:
Arnall Golden Gregory LLP
171 17th Street NW, Suite 2100
Atlanta, GA 30363
Attention: B. Joseph Alley, Jr.

(ii) if to the Company, to:

Cardiogenesis Corporation
11 Musick
Irvine, CA 92618
Attention: Executive Chairman

with a copy (which shall not constitute notice) to:

K&L Gates LLP
1900 Main Street, Suite 600
Irvine, CA 92614-7319
Attention: Michael Hedge

Section 9.3 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(b) “Business Day” has the meaning given to such term in Rule 14d-1(g) under the Exchange Act;

(c) “Company Benefit Agreement” means any material employment, consulting, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, change in control, retention, termination or similar contract between the Company or any of its Subsidiaries, on the one hand, and any officer, director, employee, contractor or agent of the Company or any of its Subsidiaries, on the other hand.

(d) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(e) “knowledge” of any party means the actual knowledge of any executive officer and the knowledge that any such person would be reasonably expected to obtain after making the same inquiry that a reasonably prudent business person in the ordinary and usual course of the performance of his or her responsibilities would make. For purposes of determining the knowledge of the Company, the knowledge (as defined herein) of the following executive officers of the Company shall be considered: Paul J. McCormick, William R. Abbott and Richard P. Lanigan.

(f) “Liability” means any liability, indebtedness, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP);

(g) “material” or other similar qualifier regarding materiality, material respects or the like, when used in connection with any activity, compliance, item, matter or circumstance relating to a Person, means “material to the Person, its direct or indirect parent, and their Subsidiaries, taken as a whole.”

(h) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

(i) “Stockholders” means the stockholders of the Company;

(j) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

(k) “Tax” means (i) any and all federal, provincial, state, local, foreign and other taxes, including net income, gross income, gross receipts, capital gains, alternative, minimum, sales, consumption, use, social services, goods and services, value added, harmonized sales, ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll, wage, employment, unemployment, pension, health insurance, excise, severance, stamp, occupation, premium, property, windfall profits, environmental, customs, duties or other taxes, fees, assessments, social security contributions or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of any group of entities for any period or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person; and

(l) “Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, in each case required or permitted to be filed, submitted, delivered or transmitted to a taxing authority of a Governmental Entity with respect to Taxes.

Section 9.4 Interpretation. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 9.5 Entire Agreement. This Agreement (including the Exhibit and Schedules hereto), the Company Disclosure Letter, the Support Agreements, and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 9.6 No Third Party Beneficiaries. Except as provided in Section 6.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons (other than the parties hereto) may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of the Original Agreement or as of any other date.

Section 9.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Florida, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the State of Florida.

Section 9.8 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Federal or state courts with jurisdiction over all or part of Leon County, Florida, provided that if jurisdiction is not then available in such courts, then any such legal action or proceeding may be brought in any federal court located in the State of Florida or any other Florida state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Florida, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Florida as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Florida as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that each of Parent and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to (a) Parent or any of its Affiliates at any time, in which case all references herein to Parent or Merger Sub shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to Parent or Merger Sub as of the date of the Original Agreement shall be deemed to be representations and warranties made with respect to such other Affiliate as of the date of such assignment or (b) after the Effective Time, to any Person; provided, further, that no such assignment shall relieve Parent or Merger Sub of any of their obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal or state courts with jurisdiction over all or part of Leon County, Florida, provided that if jurisdiction is not then available in such courts, then in any federal court located in the State of Florida or any other Florida state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 9.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 9.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 9.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.15 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

Section 9.16 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 9.17 Performance Guaranty. Parent unconditionally and irrevocably agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement with respect to consummation of the Offer and the Merger and payment or issuance of consideration pursuant to this Agreement in respect thereof. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement with respect to consummation of the Offer and the Merger and payment or issuance of consideration pursuant to this Agreement in respect thereof and shall be liable for any breach of any such obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not collectability.

Section 9.18 Original Agreement Superseded. The Original Agreement has been amended and restated in its entirety by this Agreement, and the Original Agreement will be of no further force or effect after the date hereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
Name:     D. Ashley Lee
Title:     Exec. V.P., COO and CFO

MERGER SUB:

CL FALCON, INC.

By:	/s/ D. Ashley Lee
Name:     D. Ashley Lee
Title:     Vice President, Finance, Treasurer

COMPANY:

CARDIOGENESIS CORPORATION

By:	/s/ Paul McCormick
Name:     Paul McCormick
Title:     Executive Chairman

Exhibit A

FORM OF SUPPORT AGREEMENT

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is entered into as of March 28, 2011, by and among CryoLife, Inc., a Florida corporation (“Parent”), and the executive officers and/or directors of Cardiogenesis Corporation, a California corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, Parent, CL Falcon, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) (capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides for, among other things, a tender offer (as such offer may be amended from time to time in a manner not prohibited by Section 1.1(b) of the Merger Agreement, the “Offer”) to be made by Merger Sub of cash for all of the issued and outstanding shares of common stock, no par value per share, of the Company (the “Shares”), followed by the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”), all on the terms and subject to the terms and conditions set forth in the Merger Agreement;

WHEREAS, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Shares as set forth on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of the Company of which such Stockholder acquires record and beneficial ownership after the date of the Original Agreement, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, in addition to being a record or beneficial owner of Owned Shares, each Stockholder is a member of the Board of Directors of the Company and/or an executive officer of the Company;

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if any Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholders hereby agree as follows:

1. Agreement to Tender.

(a) Prior to the Termination Date (as defined herein), if requested in writing by Parent, but in no event prior to such written request, each Stockholder hereby severally agrees to tender, or cause to be tendered, pursuant to and in accordance with the terms of the Offer, such Stockholder’s Covered Shares (other than unexercised options, warrants, and other rights to acquire Shares and other than any Shares as to which the Stockholder does not have the power to dispose of or direct the disposition of such Shares, or has such power only in a fiduciary capacity for the benefit of Persons other than those who are parties to this Agreement), and agrees that it will not withdraw or permit the withdrawal of such Shares from the Offer. Within three (3) Business Days after receipt of the written request of Parent, but in no event prior to receipt of such written request, each Stockholder will: (i) deliver to the Exchange Agent designated in the Offer (A) a properly completed letter of election and transmittal with respect to such

Stockholder’s Covered Shares complying with the terms of the Offer, (B) if and to the extent such Covered Shares are held in certificated form, the certificates representing the Covered Shares, and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer; and/or (ii) instruct its broker or such other Person who is the holder of any of such Stockholder’s Covered Shares to promptly tender such Shares in the Offer pursuant to and in accordance with the terms and conditions of the Offer.

(b) Each Stockholder acknowledges and agrees that Merger Sub’s obligation to accept for payment Shares tendered in the Offer, including any Shares tendered by any Stockholder, is subject to the terms and conditions of the Merger Agreement and the Offer.

2. Agreement to Vote.

(a) Prior to the Termination Date and regardless of whether such Stockholder tenders any Covered Shares pursuant to Section 1, each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company (x) when a meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any, and (y) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement, adoption and approval of the Merger Agreement and the terms thereof and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement (whether or not recommended by the Company Board), and (ii) against (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger), (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement, and (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent.

(b) Prior to the Termination Date and at any time after the Acceptance Date, each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company (x) when a meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any, and (y) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares (i) in favor of all necessary and desirable actions to cause the election (and maintenance) of the Parent designees to the Company’s Board of Directors (the “Parent Directors”) pursuant to Section 1.4 of the Merger Agreement, and (ii) against, unless requested by Parent, the removal of any of the Parent Directors.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE EXECUTIVE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO TENDER ON BEHALF OF THE STOCKHOLDER THE COVERED SHARES IF SUCH STOCKHOLDER FAILS TO TENDER SUCH COVERED SHARES WITHIN THREE (3) BUSINESS DAYS AFTER THE RECEIPT OF A WRITTEN REQUEST FROM PARENT TO DO SO, AND TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 2. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND

HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b) The proxy granted in this Section 3 shall automatically expire upon the Termination Date of this Agreement.

4. No Inconsistent Agreements. Each Stockholder (severally and not jointly) hereby covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

5. Termination; Amendments to Offer.

(a) This Agreement shall terminate automatically upon the earliest to occur of (i) the Effective Time, (ii) written notice of termination of this Agreement is delivered by Parent to the Stockholders, (iii) the Outside Date, (iv) the termination of the Merger Agreement in accordance with its terms, (v) the date on which Parent or Merger Sub terminates, withdraws, or abandons the Offer, (vi) the date on which the Offer is revised in a manner that violates the limitations set forth in Section 5(b), or (vii) the date on which a Person (other than Parent or Merger Sub) acquires more than 50% of the Company’s outstanding voting securities on a fully-diluted basis (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 14 to 27 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a material breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

(b) Notwithstanding anything to the contrary herein, no amendment to the Offer in accordance with the Merger Agreement shall release any Covered Shares from this Agreement prior to the Termination Date otherwise determined in accordance with Section 5(a) unless such amendment (x) is made without the written consent of the Company pursuant to Section 1.1(b) of the Merger Agreement, and (y) except if made pursuant to Section 6.2(e) of the Merger Agreement to the extent set forth below, (i) reduces the Offer Consideration, (ii) changes the form of consideration payable, (iii) reduces the number of Shares to be purchased by Merger Sub, (iv) waives or amends the Minimum Condition, (v) adds to the Offer Conditions or imposes any other conditions, (vi) extends the expiration date beyond the Outside Date, or (vii) otherwise amends, modifies or supplements any Offer Condition or any term of the Offer set forth in the Merger Agreement in a manner adverse to the holders of Shares. Parent may amend the Offer without violation of the foregoing limitations and without releasing the Covered Shares in connection with its “match” right set forth in Section 6.2(e) of the Merger Agreement in order to cause the Offer to comply with its bona fide proposal(s) pursuant to Section 6.2(e), provided that such “match” right-to-adjust shall not apply to Section 5(b)(iv) above and shall apply to Section 5(b)(vii) above only to the extent that the revised Offer, taken as a whole (as opposed to any individual term), has not been revised in a manner adverse to the holders of Shares. Any amendment that is not permitted pursuant to the foregoing shall entitle a Stockholder to terminate this Agreement pursuant to Section 5(a)(vi).

6. Representations and Warranties of Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Parent as follows:

(a) Such Stockholder is the record and beneficial owner of, and has good and valid title to, the Owned Shares set forth opposite its name on Schedule A hereto, free and clear of Liens except as created by this Agreement, the terms of the Company charter and bylaws, or applicable federal and state securities laws. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement applicable to such Stockholder, in each case with respect to all of those Owned Shares set forth opposite its name on Schedule A hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable federal and state securities laws and the terms of this Agreement. As of the date hereof, other than such Stockholder’s Owned Shares, such Stockholder does not own beneficially or of record any Shares or other voting securities of the Company or any interest therein. Such Stockholder’s Owned Shares are not subject to any voting trust agreement or other Contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer of such Owned Shares. Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Owned Shares, except as contemplated by this Agreement.

(b) Each Stockholder has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Stockholder to perform its obligations hereunder.

(d) There is no action, suit, investigation, complaint or other proceeding pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder or that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by such Stockholder of its obligations under this Agreement.

(e) Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

7. Certain Covenants of Stockholder. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a) Prior to the Termination Date, such Stockholder will not take any action or fail to take any action, or cause the Company or any other Representative to take any action or fail to take any action, that would constitute, or be reasonably likely to result in, a breach of the Company’s covenants and agreements under Section 6.2 of the Merger Agreement.

(b) Prior to the Termination Date, such Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein

(including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect, in any material respect, or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Such Stockholder hereby authorizes and requests the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of such Stockholder’s Covered Shares and that this Agreement places limits on the voting of the Covered Shares. If so requested by Parent, such Stockholder agrees that the certificates representing Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 3(a). Notwithstanding anything to the contrary in this Agreement, the Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable Law, to such Stockholder’s spouse, ancestors, descendants or any trust controlled by the Stockholder for any of their benefit, and with respect to any Stockholder that is not a natural Person, to such Stockholder’s Affiliates; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if it had been the Stockholder originally party hereto, and shall have agreed in writing with Parent to hold such Covered Shares or interest in such Covered Shares subject to all of the terms and provisions of this Agreement.

(c) Prior to the Termination Date, such Stockholder shall promptly notify Parent of the number of any new Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by such Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof. Any such Shares or other voting securities of the Company shall automatically become subject to the terms of this Agreement, and Schedule A shall be adjusted accordingly.

8. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director or officer of the Company, as applicable, and nothing in this Agreement shall restrict or limit the ability of any Stockholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company.

9. No Ownership Interest. Nothing in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership of or with respect to any Covered Shares. Beyond what is expressly provided in this Agreement, all ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and neither Parent nor any of its Affiliates shall have any authority to direct any of the Stockholders in the voting or disposition of any of the Covered Shares.

10. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable Law.

11. Disclosure. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC or the New York Stock Exchange and in the TO Statement and Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement; provided that the Stockholders shall have a reasonable opportunity to review and comment on any such announcement or disclosure prior to its publication, filing or disclosure.

12. Further Assurances. From time to time, at the request of Parent and without further consideration, each Stockholder shall take such further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

13. Non-Survival of Representations and Warranties. None of the representations and warranties of the Stockholders contained herein shall survive the Termination Date.

14. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

15. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

(ii) If to Parent:

CryoLife, Inc.
1655 Roberts Boulevard N.W.
Kennesaw, GA 30144
Attn: Chief Financial Officer
And
Attn: General Counsel

with a copy (which shall not constitute notice) to:

Arnall Golden Gregory LLP
171 17th Street NW, Suite 2100
Atlanta, GA 30363
Attention: B. Joseph Alley, Jr.

17. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

18. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

19. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the State of Florida.

20. Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Federal or state courts with jurisdiction over all or part of Leon County, Florida, provided that if jurisdiction is not then available in such courts, then any such legal action or proceeding may be brought in any federal court located in the State of Florida or any other Florida state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Florida, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Florida as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Florida as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

21. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Parent; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

22. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal or state courts with jurisdiction over all or part of Leon County, Florida, provided that if jurisdiction is not then available in such courts, then in any federal court located in the State of Florida or any other Florida state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

23. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

24. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Stockholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Stockholders who execute this Agreement.

26. Confidentiality. Each Stockholder agrees, (i) except as required by Law or legal process, (ii) as reasonably necessary or appropriate to defend, maintain, initiate or respond to any Action (whether by a Governmental Entity or other Person) or (iii) as to any communications among the Stockholders, the parties to the Merger Agreement or their respective accountants, attorneys, investment bankers and agents (to the extent they are providing services in connection with the Offer and the Merger) (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) not to divulge any such non-public information to any third Person.

27. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

28. Several Obligations of Stockholders. The covenants, agreements, representations, warranties and obligations of the respective Stockholders hereunder are their respective several (and not joint) covenants, agreements, representations, warranties and obligations, and no Stockholder shall have any responsibility or liability for any of the covenants, agreements, representations, warranties and obligations of any other Stockholder.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

PARENT:

CRYOLIFE, INC.

By:
Name:

Title:

STOCKHOLDERS:

Schedule A

Schedule of Stockholders

Stockholder	Address	Shares

Exhibit B

CONDITIONS TO THE OFFER

Notwithstanding any other term of the Offer or the Merger Agreement, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer and, subject to the terms of the Merger Agreement, may delay the acceptance for payment of or payment for Shares or may terminate or amend the Offer, if:

(a) prior to the expiration of the Offer, there shall not have been validly tendered and not withdrawn a number of Shares (excluding Shares tendered by guaranteed delivery for which the underlying Shares have not been received) that, together with the Shares, if any, then owned by Parent or any of its Subsidiaries, would represent no more than forty-nine and nine-tenths percent (49.9%) of the outstanding Shares on the date of purchase (which means, as of any time, the number of Shares outstanding, together with all Shares that the Company would be required to issue pursuant to the conversion or exercise of all options, rights and securities convertible into or exercisable for Shares or otherwise) (the “Minimum Condition”).

(b) at any time on or after the date of the Original Agreement and before or at the time of the acceptance of such Shares for payment or the payment therefor, any of the following conditions shall exist:

(i) there shall be pending any Action by any Governmental Entity, that seeks, to (A) make illegal or otherwise prohibit the consummation of the Offer or the Merger or (B) prohibit or materially limit the ownership, operation or control by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, which would be material in the context of the value of the Company and its Subsidiaries taken as a whole, to Parent upon consummation of the Offer and the Merger, or to Parent and its Subsidiaries taken as a whole, or (C) impose material limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any Shares (or shares of capital stock of the Surviving Corporation), including the right to vote the Shares purchased or owned by them on all matters properly presented to stockholders of the Company;

(ii) since the date of the Original Agreement, there shall be enacted, entered, promulgated any Law by any Governmental Entity that would, directly or indirectly, result in any of the consequences referred to in clauses (A) through (C) of paragraph (b)(i) above;

(iii) since the date of the Original Agreement, there shall have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually on in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(iv) (A) the Company shall have breached or failed to comply in any material respect with any of its obligations, covenants or agreements under the Merger Agreement required to be performed prior to the expiration of the Offer that has not been cured prior to the date for acceptance and payment of the Shares, (B) (1) the representations and warranties of the Company set forth in Section 4.2(a), Section 4.4, the last sentence of Section 4.6(a), the first sentence of Section 4.6(b), and the last sentence of Section 4.24 shall not be true and correct as of the date of the Original Agreement or as of the time for acceptance of and payment for the Shares in the Offer as if made as of the time of such determination (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), provided, that the representations made in Section 4.2(a) shall be deemed to be true and correct if such representation does not contain more than a de minimis accuracy; or (2) any of the remaining representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct as of the date of the Original Agreement or as of the time for acceptance and payment of the Shares as if made as of the time of such determination (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of such representations or warranties the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and “Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded), or (C) Parent and Merger Sub shall have failed to receive a certificate of an executive officer of the Company, dated as of the scheduled expiration date of the Offer, to the effect set forth in the foregoing clauses (A) and (B) and such failure to be so true and correct has not been cured prior to the date for acceptance and payment of the Shares; or

(v) the Merger Agreement shall have been terminated in accordance with its terms or shall have been amended in accordance with its terms to provide for such termination.

The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition, in whole or in part at any applicable time or from time to time in their sole discretion prior to the expiration of the Offer, except that the conditions relating to receipt of any approvals from any Governmental Entity may be asserted at any time prior to the acceptance for payment of Shares, and all conditions (except for the Minimum Condition and the conditions in clauses (b) or (c) of this Exhibit B) may be waived by Parent or Merger Sub in their sole discretion in whole or in part at any applicable time or from time to time, in each case subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC. The failure of Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

Capitalized terms used in this Exhibit B and not otherwise defined shall have the respective meanings assigned thereto in the Merger Agreement to which this Exhibit B is attached (the “Merger Agreement”).

Exhibit C

FORM OF ARTICLES OF INCORPORATION

RESTATED ARTICLES OF INCORPORATION

OF
CARDIOGENESIS CORPORATION

The undersigned certify that:

1. They are the President and the Secretary, respectively, of Cardiogenesis Corporation, a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

ARTICLE I

The name of this corporation is Cardiogenesis Corporation.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

This corporation is authorized to issue only one class of shares, and the total number of shares that this corporation is authorized to issue is 10,000, no par value.

ARTICLE IV

Section 1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation or its shareholders. This corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where this corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317, as amended.

Section 3. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of this corporation is [          ]. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:          , 2011

Name:     Steven G. Anderson
Title: President

Name:     Suzanne K. Gabbert

Title:	Secretary

Exhibit D

FORM OF BYLAWS

SECOND AMENDED AND RESTATED BYLAWS

OF

CARDIOGENESIS CORPORATION
a California corporation

ARTICLE 1
CERTAIN DEFINITIONS

The term “Board” shall mean the Corporation’s Board of Directors.

The phrase “electronic transmission by the corporation” shall mean a communication (a) delivered by (1) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the corporation, (2) posting on an electronic message board or network which the corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (3) other means of electronic communication, (b) to a recipient who has provided an unrevoked consent to the use of those means of transmission for communications under or pursuant to this code and (c) that creates a record that is capable of retention, retrieval and review, and that may thereafter be rendered into clearly legible tangible form.

Nevertheless, an electronic transmission by a corporation to an individual shareholder or director recipient is not authorized unless, in addition to satisfying the requirements above, the corporation also satisfies the following requirements:

(A) prior to giving consent, the recipient is provided with a clear and conspicuous statement that describes:

(i) the recipient’s right to withdraw the consent and any conditions, consequences, or fees in the event of such withdrawal;

(ii) whether the consent applies only to a particular communication between the corporation and the recipient or to identified categories of communications or all categories of communications by and to the corporation;

(iii) procedures for withdrawing consent;

(iv) procedures for updating the recipient’s contact information for electronic transmissions; and

(iv) how, after the consent, the recipient may obtain a paper copy of a record or other communication sent by means of electronic transmission, and whether any fee will be charged for such copy and any other terms and conditions applicable to the receipt such paper copy;

(B) the recipient —

(i) prior to consenting, is provided with a statement of the hardware and software requirements for access to and retention of the records sent by electronic transmission; and

(ii) consents electronically, or confirms his or her consent electronically, in a manner that reasonably demonstrates that the recipient can access information in the electronic form that will be used to provide the information that is the subject of the consent; and

(C) if after the recipient’s consent a change occurs in the hardware or software requirements needed to access or retain the records sent by electronic transmission, the corporation shall provide the recipient with a statement of the revised hardware and software requirements for access to and retention of the records sent by electronic transmission, offer the recipient the right to withdraw consent without the imposition of any fees for such withdrawal and without the imposition of any condition or consequence that was not disclosed previously; and shall again comply with paragraph (B) above.

The phrase “electronic transmission to the corporation” shall mean a communication (a) delivered by (1) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, which the corporation has provided from time to time to shareholders or members and directors for sending communications to the corporation, (2) posting on an electronic message board or network which the corporation has designated for those communications, and which transmission shall be validly delivered upon the posting, or (3) other means of electronic communication (b) as to which the corporation has placed in effect reasonable measures to verify that the sender is the shareholder or member (in person or by proxy) or director purporting to send the transmission, and (c) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

The term “proxy” shall mean a written authorization signed or an electronic transmission authorized by a shareholder or the shareholder’s attorney-in-fact giving another person or persons power to vote with respect to the shares of such shareholder.

The term “writing” shall include any form of recorded message capable of comprehension by ordinary visual means, including, but not limited to, electronic transmissions to and from the corporation.

ARTICLE 2
OFFICES

Section 2.1 Principal Executive Office.

The principal executive office of the corporation is hereby fixed and located at: 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144. The Board is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted by the Secretary in a schedule attached hereto, or this Section 2.1 may be amended to state the new location.

Section 2.2 Other Offices.

Other business offices may at any time be established at any place or places specified by the Board.

ARTICLE 3
MEETINGS OF SHAREHOLDERS

Section 3.1 Place of Meetings.

All meetings of shareholders shall be held at the principal executive office of the corporation or at any other place within or without the State of California specified by the Board, or, to the extent permitted by Section 3.5, by electronic communication.

Section 3.2 Annual Meeting.

The annual meeting of the shareholders, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board. At the annual meeting directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted that is within the power of the shareholders.

Section 3.3 Notice of Annual Meeting.

(a) Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally, by electronic transmission by the corporation, or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined in accordance with Section 605 of the California Corporations Code) on the record date for the meeting, by third-class mail, or by other means of written communication, charges prepaid, addressed to such shareholder at the shareholder’s address appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice.

(b) If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given to such shareholder if addressed to the shareholder at the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

(c) Notice given by electronic transmission by the corporation shall be valid only if such notice complies with the procedures set forth in such definition and as long as neither of the following has occurred: (1) the corporation is unable to deliver two consecutive notices to the shareholder by that means; or (2) the inability to so deliver the notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice. If the circumstances described in either clauses (1) or (2) above occurs with respect to a shareholder, the corporation shall again obtain the consent of such shareholder as required by the definition of “electronic transmission by the corporation” set forth above prior to utilizing electronic transmission by the corporation to provide notices of shareholders meetings to such shareholder.

(d) All such notices shall be given to each shareholder entitled thereto not less than 10 days (or, if sent by third-class mail, 30 days) nor more than 60 days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the corporation, or deposited in the mail or sent by other means of written communication. An affidavit of mailing or electronic transmission of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation, shall be prima facie evidence of the giving of the notice.

Such notice shall specify:

(1) the place (unless the meeting is to be conducted solely by electronic transmission by and to the corporation pursuant to Section 3.5), the date, and the hour of such meeting;

(2) if the meeting is to be conducted in whole or in part by means of electronic communication by and to the corporation, (i) the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting and (ii) notice that absent the valid consent of all of the shareholders of the corporation for the utilization of electronic transmission by and to the corporation as required by such definitions, the meeting shall include a physical location;

(3) those matters that the Board, at the time of the mailing of the notice, intends to present for action by the shareholders (but, subject to the provisions of subsection (4) below, any proper matter may be presented at the meeting for such action);

(4) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board for election;

(5) the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the California Corporations Code, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

(6) such other matters, if any, as may be expressly required by statute.

Section 3.4 Special Meetings.

Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board (if there be such an officer appointed), by the President, by the Board, or by one or more shareholders entitled to cast not less than 10% of the votes at the meeting.

Section 3.5 Annual or Special Meeting by Electronic Communication.

A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the corporation or by electronic video screen communication (a) if the corporation implements measures to provide shareholders (in person or by proxy) an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (b) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the corporation or electronic video screen communication, a record of that vote or action is maintained by the corporation. If authorized by the Board in its sole discretion, and subject to the statutory requirements of shareholder consent then in effect and those guidelines and procedures as the Board may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the corporation or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the corporation or by electronic video screen communication, in accordance with this Section 3.5. A shareholder’s participation in a meeting of the shareholders by electronic communication by and to the corporation is predicated upon the consent of such shareholder to electronic communication by the corporation. Unless all of the shareholders have consented to the use of electronic transmission by and to the corporation for the purposes of a shareholders meeting (or to the use of such transmissions for such meetings generally) a shareholders’ meeting shall include a physical location determined in accordance with Section 3.1.

Section 3.6 Notice of Special Meetings.

Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board (if there be such an officer appointed), President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. Except in special cases where other express provision is made by statute, notice of any special meeting of shareholders shall be given in the same manner as for annual meetings of shareholders. In addition to the matters required by Section 3.3(d)(1) and, if applicable, Section 3.3(d)(2) through Section 3.3(d)(6) of these Bylaws, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 3.7 Quorum.

The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a different number or voting by classes is required by the California Corporations Code, the Articles of Incorporation or these Bylaws. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the shares present in person or represented by proxy thereat and entitled to vote, but in the absence of a quorum no other business may be transacted at such meeting, except that the shareholders present or represented by proxy at a duly called or held meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, or if required by the California Corporations Code or the Articles of Incorporation, the vote of a greater number or voting by classes.

Section 3.8 Adjourned Meeting and Notice.

When any shareholders’ meeting, either annual or special, is adjourned for more than 45 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which the shareholders may participate), or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 3.9 Record Date.

(a) The Board may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution, or allotment of any rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of such meeting, nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or these Bylaws.

(b) If no record date is fixed:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Section 3.10 Voting.

(a) Except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holders of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

(b) Subject to the provisions of Sections 702 through 704 of the California Corporations Code (relating to voting of shares held by a fiduciary, receiver, pledgee, or minor, in the name of a corporation, or in joint ownership), persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date shall be entitled to vote at the meeting of shareholders. Such vote may be live by voice or by ballot; provided that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Shares of this corporation owned by a corporation more than 25% of the voting power of which is owned directly by this corporation, or indirectly through one or more majority-owned subsidiaries of this corporation, shall not be entitled to vote on any matter.

(c) In an uncontested election, only candidates for directors receiving the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of the shareholders, in accordance with Section 603(d) of the California Corporations Code, shall be elected. For purposes of this subsection (c), an “uncontested election” means an election of directors in which, at the expiration of the time fixed by the Board that is not more than 14 days before notice is given of the meeting at which the election is to occur, the number of candidates for election does not exceed the number of directors to be elected by the shareholders at that election.

(d) The candidates for directors receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected and votes against a director and votes withheld shall have no legal effect.

Section 3.11 Proxies.

(a) Every person entitled to vote shares (including voting by written consent) may authorize another person or other persons to act by proxy with respect to such shares. For purposes of this Section 3.11, “signed” means the placing of the shareholder’s name or other authorization on the proxy (whether by manual signature, typewriting, telegraphic, or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A proxy may be transmitted by an oral telephone transmission if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder, or his or her attorney-in-fact. Any proxy duly executed is not revoked and continues in full force and effect until (1) a written instrument revoking it is filed with the Secretary of the corporation prior to the vote pursuant thereto, (2) a subsequent proxy executed by the person executing the prior proxy is presented to the meeting, (3) the person executing the proxy attends the meeting and votes in person, or (4) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided in the proxy. Notwithstanding the foregoing sentence, a proxy that states that it is irrevocable, is irrevocable for the period specified therein to the extent permitted by Sections 705(e) and 705(f) of the California Corporations Code. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(b) As long as no outstanding class of securities of the corporation is registered under Section 12 of the Securities Exchange Act, as amended, or is not exempted from such registration by Section 12(g)(2) of such Act, any form of proxy or written consent distributed to 10 or more shareholders of the corporation when outstanding shares of the corporation are held of record by 100 or more persons shall afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted upon at the meeting for which the proxy is solicited or by such written consent, other than elections to office, and shall provide, subject to reasonable specified conditions, that where the person solicited specifies a choice with respect to any such matter the shares will be voted in accordance therewith. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted for the election of a director.

Section 3.12 Validation of Defectively Called or Noticed Meetings.

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, provides a waiver of notice or consent to the holding of the meeting or approval of the minutes thereof in writing. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by these Bylaws or by the California Corporations Code to be included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or these Bylaws, or unless the meeting involves one or more matters specified in Section 3.3(d)(4) of these Bylaws.

Section 3.13 Action Without Meeting.

(a) Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors (other than a vacancy created by removal of a director) by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

Any other action that may be taken at a meeting of the shareholders, may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Unless the consents of all shareholders entitled to vote have been solicited in writing:

(1) notice of any proposed shareholder approval of (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation, (iii) a reorganization of the corporation as defined in Section 181 of the California Corporations Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least 10 days before the consummation of the action authorized by such approval in accordance with Section 3.3 of these Bylaws; and

(2) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner provided in Section 3.3 of these Bylaws.

Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent personally or by proxy by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 3.14 Inspectors of Election.

(a) In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chair of any such meeting may, and on the request of any shareholder or the holder of such shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or holders of proxies, the majority of shares represented in person or by proxy shall determine whether one inspector or three inspectors are to be appointed.

(b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE 4
BOARD

Section 4.1 Powers; Approval of Loans to Officers.

(a) Subject to the provisions of the California Corporations Code and any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

(b) The corporation may, upon approval of the Board alone, make loans of money or property to, or guarantee the obligations of, any officer (whether or not a director) of the corporation or of its parent, or adopt an employee benefit plan authorizing such loans or guaranties, provided that:

(1) the Board determines that such a loan, guaranty, or plan may reasonably be expected to benefit the corporation;

(2) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the California Corporations Code) on the date of approval by the Board;

(3) the approval by the Board is by a vote sufficient without counting the vote of any interested director(s); and

(4) the loan is otherwise made in compliance with Section 315 of the California Corporations Code.

Section 4.2 Number and Qualification of Directors.

The authorized number of directors shall be one (1) until changed by an amendment of the Articles of Incorporation or these Bylaws duly adopted by a vote or written consent of holders of a majority of the outstanding shares.

Section 4.3 Election and Term of Office.

The directors shall be elected at each annual meeting of shareholders, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.

Section 4.4 Vacancies.

A vacancy in the Board shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors is increased, if the incorporator or incorporators have failed to appoint the authorized number of directors in any resolution for appointment of directors upon the initial organization of the corporation, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the Board, except for a vacancy created by the removal of a director, may be filled by a majority of the directors present at a meeting at which a quorum is present, or if the number of directors then in office is less than a quorum, (a) by the unanimous written consent of the directors then in office, (b) by the vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice in compliance with these Bylaws, or (c) by a sole remaining director. Each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of all of the holders of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal which requires the unanimous written consent of all shares entitled to vote for the election of directors shall require the consent of holders of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal shall require the unanimous written consent of all shares entitled to vote for the election of directors.

Any director may resign effective upon giving written notice to the Chairman of the Board (if there be such an officer appointed), the President, the Secretary or the Board of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

Section 4.5 Time and Place of Meetings.

The Board shall hold a regular meeting immediately after the meeting of shareholders at which it is elected and at the place where such meeting is held, or as shall otherwise be fixed by the Board, for the purpose of organization, election of officers of the corporation and the transaction of other business. Notice of such meeting is hereby dispensed with. Other regular meetings of the Board shall be held without notice at such times and places as are fixed by the Board. Special meetings of the Board may be held at any time whenever called by the Chairman of the Board (if there be such an officer appointed), the President, any Vice President, the Secretary or any two directors.

Except as hereinabove provided in this Section 4.5, all meetings of the Board may be held at any place within or without the State of California that has been designated by resolution of the Board as the place for the holding of regular meetings, or by written consent of all directors as specified in the notice for the meeting or, if designated by the Board, by means of conference telephone, electronic video screen communication or electronic transmission by and to the corporation. In the absence of such designation, meetings of the Board shall be held at the principal executive office of the corporation.

Section 4.6 Notice of Special Meetings.

Notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, telegraph, facsimile (or other electronic transmission by the corporation), or mail, charges prepaid, addressed to the director at the director’s address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, telegraph, facsimile, electronic mail message or other electronic transmission by the corporation, it shall be so delivered at least 48 hours prior to the time of the holding of the meeting. Any such transmission of notice, as above provided, shall be due, legal and personal notice to such director. As used herein, notice by telephone shall be deemed to include a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient’s designated voice mailbox or address on such a system.

Notice of a meeting need not be given to any director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof in writing, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

Section 4.7 Action at a Meeting: Quorum and Required Vote.

(a) Presence of a majority of the authorized number of directors at a meeting of the Board constitutes a quorum for the transaction of business, except as hereinafter provided.

(b) Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication or electronic transmission by and to the corporation. Participation in a meeting through use of conference telephone or electronic video screen communication pursuant to this subsection (b) constitutes presence in person at such meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the corporation, other than conference telephone or electronic video screen communication (to which the restrictions in this sentence do not apply), pursuant to this subsection (b) constitutes presence in person at such meeting, if both of the following apply: (1) each member participating in the meeting can communicate with all of the other members concurrently, and (2) each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.

(c) Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 4.8 Action Without a Meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. All members of the board shall include an “interested director” or a “common director” as described in Sections 310(a) or (b) of the California Corporations Code, who abstains in writing from providing consent, where the material facts of the contract or transaction, and the interest or other directorship of the interested or common director are fully disclosed to the non-interested or non-common directors prior to their execution of the written consent or consents, such disclosures are conspicuously included in the written consent or consents executed by the non-interested or non-common directors, and non-interested or non-common directors constituting a quorum approve the action.

Section 4.9 Adjourned Meeting and Notice.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 4.10 Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

Section 4.11 Appointment of Executive and Other Committees.

The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have all the authority of the Board, except with respect to:

(a) The approval of any action for which the California Corporations Code also requires shareholders’ approval or approval of the outstanding shares.

(b) The filling of vacancies on the Board or in any committee.

(c) The fixing of compensation of the directors for serving on the Board or on any committee.

(d) The amendment or repeal of these Bylaws or the adoption of new Bylaws.

(e) The amendment or repeal of any resolution of the Board that by its express terms is not so amendable or repealable.

(f) A distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range determined by the Board.

(g) The appointment of other committees of the Board or the members thereof.

The provisions of Section 4.5 through Section 4.9 of these Bylaws also apply, mutatis mutandis, to committees of the Board and action by such committees.

ARTICLE 5
OFFICERS

Section 5.1 Officers.

The officers of the corporation shall consist of the President, the Secretary and the Treasurer, and each of them shall be appointed by the Board. The corporation may also have a Chairman of the Board, one or more Vice Presidents, a Controller, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed by the Board, or with authorization from the Board by the President. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board. Any two or more of such offices may be held by the same person. The Board may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

All officers of the corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board following the meeting of shareholders at which the Board is elected, and until their successors are elected; provided that all officers, as well as any other employee or agent of the corporation, may be removed at any time at the pleasure of the Board, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board, and upon the removal, resignation, death or incapacity of any officer, the Board or the President, in cases where he or she has been vested by the Board with power to appoint, may declare such office vacant and fill such vacancy. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

Any officer may resign at any time by giving written notice to the Board, the President, or the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The salary and other compensation of the officers shall be fixed from time to time by resolution of or in the manner determined by the Board.

Section 5.2 The Chairman of the Board.

The Chairman of the Board (if there be such an officer appointed) shall, when present, preside at all meetings of the Board and shall perform all the duties commonly incident to that office. The Chairman of the Board shall have authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation (except where by law the signature of the President is required), and shall perform such other duties as the Board may from time to time determine.

Section 5.3 The President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the President shall be the chief executive officer of the corporation and shall perform all the duties commonly incident to that office. The President shall have authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there is none, at all meetings of the Board, and shall perform such other duties as the Board may from time to time determine.

Section 5.4 Vice Presidents.

The Vice Presidents (if there be such officers appointed), in the order of their seniority (unless otherwise established by the Board), may assume and perform the duties of the President in the absence or disability of the President or whenever the offices of the Chairman of the Board and President are vacant. The Vice Presidents shall have such titles, perform such other duties, and have such other powers as the Board, the President or these Bylaws may designate from time to time.

Section 5.5 The Secretary.

The Secretary shall attend all meetings of the stockholders and of the Board and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation, which may be maintained in either paper or electronic form. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board and any Committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board shall designate from time to time. The President may direct any assistant secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each assistant secretary shall perform such other duties and have such other powers as the Board or the President shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board or the President may designate from time to time.

Section 5.6 Treasurer.

The Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board or the President. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board or the President shall designate from time to time. The President may direct any assistant treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each assistant treasurer shall perform such other duties and have such other powers as the Board or the President shall designate from time to time.

ARTICLE 6
EXECUTION OF CORPORATE INSTRUMENTS, RATIFICATION,
AND VOTING OF STOCKS OWNED BY THE CORPORATION

Section 6.1 Execution of Corporate Instruments.

In its discretion, the Board may determine the method and designate the signatory officer or officers or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation, or in special accounts of the corporation, shall be signed by such person or persons as the Board shall authorize to do so.

The Board shall designate an officer who personally, or through his representative, shall vote shares of other corporations standing in the name of this corporation. The authority to vote shares shall include the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

Section 6.2 Ratification by Shareholders.

In its discretion, the Board may submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act that shall be approved or ratified by the holders of a majority of the voting power of the corporation shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

Section 6.3 Voting of Stocks Owned by the Corporation.

All stock of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board, or in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), the President or any Vice President, or by any other person authorized to do so by the Chairman of the Board, the President or any Vice President.

ARTICLE 7
ANNUAL AND OTHER REPORTS

Section 7.1 Reports to Shareholders.

The Board of the corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year, and at least 15 days (or, if sent by third-class mail, 35 days) prior to the annual meeting of shareholders to be held during the next fiscal year. If approved by the Board, the report and any accompanying material may be sent by electronic transmission by the corporation. This report shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation. This report shall also contain such other matters as required by Section 1501(b) of the California Corporations Code, unless the corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, and is not exempted therefrom under Section 12(g)(2) thereof. As long as the corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the California Corporations Code), the foregoing requirement of an annual report is hereby waived.

If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver (including by electronic transmission by the corporation or mail to the person making the request within 30 days thereafter) the financial statements for such year as required by Section 1501(a) of the California Corporations Code. A shareholder or shareholders holding at least 5% of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year, unless such report has been waived under these Bylaws. The statements shall be delivered (including by electronic transmission by the corporation if such transmission is permitted to such shareholder pursuant to such definition) or mailed to the person making the request within 30 days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for 12 months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements, or a copy shall be mailed to the shareholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 7.2 Report of Shareholder Vote.

For a period of 60 days following the conclusion of an annual, regular, or special meeting of shareholders, the corporation shall, upon written request from a shareholder, forthwith inform the shareholder of the result of any particular vote of shareholders taken at the meeting, including the number of shares voting for, the number of shares voting against, and the number of shares abstaining or withheld from voting. If the matter voted on was the election of directors, the corporation shall report the number of shares (or votes if voted cumulatively) cast for each nominee for director. If more than one class or series of shares voted, the report shall state the appropriate numbers by class and series of shares.

Section 7.3 Reports to the Secretary of State.

(a) Except as otherwise required by the Secretary of State, every year, during the calendar month in which the original Articles of Incorporation were filed with the California Secretary of State, or during the preceding five calendar months, the corporation shall file a certified statement with the Secretary of State on the prescribed form, setting forth the names and complete business or residence addresses of all incumbent directors; the number of vacancies on the Board, if any; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation’s principal executive office or principal business office in California; a statement of the general type of business constituting the principal business activity of the corporation; and a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the California Corporations Code.

(b) Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in the corporation’s last annual statement on file in the Secretary of State’s office, the corporation may in lieu of filing the annual statement described in paragraph (a) of this section, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period, as permitted by Section 1502 of the California Corporations Code.

ARTICLE 8
SHARES OF STOCK

Section 8.1 Stock Certificates.

Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board (if there be such officers appointed) or the President or a Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legends or other statements as may be required by Sections 417 and 418 of the California Corporations Code, the Corporate Securities Law of 1968, federal or other state securities laws, and any agreement between the corporation and the issuee of the certificate.

Certificates for shares may be issued prior to full payment, under such restrictions and for such purposes as the Board or these Bylaws may provide; provided, however, that the certificate issued to represent any such partly paid shares shall state on the face thereof the total amount of the consideration to be paid therefor, the amount remaining unpaid and the terms of payment.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (a) the old certificate is lost, apparently destroyed or wrongfully taken; (b) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (c) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (d) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (e) the owner satisfies any other reasonable requirement imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

Section 8.2 Uncertificated Shares.

Notwithstanding Section 8.1, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates under Sections 417, 418, and 1302 of the California Corporations Code, and as may be required by the commissioner in administering the Corporate Securities Law of 1968, which system (a) has been approved by the United States Securities and Exchange Commission, (b) is authorized in any statute of the United States, or (c) is in accordance with Division 8 (commencing with Section 8101) of the California Commercial Code. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

ARTICLE 9
INSPECTION OF CORPORATE RECORDS

Section 9.1 General Records.

The accounting books and records and the minutes of proceedings of the shareholders, the Board and committees thereof of the corporation and any subsidiary of the corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. Minutes of proceedings of the shareholders, Board, and committees thereof and other books and records shall be kept either in written form or in another form capable of being converted into clearly legible tangible form or any combination of the foregoing.

A shareholder or shareholders holding at least 5% in the aggregate of the outstanding voting shares of the corporation or who hold at least 1% of such voting shares shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation or to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiaries. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 9.2 Inspection of Bylaws.

The corporation shall keep at its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or shall otherwise provide upon written request of any shareholder if it has no such office in California) the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE 10
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 10.1 Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”) by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter “Expenses”); provided that except as to actions to enforce indemnification rights pursuant to Section 10.3, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of the corporation. The right to indemnification conferred in this Article shall be a contract right. It is the corporation’s intention that these Bylaws provide indemnification in excess of that expressly permitted by Section 317 of the California Corporations Code, as authorized by the corporation’s Articles of Incorporation.

Section 10.2 Authority to Advance Expenses.

Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, provided that if required by the California Corporations Code, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured, and no interest shall be charged thereon.

Section 10.3 Right of Claimant to Bring Suit.

If a claim under Section 10.1 or Section 10.2 of these Bylaws is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California Corporations Code for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the California Corporations Code, nor an actual determination by the corporation (including its Board, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 10.4 Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles of Incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 10.5 Authority to Insure.

The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the California Corporations Code.

Section 10.6 Survival of Rights.

The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 10.7 Settlement of Claims.

The corporation shall not be liable to indemnify any Agent under this ARTICLE 10 (1) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (2) for any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

Section 10.8 Effect of Amendment.

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification without the prior written consent of such Agent.

Section 10.9 Subrogation.

In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 10.10 No Duplication of Payments.

The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE 11
AMENDMENTS

Section 11.1 Power of Shareholders.

New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation or by these Bylaws.

Section 11.2 Power of Directors.

Subject to the right of shareholders as provided in Section 11.1 of these Bylaws to adopt, amend or repeal these Bylaws, these Bylaws (other than a bylaw or amendment thereof changing the authorized number of directors, or providing for the approval by the Board, acting alone, of a loan or guarantee to any officer or an employee benefit plan providing for the same) may be adopted, amended or repealed by the Board.

CERTIFICATE OF SECRETARY

The undersigned Secretary of Cardiogenesis Corporation, a California corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of the corporation with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this  day of          , 2011.

Name: Suzanne K. Gabbert
Title:  Secretary

Annex B

4675 MacArthur Court
Suite 1500
Newport Beach, CA 92660
Tel: 949.852.9911
Fax: 949.852.0430
www.brileyco.com
Member FINRA and SIPC

March 22, 2011

The Board of Directors
Cardiogenesis Corporation
11 Musick
Irvine, CA 92618

In care of: Paul J. McCormick, Executive Chairman

Dear Mr. McCormick:

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, to the holders of the common stock, no par value (the “Shares”), of Cardiogenesis Corporation (the “Company”) of the Consideration (as defined below) to be paid to the holders of the Shares, pursuant to the Agreement and Plan of Merger and Reorganization (the “Agreement”), among the Company, CryoLife, Inc. (the “Acquiror”), and CL Falcon, Inc., a Florida corporation and wholly-owned subsidiary of the Acquiror (“Merger Sub”). Pursuant to the Agreement, the Acquiror will cause Merger Sub to commence a tender offer (the “Offer”) for all the outstanding Shares, at a price for each share equal to $.457 payable in cash (the “Consideration”). The Agreement further provides that, following completion of the Offer, Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding Share, other than (i) Shares owned by the Acquiror, Merger Sub (including Shares received in the Offer) or the Company or any of their respective direct or indirect wholly-owned subsidiaries (other than Shares held on behalf of third parties) and (ii) Dissenting Shares, will be converted into the right to receive the Consideration. The terms and conditions of the Offer and the Merger are more fully set forth in the Agreement. Any term not otherwise defined herein shall have the meaning given such term in the Agreement.

Our Opinion specifically addresses the fairness, from a financial point of view, of the Consideration to be received by the holders of Shares in connection with the Offer and the Merger. In conjunction with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

☐	Reviewed and analyzed certain historical and projected financial information for Cardiogenesis;

☐	Interviewed the Company’s management and discussed the Company’s operations, financial conditions, future prospects and business plans;

☐	Reviewed the Company’s audited financial statements for the three fiscal years ended December 31, 2009, and the unaudited financial results for the fiscal year ended December 31, 2010;

☐	Reviewed CryoLife’s audited financial statements for the four fiscal years ended December 31, 2010;

☐	Reviewed certain internal financial statements and forecasts prepared by the Company’s management and also reviewed other financial and operating data concerning the Company, (the “Company Projections”). With respect to the Company Projections, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company;

☐	Reviewed historical prices, trading multiples and trading volume of the common stock of Cardiogenesis;

☐	Reviewed the latest draft of the Agreement, dated March 17, 2011, in substantially final form;

☐	Reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Cardiogenesis;

☐	Reviewed the financial terms and premimuns, to the extent publicly available, of certain comparable merger and acquisition transactions of companies similar to the Company;

☐	Performed a discounted cash flow analysis based on future projected cash flows for the Company prepared by management;

☐	Performed a series of commonly used and widely accepted analyses relating to determining fair value for transactions of this type and profile; and

☐	Conducted such other financial studies, analyses and investigations and evaluated such other information as B. Riley & Co. deemed appropriate.

In connection with rendering our Opinion, B. Riley performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, B. Riley believes that its analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Opinion.

Our Opinion expressed herein is for the benefit of the Company’s Board of Directors on their behalf as representatives of the Company’s stockholders, and our Opinion is rendered in connection with the Board’s consideration of the Offer and the Merger. It is further understood that this Opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without our prior written consent; provided, however, that this Opinion and any description thereof may be included in its entirety in any proxy statement or consent solicitation statement distributed to the Company’s stockholders in connection with the Offer and/or the Merger provided that any such inclusion or description shall be subject to our prior review and approval, which will not be unreasonably withheld. Notwithstanding the foregoing, this Opinion is not intended as and does not constitute a recommendation to any such stockholder as to whether such stockholder should accept the Offer or vote to approve the Merger.

We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which either the Company is a party or may be subject and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We have relied upon and assumed, without independent verification, that the financial information and reports provided to us have been reasonably prepared and reflect the best currently available estimates of the financial results and condition of the Company, and that there have been no material or adverse changes in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed that the Company is not a party to any pending transactions, including external financing, recapitalizations, acquisitions, or merger discussions, other than the Offer and the Merger. We have also assumed that the Offer and the Merger will be consummated in accordance with the Agreement referred to above.

Events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion; however, we do not have any obligation to reaffirm this Opinion. We were not requested to opine as to, and this Opinion does not in any manner address, the Company’s underlying decision to proceed with or effect the Transaction or structure thereof.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our Opinion is necessarily based on business, economic, market and other conditions as they currently exist and can be evaluated by us at the date of this letter. Our Opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on business, economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our Opinion based on circumstances or events occurring after the date hereof. The Opinion does not address the Company’s underlying business decision to proceed with or effect the Offer or the Merger.

For our services in rendering this Opinion, the Company has paid us a fee and has agreed to indemnify us against certain liabilities associated with the issuance of this Opinion. This Opinion has been approved by the Fairness Opinion Committee of B. Riley & Co., LLC.

B. Riley & Co. and our affiliates provide a full range of financial advisory, securities and other financial services in the ordinary course of business for which we receive customary fees. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities (including derivative securities) of the Company or CryoLife for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the Consideration to be received by the Company’s stockholders pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

B. Riley & Co., LLC

Annex C

SECTION 1300-1313 OF THE CALIFORNIA GENERAL CORPORATION LAW

Dissenters’ Rights.

§ 1300. Shareholder in short-form Merger; Purchase at fair market value; “Dissenting shares”; “Dissenting shareholder”

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form Merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form Merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form Merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form Merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the record holder of dissenting shares and includes a transferee of record.

§ 1301. Notice to holder of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form Merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

§ 1302. Stamping or endorsing dissenting shares

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Dissenting shareholder entitled to agreed price with interest thereon; When price to be paid

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304. Action by dissenters to determine whether shares are dissenting shares or fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305. Duty and report of appraisers; Court’s confirmation of report; Determination of fair market value by court; Judgment and payment; Appeal; Costs of action

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306. Prevention of payment to holders of dissenting shares of fair market value; Effect

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307. Disposition of dividends upon dissenting shares

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308. Rights and privileges of dissenting shares; Withdrawal of demand for payment

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309. When dissenting shares lose their status

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§ 1310. Suspension of proceedings for compensation or valuation pending litigation

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311. Shares to which chapter inapplicable

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or Merger.

§ 1312. Attack on validity of reorganization or short-form merger; Rights of shareholders; Burden of proof

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short — form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§ 1313. Conversion deemed to constitute reorganization for purposes of chapter

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

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IMPORTANT SPECIAL MEETING INFORMATION

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